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                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT

                             executed by and between

                       DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,
                                as the Borrower,

                                       AND

                               MELLON BANK, N.A.,
                                  as the Lender

                          Dated: As of December 6, 1996

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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
PREAMBLE AND RECITALS.......................................................1

                                    ARTICLE I

                      DEFINITIONS; RULES OF INTERPRETATION
                     AND CONSTRUCTION; ACCOUNTING PRINCIPLES

Section 1.01  Definitions...................................................2
Section 1.02  Rules of Interpretation and Construction.....................22
Section 1.03  Accounting Principles........................................23


                                   ARTICLE II

                            AMOUNT AND TERMS FOR THE
                   EQUIPMENT LINE OF CREDIT/TERM LOAN FACILITY

Section 2.01  Equipment Line of Credit/Term Loan Facility..................25
Section 2.02  Interest on the Equipment Line of Credit/Term Loans..........27
Section 2.03  Fees.........................................................31
Section 2.04  Voluntary Prepayments........................................32
Section 2.05  Payments; Collection of Accounts.............................33
Section 2.06  Special Provisions Governing Eurodollar Rate Loans...........34
Section 2.07  Increased Capital............................................37
Section 2.08  Authorized Officers of the Borrower..........................37
Section 2.09  Taxes........................................................38
Section 2.10  Security for the Equipment Line of Credit/Term Loan Facility.38
Section 2.11  Yield Maintenance Calculated on Fixed Rate Loans ............38

                                   ARTICLE III

              CONDITIONS TO THE EQUIPMENT LINE OF CREDIT/TERM LOANS

Section 3.01 Conditions Precedent to the Effectiveness of this Loan
             Agreement.....................................................40
Section 3.02 Conditions Precedent to All Equipment Line of Credit/Term
             Loans.........................................................42


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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01  Representations and Warranties on the Effective Date.........44
Section 4.02  Subsequent Funding Representations and Warranties............52

                                    ARTICLE V

                               REPORTING COVENANTS

Section 5.01  Statement of Accounting......................................53
Section 5.02  Reporting and Information Requirements.......................53

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

Section 6.01  Corporate Existence, Etc.....................................58
Section 6.02  Corporate Powers, Etc........................................58
Section 6.03  Compliance with Laws, Etc....................................58
Section 6.04  Payment of Taxes and Claims..................................58
Section 6.05  Maintenance of Properties; Insurance.........................58
Section 6.06  Inspection of Property; Books and Records; Discussion........59
Section 6.07  Litigation, Claims, Etc......................................59
Section 6.08  Labor Disputes...............................................60
Section 6.09  Maintenance of Licenses, Permits, Etc........................60
Section 6.10  Use of Proceeds..............................................60
Section 6.11  Continuation of or Change in Business........................60
Section 6.12  Additional Corporate Guarantors and/or Partnership
              Guarantors...................................................60


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                                   ARTICLE VII

                               NEGATIVE COVENANTS

Section 7.01  Consolidated Debt............................................61
Section 7.02  Sale of Assets; Liens .......................................61
Section 7.03  Loans, Advances and Investments..............................62
Section 7.04  Restricted Junior Payments...................................63
Section 7.05  Transactions with Shareholders and Affiliates................63
Section 7.06  Restriction on Fundamental Changes...........................63
Section 7.07  ERISA........................................................63
Section 7.08  Amendment of Articles of Incorporation or By-laws............64
Section 7.09  Margin Regulations...........................................64
Section 7.10  Cancellation of Consolidated Debt; Prepayment................64
Section 7.11  Environmental Liabilities....................................64
Section 7.12  Guaranties...................................................65
Section 7.13  No Negative Pledge to Other Person...........................65

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

Section 8.01  Minimum Consolidated Quick Ratio.............................66
Section 8.02  Maximum Consolidated Senior Liabilities Leverage Ratio.......66
Section 8.03  Minimum Consolidated Interest Coverage Ratio.................66
Section 8.04  Maximum Consolidated Cash Flow Leverage Ratio................66

                                   ARTICLE IX

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

Section 9.01  Events of Default............................................67
Section 9.02  Rights and Remedies..........................................69
Section 9.03  Application of Proceeds......................................70
Section 9.04  No Notices...................................................70
Section 9.05  Agreement to Pay Attorneys' Fees and Expenses ...............70
Section 9.06  No Additional Waiver Implied by One Waiver...................70
Section 9.07  Failure to Exercise Rights...................................70
Section 9.08  Waiver of Jury Trial.........................................71
Section 9.09  Remedies Cumulative..........................................71


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                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01  Expenses....................................................72
Section 10.02  Indemnity...................................................72
Section 10.03  Amendments and Waivers......................................73
Section 10.04  Independence of Covenants...................................73
Section 10.05  Notices.....................................................73
Section 10.06  Survival of Warranties and Agreements.......................73
Section 10.07  Marshalling; Recourse to Security; Payments Set Aside.......73
Section 10.08  Severability................................................74
Section 10.09  Governing Law...............................................74
Section 10.10  Successors and Assigns......................................74
Section 10.11  Consent to Jurisdiction and Service of Process..............74
Section 10.12  Counterparts; Effectiveness; Inconsistencies................75
Section 10.13  Entire Agreement............................................75


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                             EXHIBITS AND SCHEDULES

                                    Exhibits

Exhibit "A" List of Eurodollar Affiliates
Exhibit "B" Form of Notice of Borrowing
Exhibit "C" Form of Notice of Conversion/Continuation
Exhibit "D" Form of Equipment Line of Credit/Term Loan Note
Exhibit "E" Form of Opinion Letter
Exhibit "F" Form of Officer's Certificate
Exhibit "G" Form of Security Agreement
Exhibit "H" Form of Agreement of Guaranty for Additional Corporate Guarantors
            and Partnership Guarantors

                                    Schedules

Schedule 2.01(i)     List of Subsidiaries and/or Affiliates Who May Borrow

Schedule 4.01(iii)   Existing Issued and Authorized Capital Stock of the
                     Borrower

Schedule 4.01(vii) Pending Actions, Suits, Proceedings, Governmental Investigations or Arbitrations

Schedule 4.01(xv)    Environmental Disclosure

Schedule 4.01(xvi)   ERISA

Schedule 4.01 (xx)   List of Joint Ventures

Schedule 4.01(xxi)   Existing Insurance Policies, Programs and Claims

Schedule 4.01(xxvii) Labor Unions/Collective Bargaining Agreements

Schedule 4.01(xxxii) Location of Collateral

Schedule 6.05        Insurance Policies and Programs

Schedule 7.01(iii)   Permitted Existing Consolidated Debt

Schedule 7.03        Existing Loans and Investments

Schedule 7.12(i)     List of Existing Guaranties


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                                       vi
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                 EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT

      THIS EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT (including all amendments, modifications and supplements is hereinafter referred to as the "Loan Agreement"), is made as of December 6, 1996, by and between

      DIAGNOSTIC/RETRIEVAL SYSTEMS, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054 (hereinafter referred to as the "Borrower"),

      AND

      MELLON BANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101 (hereinafter referred to as the "Lender").

                             W I T N E S S E T H:

      WHEREAS, the Borrower is engaged in the business of designing, manufacturing and marketing high technology products for military and commercial customers in the United States and abroad; and

      WHEREAS, the Borrower has requested that the Lender make to the Borrower a secured recourse equipment line of credit/term loan in the aggregate principal amount of Five Million and 00/100 ($5,000,000.00) Dollars for the purpose of financing the acquisition of certain machinery and equipment by the Borrower and the "Guarantors", as such term is defined herein (hereinafter referred to as the "Equipment Line of Credit/Term Loan Facility") and

      WHEREAS, the Lender has agreed to make the Equipment Line of Credit/Term Loan Facility available to the Borrower and the Guarantors, subject to the terms, conditions and provisions hereinafter set forth; and

      NOW, THEREFORE, in consideration of these premises and the mutual representations, covenants and agreements of the Borrower and the Lender, each party binding itself and its successors and assigns, does hereby promise, covenant and agree as follows:

                                   ARTICLE I

                   DEFINITIONS, RULES OF INTERPRETATION AND
                    CONSTRUCTION, AND ACCOUNTING PRINCIPLES

      Section 1.01 Definitions. The following terms, as used in this Loan Agreement, shall have the following meanings, unless the context clearly indicates and requires otherwise:

      "Affiliate" of any Person shall mean any other Person which or who, directly or indirectly, controls or is controlled by, or is under common control with such Person; provided, however, natural persons and minority partners of any said Person shall not be deemed an Affiliate for purposes of this definition. For the purposes of the preceding sentence, "controls" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, fifty percent (50%) or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, fifty percent (50%) or more of any class of equity interest).

      "Agreement of Guaranty" shall mean that certain Agreement of Guaranty executed by the Corporate Guarantors and the Partnership Guarantors, on a joint and several basis, and delivered to the Lender, dated the date of this Loan Agreement, pursuant to which the Corporate Guarantors and the Partnership Guarantors unconditionally guaranty the prompt and complete performance of all of the Borrower's duties, covenants and obligations under this Loan Agreement and the Equipment Line of Credit/Term Loan Note. The term "Agreement of Guaranty" shall also be deemed to mean and refer to all amendments, modifications and supplements to said agreement made and/or entered into subsequent to the Closing Date, including, without limitation, any Agreement of Guaranty(s) in the form of Exhibit "H" attached hereto and made a part hereof (fully executed) which are consummated for the purposes of adding any new and/or additional Persons as guarantors, all as provided for in Section 6.12 of this Loan Agreement.

      "Applicable Interest Rate" shall mean the applicable per annum interest rate on each of the Equipment Line of Credit/Term Loans determined pursuant to
Section 2.02(i) of this Loan Agreement.

      "Authorized Officer" shall mean those officers/general partners of the Borrower, the Corporate Guarantors and/or the Partnership Guarantors, whose signatures and incumbency shall have been certified to the Lender pursuant to an Officer's Certificate delivered on the Closing Date or any other form of resolution or certification delivered to and approved by the Lender after the Closing Date.

      "Bankruptcy Code" shall mean Title 11 of the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.


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      "Benefit Plan" shall mean a defined benefit plan as defined in Section 3
(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

      "Big-Six Accounting Firm" shall mean any of Arthur Andersen & Co., KPMG Peat Marwick, Coopers & Lybrand, Ernst & Young, Deloitte & Touche and Price Waterhouse or any of their respective successors.

      "Borrower" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

      "Borrowing" and/or "Borrowings" shall mean a borrowing consisting of Equipment Line of Credit/Term Loans made on the same day by the Lender.

      "Borrowing Date" shall mean with respect to any Equipment Line of Credit/Term Loan, any Business Day specified in any Notice of Borrowing delivered to the Lender by the Borrower in accordance with the provisions of
Section 2.01 (ii) of this Loan Agreement, as the date upon which the Borrower requests the Lender to make an Equipment Line of Credit/Term Loan hereunder and upon which such Equipment Line of Credit/Term Loan is made.

      "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania, or is a day upon which banking institutions located in such state are required or authorized by law or other governmental action to close and (ii) with respect to all notices, determinating fundings and payments in connection with the Eurodollar Rate, any day which is a Business Day described in clause (i) above, and which is also a day for trading by and between banks in the London interbank eurodollar market.

      "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period) of the Borrower, its Subsidiaries and its Affiliates during such period which would be classified as capital expenditures in accordance with Generally Accepted Accounting Principles (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with Generally Accepted Accounting Principles).

      "Capitalized Lease" and "Capitalized Leases" shall mean at any time any lease which is, or is required under Generally Accepted Accounting Principles to be, capitalized on the balance sheet of the lessee at such time.


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      "Capitalized Lease Obligation" shall mean all monetary obligations of any
Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, are or would be classified as Capitalized Leases.

      "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

      "Chattel Paper" shall mean all "chattel paper", as such term is now or hereafter defined in the applicable Uniform Commercial Code, now or hereafter owned by the Borrower, its Subsidiaries and/or its Affiliates, in connection with the acquisition of any Equipment.

      "Claim" shall mean any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, based in a dispute whether involving contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, ordinance or regulation, common law or otherwise, the consequences of which dispute are reasonably likely to result in a Material Adverse Effect.

      "Closing Date" shall mean the date upon which this Loan Agreement is executed by the Lender and the Borrower, and the conditions set forth in Section
3.01 of this Loan Agreement have been completed and fulfilled to the satisfaction of the Lender.

      "Code" means the Internal Revenue Code of 1986, as amended, any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "Collateral" shall mean all property, assets, interests and/or rights on or in which a Lien is granted by the Borrower, the Corporate Guarantors and/or the Partnership Guarantors to the Lender pursuant to this Loan Agreement, all Security Agreements and/or the other Loan Documents provided for herein or therein or delivered or to be delivered hereunder or thereunder, as this Loan Agreement and any such other Loan Documents may be amended, supplemented, restated, extended or otherwise modified from time to time in accordance with the provisions hereof or thereof, including, but not limited to, all hereafter acquired Equipment, Chattel Paper, Contracts and General Intangibles.

      "Collateral Documents" shall mean the collective reference to the Security Agreements and any other security agreements, mortgages, deeds of trust, collateral assignments, instruments, documents, certificates or agreements executed and delivered by, or on behalf of, the Borrower, its Subsidiaries and its Affiliates to the Lender, at any time pursuant to or in connection with the Equipment Line of Credit/Term Loan Facility to create, continue or evidence Liens to secure the Obligations.

      "Commitment Letter" shall mean the commitment letter dated October 8, 1996, from the Lender to the Borrower, pursuant to which the Lender offered and the Borrower accepted the Lender's commitment to provide the Equipment Line of Credit/Term Loan Facility.


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      "Consolidated Cash and Cash Equivalents" shall mean all (i) cash and cash equivalents and (ii) any of the following: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and not listed in Credit Watch published by Standard & Poor's Corporation; (c) commercial paper of a corporation having a net worth of not less than $1,000,000,000.00, other than commercial paper issued by the Borrower, its Subsidiaries or its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (d) domestic certificates of deposit or domestic time deposits or repurchase agreements maturing within one (1) year after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having FDIC insurance; (e) any funds deposited or invested by the Borrower, its Subsidiaries and/or its Affiliates of the Borrower in accounts maintained with the Lender and/or with any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having FDIC insurance; and (f) money market funds having assets in excess of $1,000,000,000.00.

      "Consolidated Cash Flow Leverage Ratio" shall mean as at any date of determination thereof, the ratio of (i) the sum of (a) Consolidated Senior Bank Debt plus (b) Consolidated Subordinated Debt -to- (ii) Consolidated EBITDA.

      "Consolidated Current Liabilities" shall mean, as at any date of determination, all liabilities which, in accordance with Generally Accepted Accounting Principles, would be classified on a consolidated balance sheet of the Borrower, its Subsidiaries and its Affiliates as current liabilities, but in any event all borrowings under the Revolving Line of Credit Loan Agreement.

      "Consolidated Debt" shall mean with respect to the Borrower, its Subsidiaries and its Affiliates, the aggregate sum of the following items as such items appear on a consolidated balance sheet of the Borrower, its Subsidiaries and its Affiliates to any Person (other than each other) in accordance with Generally Accepted Accounting Principles: (i) the unpaid principal balance of all indebtedness or liability for money borrowed or owed by the Borrower, its Subsidiaries and/or its Affiliates to any Person (other than each other) from time to time (including any renewals, extensions and refundings thereof), whether or not the indebtedness was heretofore or hereafter created, issued, incurred, assumed or guarantied; (ii) the unpaid principal balance of all indebtedness or liability for the deferred purchase price of property or services incurred (including trade obligations); (iii) all obligations as lessee under leases which have been or should be recorded as Capitalized Lease Obligations; (iv) all current Obligations in respect of any unfunded vested benefits under any Plan covered by Title IV of ERISA; (v) all obligations, contingent or otherwise


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relative to the face amount of all Letters of Credit issued for the Borrower's, its Subsidiaries' and/or Affiliates' account, whether or not drawn; (vi) all obligations arising under bankers' acceptance facilities issued for the account of the Borrower, its Subsidiaries and/or its Affiliates; (vii) all guaranties, endorsements and other contingent obligations to purchase, to provide funds for payments, to supply funds to invest in the Borrower, its Subsidiaries and/or its Affiliates or otherwise to assure a creditor against loss (except endorsements of negotiable instruments for deposit or collection in the ordinary course of business shall not constitute Consolidated Debt); and (viii) all obligations secured by any mortgage, lien, pledge, or security interest or other charge or encumbrance on property, whether or not the obligations have been assumed.

      "Consolidated EBITDA" shall mean, with respect to the Borrower, its Subsidiaries and its Affiliates as at any date of determination for the period of four (4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one accounting period, the amount equal to the sum of (i) the Consolidated Net Income for such test period plus (ii) all interest expense on all Consolidated Debt for such test period plus (iii) all charges against income of the Borrower, its Subsidiaries and/or its Affiliates for federal, state and local taxes for such test period plus (iv) all depreciation expense for such test period plus (v) all amortization expense for such test period plus (vi) all other non-cash charges for such test period, after eliminating therefrom any (a) extraordinary items, (b) gains and losses from the sale of assets in connection with any sale/leaseback transaction or arrangement and (c) results of discontinued operations, all as determined in accordance with Generally Accepted Accounting Principles.

      "Consolidated Interest Coverage Ratio" shall mean, as of any date of determination thereof for the period of four (4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one accounting period, the ratio of (i) the sum of (a) Consolidated Net Income for such test period plus (b) all interest expenses on all Consolidated Debt for such test period minus (c) prepaid principal on Consolidated Subordinated Debt as permitted under Sections 7.04 and 7.10 of this Agreement, during such test period -to- (ii) all interest expenses on all Consolidated Debt for such test period, all as calculated in accordance with Generally Accepted Accounting Principles.

      "Consolidated Net Income" shall mean, as of any date of determination for any test period, all amounts which, in accordance with Generally Accepted Accounting Principles, would be included under net income (after the payment of all federal and state income taxes) on a consolidated income statement of the Borrower, its Subsidiaries and its Affiliates for such test period.

      "Consolidated Net Worth" shall mean, as at any date of determination, all items which, in accordance with Generally Accepted Accounting Principles, would be included under shareholders' equity on a consolidated balance sheet of the Borrower, its Subsidiaries and its Affiliates at such date.

      "Consolidated Quick Ratio" shall mean, as at any date of determination, the ratio of (i) the sum of (a) Consolidated Cash and Cash Equivalents plus, (b) billed accounts receivable of the


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Borrower, its Subsidiaries and its Affiliates as shown on their consolidated balance sheet in accordance with Generally Accepted Accounting Principles -to-
(ii) Consolidated Current Liabilities.

      "Consolidated Senior Bank Debt" shall mean as at any date of determination, all Consolidated Debt which is due and owing to the Lender, any other financial institution or any other Person, excluding, however, (i) Consolidated Subordinated Debt, (ii) all trade and accounts payable, (iii) all current Obligations in respect of any unfunded vested benefit under any Plan covered by Title IV of ERISA and (iv) all guaranties, endorsements and other contingent obligations to purchase, to provide funds for payments, to supply funds to invest in the Borrower, its Subsidiaries and/or its Affiliates or otherwise to assure a creditor against loss (including endorsements of negotiable instruments for deposit or collection in the ordinary course of business).

      "Consolidated Senior Liabilities" shall mean, as at any date of determination, all items which, in accordance with Generally Accepted Accounting Principles, would be included on a consolidated balance sheet of the Borrower, its Subsidiaries and its Affiliates as Consolidated Debt, excluding, however, Consolidated Subordinated Debt.

      "Consolidated Subordinated Debt" shall mean, as at any date of determination, any Consolidated Debt of the Borrower, its Subsidiaries and/or its Affiliates, which in accordance with the terms of the documentation evidencing said Consolidated Debt, is subordinated to the repayment of the Equipment Line of Credit/Term Loan Facility, including, without limitation, (i) the then outstanding principal balance of an original $25,000,000.00 9% Senior Subordinated Convertible Debentures Due October 1, 2003, evidenced by that certain Indenture dated as of September 22, 1995, executed by and between the Borrower and The Trust Company of New Jersey and (ii) the then outstanding principal balance of an original $25,000,000.00 8-1/2 % Convertible Subordinated Debentures Due August 1, 1998, evidenced by that certain Indenture dated August 1, 1983, executed by and between the Borrower and Bankers Trust Company.

      "Consolidated Tangible Net Worth" shall mean, as at any date of determination, Consolidated Net Worth minus the following: (i) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries and/or Affiliates in excess of underlying tangible assets; (ii) patents, trademarks and copyrights; and (iii) deferred charges (including, without limitation, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses).

      "Contracts" shall mean all contracts, licenses, instruments, undertakings, documents or other agreements in connection with the acquisition of any Equipment in or under which the Borrower, its Subsidiaries and/or its Affiliates may now or hereafter have any rights, title, or interests, including, without limitation, (i) any claim arising thereunder from misrepresentation or breach of warranty and (ii) all such agreements which pertain to the sale, construction, design, manufacture or other acquisition of any Equipment, other than such contracts, agreements which specifically prohibit their assignment as security, provided, that notwithstanding any such


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prohibitions, such contracts, licenses, instruments, undertakings, documents or other agreements shall be deemed to be General Intangibles to the extent that such prohibition is inconsistent with the provisions of the applicable Uniform Commercial Code.

      "Contractual Obligation" shall mean with respect to any Person, any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

      "Corporate Guarantors" shall mean the collective reference to (i) Technology Applications & Service Company, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 200 Professional Drive, Gaithersburg, Maryland 20879; (ii) Photronics Corp., a corporation duly organized, validly existing and in good standing under the laws of the State of New York, having its principal office located at 270 Motor Parkway, Hauppauge, New York 11788; (iii) Precision Echo, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 3105 Patrick Henry Drive, Santa Clara, California 95054; (iv) Ahead Technology, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 6410 Via Del Oro, San Jose, California 95054; (v) OMI Acquisition Corp., (also doing business as OMI Corp.), a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 270 Motor Parkway, Hauppauge, New York 11788; (vi) DRS Systems Management Corporation, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 138 Bauer Drive, Oakland, New Jersey 07436; (vii) Ahead Technology Acquisition Corporation (also doing business as MEC Technology), a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 3105 Patrick Henry Drive, Santa Clara, California 95054; (viii) DRS/MS, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 138 Bauer Drive, Oakland, New Jersey 07436; (ix) Ahead Wisconsin Acquisition Corporation (also doing business as Vikron Technology), a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 3105 Patrick Henry Drive, Santa Clara, California 95054; (x) Nortronics Acquisition Corporation (also doing business as Nortronics, Inc.), a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 3105 Patrick Henry Drive, Santa Clara, California 95054; (xi) Pacific Technologies, Inc., a corporation organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054 and (xii) any new or additional Subsidiaries of the Borrower which are purchased, acquired or created during the term of the Equipment Line of Credit/Term Loan Facility. Each of the Corporate Guarantors may sometimes be hereinafter referred to individually as a "Corporate Guarantor".

      "Customary Permitted Liens" shall mean

            (i) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by Law, including, without limitation, Liens in favor of any Governmental Authority securing progress payments made under government contracts created in the ordinary course of business and for amounts not yet due or which are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

            (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts, statutory obligations and other similar obligations or arising as a result of progress payments or deposits under government contracts (including foreign government contracts);

            (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property or impair the use thereof;

            (v) Liens arising as a result of the filing of any financing statement under the Uniform Commercial Code of a particular State or comparable law of any jurisdiction covering consigned or leased goods which do not constitute assets of the Borrower, its Subsidiaries and/or its Affiliates and which consignment and/or lease is not intended as security for an obligation;

            (vi) Liens arising out of and with respect to customer deposits made in the ordinary course of the Borrower's, its Subsidiaries' and/or its Affiliates' businesses; and

            (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above, provided (a) that, in the case of paragraphs (i) through (iii) above, the principal amount of the obligation secured thereby is not increased and (b) that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

      "Default Rate" shall mean a rate of interest equal to three percent (3.0%) above the applicable nondefault interest rate with respect to the Equipment Line of Credit/Term Loans.

      "DOL" shall mean the United States Department of Labor and any successor department or agency.

      "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

      "Environment" shall mean all air, surface water, water, vapor, groundwater, drinking water supply or land, including land surface or subsurface, and includes all fish, wildlife, biota and all other natural resources.

      "Environmental Approval" shall mean any Governmental Action pursuant to or required under any Environmental Law.

      "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint or demand, made by any other Person (including but not limited to, any Governmental Authority, citizens' group or present or former employee of such first Person) alleging, asserting or claiming any actual or potential (i) violation of any Environmental Law, (ii) liability under any Environmental Law or (iii) liability for investigatory costs, cleanup costs, governmental response costs, damages to the Environment, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the Environment, of any Environmental Concern Materials at any location, whether or not owned by such Person; provided, however, in no event shall any voluntary action, proceeding or investigation made or brought by the Borrower, its Subsidiaries and/or its Affiliates from time to time in connection with their own activities or inactivities be included in this definition.

      "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

      "Environmental Concern Materials" shall mean (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollution, contaminate or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in any Environmental Law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea-formaldehyde.

      "Environmental Law" and "Environmental Laws" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (i) pollution or protection of the Environment, (ii) exposure of Persons, including, but not limited to, employees, to Environmental Concern Materials, (iii) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (iv) regulation of the manufacture, generation, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, treatment, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall include (a) any Environmental Approval and the terms and conditions thereof; (b) the following statutes: the Clean Air Act (42 U.S.C. ss.7401 et seq.); the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.); the Hazardous Material Transportation Act (49 U.S.C. ss.1801 et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.) (including the Hazardous and Solid Waste Amendments of 1984), the Toxic Substance Control Act (15 U.S.C. ss.2601 et seq.); the Federal Occupational Safety & Health Act of 1970 (29 U.S.C. ss.651 et seq.) (including ss.3101 of the Omnibus Reconciliation Act of 1990), and the regulations promulgated thereunder and all as amended from time to time; and (c) any common law doctrine (including, without limitation, injunctive relief and tort, such as negligence, nuisance, trespass and strict liability) that may impose obligations or liabilities for personal injury or property damage due to, or threatened as a result of, the presence of or exposure to Environmental Concern Materials.

      "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability currently due and payable under any Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of any Environmental Concern Materials into the Environment.

      "Equipment" shall have the meaning ascribed and assigned to such term as set forth on Schedule "A" of the Security Agreement.

      "Equipment Line of Credit Period" shall mean the period commencing on the Closing Date and ending on the Equipment Line of Credit Termination Date.

      "Equipment Line of Credit/Term Loan" and "Equipment Line of Credit/Term Loans" shall mean any advance(s) of the Equipment Line of Credit/Term Loan Facility proceeds by the Lender to the Borrower and/or the Person(s) described on Schedule 2.01 of this Loan Agreement, all pursuant to and in accordance with
Section 2.01 of this Loan Agreement.

      "Equipment Line of Credit/Term Loan Facility" shall have the meaning ascribed and assigned to such term as set forth in the second recital of this Loan Agreement.

      "Equipment Line of Credit/Term Loan Maturity Date" shall mean the earlier of (i) May 31, 2004 or (ii) the date of termination of the Equipment Line of Credit/Term Loan Facility pursuant to Section 9.02 of this Loan Agreement.

      "Equipment Line of Credit/Term Loan Note" shall mean that certain Equipment Line of Credit/Term Loan Note in substantially the form attached hereto as Exhibit "D" with the blanks appropriately filled in, such note payable to the order of the Lender in a face amount equal to the

Equipment Line of Credit/Term Loan Facility, as said note may be amended, supplemented, restated, extended or otherwise modified from time to time.

      "Equipment Line of Credit Termination Date" shall mean the earlier of (i) June 30, 1999 or (ii) the date of termination of the Equipment Line of Credit/Term Loan Facility pursuant to Section 9.02 of this Loan Agreement.

      "Equipment Line Term Period" shall mean the period commencing on July 1, 1999 and ending on the Equipment Line of Credit/Term Loan Maturity Date, unless otherwise prepaid earlier.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the United States Treasury Department, the DOL and/or the PBGC.

      "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower, its Subsidiaries and/or its Affiliates would be deemed to be a "single employer" within the meaning of
Section 4001 of ERISA.

      "Eurodollar Affiliate" shall mean with respect to the Lender, the affiliate of the Lender, if any, set forth on Exhibit "A" attached to this Loan Agreement.

      "Eurodollar Interest Payment Date" shall mean, with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan.

      "Eurodollar Interest Period" shall mean one or more periods of time during which the Borrower may select, convert to or continue a Eurodollar Rate Loan, such funding period with respect to the Equipment Line of Credit/Term Loan Facility, to be either a fourteen, thirty, sixty or ninety day period, subject to availability, all as more fully subject to the provisions of Section 2.06 of this Loan Agreement.

      "Eurodollar Interest Rate Determination Date" shall mean the date on which the Lender determines the Eurodollar Rate applicable to (i) a Borrowing or (ii) the continuation or conversion of Eurodollar Rate Loans. The Eurodollar Interest Rate Determination Date shall be the second Business Day prior to the first day of the Eurodollar Interest Period applicable to such Borrowing, continuation or conversion.

      "Eurodollar Portion" of any Equipment Line of Credit/Term Loans shall mean at any time the portion, including the whole, of such Equipment Line of Credit/Term Loans bearing interest at any time under the Eurodollar Rate.

      "Eurodollar Rate" shall mean, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum determined by the Lender obtained by dividing (i) the rate of interest determined by the Lender in good faith in accordance with its usual procedures (which determination shall be conclusive) to be the average (rounded upward to the nearest whole multiple of one one-thousandth of one percent (1/1000 of 1%) per annum if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered to the Lender by major money center banks in the London interbank eurodollar market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be made by the Lender and to be outstanding during such Eurodollar Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage. The "Eurodollar Rate" may also be expressed by the following formula:

                        [average of the rates offered by major
                        money center banks in the

      Eurodollar Rate = London interbank Eurodollar market as
                        determined by the Lender]
                        [1.00 - Eurodollar Reserve Percentage]

Finally, the "Eurodollar Rate" shall in all circumstances mean the rate of interest which is customarily referred to as the "London Interbank Offered Rate".

      "Eurodollar Rate Loans" shall mean those Equipment Line of Credit/Term Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate as provided for in Sections 2.02(i) and 2.06 of this Loan Agreement.

      "Eurodollar Rate Option" shall mean one of the interest rates available to the Borrower as provided for and described in Section 2.02(i)(a)(2) and Section 2.02(i)(b)(2) of this Loan Agreement.

      "Eurodollar Rate Taxes" shall have the meaning ascribed to such term in
Section 2.06(vii)(a) of this Loan Agreement.

      "Eurodollar Reserve Percentage" shall mean for any date that percentage, if any (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Lender (which determination shall be conclusive) which is in effect on such date, as prescribed by the Federal Reserve Board, for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" having a term equal to the applicable Eurodollar Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

      "Event of Default" or "Events of Default" shall mean any of the events of default as defined and described in Section 9.01 of this Loan Agreement.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

      "Fiscal Quarter" shall mean the following three month periods of each Fiscal Year:

                        April 1     -     June 30
                        July 1      -     September 30
                        October 1   -     December 31
                        January 1   -     March 31

      "Fiscal Year" shall mean that period commencing on April 1 and ending on March 31 of each year or such other period as the Borrower may designate and the Lender may approve in writing.

      "Fixed Rate" shall mean a per annum fixed rate of interest which interest rate shall be determined as of the date three (3) days prior to the first day of any applicable Fixed Rate Interest Period (based upon the Lender's then internal cost of funds plus 150 basis points) and which interest rate shall remain fixed throughout the applicable Fixed Rate Interest Period with respect to all or any portion of the outstanding principal balance of the Equipment Line of Credit/Term Loan Facility.

      "Fixed Rate Interest Period" shall mean one or more periods of time during the Equipment Line Term Period only, during which the Borrower may select, convert to or continue a Fixed Rate Loan, such funding period(s) with respect to the Equipment Line of Credit/Term Loan Facility to be used for such duration as determined by the Borrower.

      "Fixed Rate Loans" shall mean those Equipment Line of Credit/Term Loans outstanding which bear interest at the Fixed Rate as provided for and described in Section 2.02(i)(b)(3).

      "Fixed Rate Option" shall mean one of the interest rates available to the Borrower as provided for and described in Section 2.02(i)(b)(3).

      "Funding Segment" shall mean with respect to an Eurodollar Rate Loan, the entire principal amount of such Eurodollar Portion to which at the time in question there is applicable a particular Eurodollar Interest Period beginning on a particular day and ending on a particular day. (By definition, each such Eurodollar Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Eurodollar Portion at any time equals the principal amount of such Eurodollar Portion at such time.)

      "General Intangibles" shall mean all "general intangibles", as such term is now or hereafter defined in the applicable Uniform Commercial Code, other than which relate to or are associated with any Equipment, including, all Contracts.

      "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, as developed, modified and set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or in such other statements by such other Person as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, subject to the terms of Section 1.03 of this Loan Agreement.

      "Governmental Action" shall mean any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with or notice to, any Governmental Authority.

      "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

      "Indemnified Party" and "Indemnified Parties" shall mean the Lender and the directors, officers, trustees, employees, agents, attorneys and controlling shareholders of the Lender.

      "Independent Certified Public Accountant" shall mean KPMG Peat Marwick and any other recognized independent certified public accounting firm selected by the Borrower, its Subsidiaries and/or its Affiliates which accounting firm is satisfactory to the Lender, including, without limitation, any one of the other Big-Six Accounting Firms.

      "IRS" shall mean the Internal Revenue Service and any Person succeeding to the functions thereof.

      "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

      "Lender" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

      "Letter of Credit" or "Letters of Credit" shall mean any standby letter of credit issued by the Lender for the account of the Borrower pursuant to Section 2.01(vi) the Revolving Line of Credit Loan Agreement.

      "Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, costs and reasonable expenses

(including, without limitation, attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future arising out of or relating to any action, suit, proceeding or resolution or settlement thereof.

      "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority, security interest or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

      "Loan Account" shall have the meaning ascribed to such term in Section 2.05(iv) hereof.

      "Loan Agreement" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

      "Loan Documents" shall mean any and all agreements, documents, certificates and instruments executed by the Borrower, the Corporate Guarantors, the Partnership Guarantors and/or any other Person and delivered by them to the Lender pursuant to and in connection with the Equipment Line of Credit/Term Loan Facility, including, without limitation, this Loan Agreement, the Equipment Line of Credit/Term Loan Note, the Swap Agreement, if any, the Agreement of Guaranty and all Security Agreements in each case as amended, supplemented, restated, extended or otherwise modified from time to time in accordance with the provisions hereof or thereof.

      "Margin Stock" shall have the meaning ascribed and assigned to such term in Regulation G and Regulation U.

      "Marketable Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness commonly known as "securities", secured or unsecured, convertible, subordinated or otherwise, and in general any instruments commonly known as "securities" and any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing which can readily be bought and sold on any nationally recognized securities exchange and would properly be classified as marketable securities on the consolidated balance sheet of the Borrower, its Subsidiaries and its Affiliates in accordance with Generally Accepted Accounting Principles.

      "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, financial condition, financial performance, properties or operations of the Borrower, its Subsidiaries and its Affiliates taken as a whole or (ii) the ability of the Borrower, the Corporate Guarantors and the Partnership Guarantors to perform their collective obligations and duties under the Loan Documents.

      "Multiemployer Plan" shall mean an employee benefit plan defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate.

      "Notice of Borrowing" shall mean, with respect to a proposed Borrowing pursuant to Section 2.01(ii) hereof, a notice substantially in the form of Exhibit "B" attached hereto and made a part thereof.

      "Notice of Conversions/Continuation" shall mean, with respect to a proposed conversion or continuation of a Equipment Line of Credit/Term Loan pursuant to Section 2.02(iii) hereof, a notice in the form of Exhibit "C" attached hereto and made a part hereof.

      "Obligations" shall mean all present and future indebtedness and other liabilities of the Borrower owing to the Lender, or any Person entitled to indemnification pursuant to Section 10.02 hereof, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Loan Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Loan Agreement, the Swap Agreement, if any, or any other Loan Document.

      "Office" when used in connection with the Lender, shall mean its principal office located at 1735 Market Street, Philadelphia, Pennsylvania 19101, or at such office or offices of the Lender or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Lender to the Borrower.

      "Officer's Certificate" shall mean a certificate of the Borrower executed by any of the Authorized Officers of the Borrower, including, without limitation, the president, any vice-president or the chief financial officer, in the form of Exhibit "F" attached hereto and made a part hereof.

      "Operating Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capitalized Lease.

      "Partnership Guarantors" shall mean (i) Laurel Technologies Partnership t/a Laurel Technologies, a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 423 Walters Avenue, Johnstown, Pennsylvania 15904;
(ii) DRS Medical Systems, a general partnership duly organized, validly existing and in good standing under the laws of the State of New Jersey, having its principal office located at 138 Bauer Drive, Oakland, New Jersey 07436 and (iii) any new or additional Affiliates of the Borrower in which the Borrower acquires an ownership interest of more than fifty percent (50%).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions and duties under ERISA.

      "Permits" shall mean any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under any applicable Requirement of Law.

      "Person" or "Persons" shall mean any natural person, employee, general or limited partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, company, trust, bank or other organization, whether or not a legal entity or any other non-governmental entity, or any Governmental Authority.

      "Plan" shall mean any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower, its Subsidiaries, its Affiliates or any ERISA Affiliate is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower, its Subsidiaries, its Affiliates or any ERISA Affiliate.

      "Potential Event of Default" shall mean an event, condition or situation which, with the giving of any required notice and/or the passage of any required grace or cure periods, or any combination of the foregoing, would constitute an Event of Default.

      "Prime Rate" or "Prime Lending Rate" shall mean the fluctuating interest rate publicly announced by the Lender from time to time as its "prime rate "or "prime lending rate", which per annum rate may not necessarily be the rate actually charged by the Lender to its most creditworthy customers.

      "Prime Rate Loans" shall mean all Equipment Line of Credit/Term Loans outstanding which bear interest at a rate determined by reference to the Prime Rate as provided for in Section 2.02(i) of this Loan Agreement.

      "Prime Rate Option" shall mean one of the interest rates available to the Borrower as provided for and described in Section 2.02(i)(a)(1) and Section 2.02(i)(b)(1) of this Loan Agreement.

      "Property" shall mean any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Borrower, its Subsidiaries and/or its Affiliates.

      "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. '6901 et. seq., and any successor statute, and regulations promulgated thereunder.

      "Regulation D" shall mean Regulation D of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

      "Regulation G" shall mean Regulation G of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

      "Regulation T" shall mean Regulation T of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

      "Regulation U" shall mean Regulation U of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

      "Regulation X" shall mean Regulation X of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

      "Release" shall mean release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Environmental Concern Materials in violation of Environmental Laws into the indoor or outdoor Environment or into or out of any Property, including the movement of Environmental Concern Materials through or in the air, soil, surface water, groundwater or Property.

      "Remedial Action" shall mean actions, other than voluntary actions on the part of any Person, required to (i) clean up, remove, treat or in any other way address Environmental Concern Materials in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Environmental Concern Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

      "Reportable Event" shall have the meaning ascribed to such term in Section 4043 of ERISA or regulations promulgated thereunder.

      "Requirements of Law" shall mean, as to any Person, the charter and by-laws or other organization or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and X, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

      "Restricted Junior Payments" shall mean (i) any dividend or other distribution to the shareholders of the Borrower (whether direct or indirect and whether in cash, property, Securities or otherwise) on account of any shares of any class of capital stock (or equivalent partnership interest) of the Borrower now or hereafter outstanding, (ii) any payment or prepayment of principal of, premium, if any, or interest on, or fees in respect of, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Consolidated Subordinated Debt after the occurrence of an Event of Default and (iii) any prepayment in advance of anticipated and scheduled payment dates of principal of, premium, if any, or interest on, or fees in respect of, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Consolidated Subordinated Debt (except for (a) prepayments in connection with the refinance of such Consolidated Subordinated Debt in amounts and on terms and conditions equal to or better than the existing terms and conditions and (b) prepayments of up to $1,000,000.00 in the aggregate of outstanding principal on any said Consolidated Subordinated Debt).

      "Revolving Line of Credit Loan Agreement" shall mean that certain Revolving Line of Credit Loan Agreement dated May 31, 1996, executed by and between the Borrower, as the borrower, and the Lender, as the lender.

      "Security Agreement" and "Security Agreements" shall mean a Security Agreement in the form of Exhibit "G" attached hereto and made a part hereof (fully executed), whereby the Borrower, the applicable Corporate Guarantor or the applicable Partnership Guarantor has collaterally assigned, hypothecated, pledged, conveyed, transferred, given and granted to the Lender, a continuing security interest in all of the Borrower's, the applicable Corporate Guarantor's or the applicable Partnership Guarantor's rights, title and interests in and to all of the tangible and intangible assets and properties of the Borrower, the applicable Corporate Guarantor or the applicable Partnership Guarantor described therein, including, without limitation, hereafter acquired Equipment, Chattel Paper, Contracts and General Intangibles as said Security Agreement may be amended, modified, extended and/or supplemented from time to time.

      "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness commonly known as "securities", secured or unsecured, convertible, subordinated or otherwise, and in general any instruments commonly known as "securities", and any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, and any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

      "Securities Act" shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

      "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended to the date hereof from time to time hereafter, and any successor statute.

      "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan under Title IV of ERISA.

      "Solvent" shall mean when used with respect to any Person, that at the time of determination:

            (i) the fair value of its assets (at fair valuation) is in excess of the total amount of its liabilities, including, without limitation, contingent liabilities;

            (ii) it is then able to pay its debts as they mature; and

            (iii) it owns property having a value (at fair valuation) in excess of the total amount required to pay its debts.

      "Subsidiary" or "Subsidiaries" shall mean (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect a majority of directors is at the time, directly or indirectly, owned by the Borrower, by the Borrower and one or more Subsidiaries of the Borrower or by one or more Subsidiaries of the Borrower, (ii) any other Person (other than a corporation) in which the Borrower and one or more Subsidiaries of the Borrower, directly or indirectly, at the date of determination thereof has at least majority ownership interest and/or (iii) any entity whose net earnings (losses) or portions thereof would be properly included and consolidated with the net earnings of the Borrower; provided, however, that the term Subsidiary shall not include any entity that is not reflected on the balance sheet of the Borrower due to inactivity and lack of material assets and liabilities.

      "Swap Agreement" shall mean any interest rate swap, cap or collar agreement(s) executed by and between the Borrower and the Lender on the Closing Date or any time thereafter, including all schedules, providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies, as said agreement(s) may have been and may hereafter be amended, modified, supplemented, extended, renewed or otherwise renegotiated by and between the Lender and the Borrower, subject to the Lender's review and approval on a case by case basis.

      "Swap Obligation" shall mean the Borrower's obligations to the Lender arising from time to time under the Swap Agreement, including any and all payment or reimbursement obligations of whatever nature.

      "Taxes" shall have the meaning ascribed and assigned to such term as set forth in Section 2.02(vi) of this Loan Agreement.

      "Termination Event" shall mean (i) any Reportable Event with respect to any Benefit Plan described in Section 4043 of ERISA and the regulations issued thereunder for which the notice requirements have not been waived by the PBGC,
(ii) the withdrawal of the Borrower, any of its Subsidiaries and/or Affiliates, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation arising under Section 4041 of ERISA of the Borrower, any of its Subsidiaries and/or Affiliates or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (iv) the institution by the PBGC of proceedings to terminate any Benefit Plan, (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan or (vi) the partial or complete withdrawal of the Borrower, any of its Subsidiaries and/or Affiliates or any ERISA Affiliate from a Multiemployer Plan.

      Section 1.02 Rules of Interpretation and Construction. In this Loan Agreement unless the context otherwise clearly requires:

            (i) Articles and Sections mentioned by number only are the respective Articles and Sections of this Loan Agreement as so numbered;

            (ii) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

            (iii) Words importing persons mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

            (iv) Any headings preceding the texts of the several Articles and Sections of this Loan Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not affect or control the meaning, construction or interpretation of this Loan Agreement;

            (v) If any clause, provision or section of this Loan Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof, unless not invalidating or rendering unenforceable the remaining provisions shall be inequitable;

            (vi) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in this Loan Agreement refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement; the term "heretofore" means before the date of execution of this Loan Agreement; and the term "hereafter" means on or after the date of execution of this Loan Agreement;

            (vii) This Loan Agreement and all matters relating hereto shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania; and

            (viii) If any clause, provision or section of this Loan Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Loan Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict; and

            (ix) References in this Loan Agreement to "determination" (and similar terms) by the Lender include good faith and reasonable estimates by the Lender (in the case of quantitative determinations) and good faith and reasonable beliefs by the Lender (in the case of qualitative determinations).

            Section 1.03  Accounting Principles.

            (i) As used in this Loan Agreement "Generally Accepted Accounting Principles" shall be established on the date a relevant computation or determination is to be made or the date of relevant financial statements as the case may be.

            (ii) Except as otherwise provided in this Loan Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Loan Agreement shall be prepared, in accordance with Generally Accepted Accounting Principles (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by Generally Accepted Accounting Principles.

            (iii) If any change in Generally Accepted Accounting Principles after the date of this Loan Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Loan Agreement shall have occurred or in the opinion of the Borrower would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place, (a) the Borrower and the Lender agree that such violation shall not be considered to constitute an Event of Default or a Potential Event of Default for a period of thirty (30) days from othe date the Borrower notifies the Lender of the applicability of this Section 1.03(iii); (b) the Borrower and the Lender agree in such event to negotiate in good faith an amendment of this Loan Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in Generally Accepted Accounting Principles; and
(c) if the Borrower and the Lender are unable to negotiate such an amendment within the thirty (30) day period described above in clause (a), the Borrower shall have the option of (A) prepaying and terminating the Loan (pursuant to applicable provisions hereof) or (B) submitting the drafting of such an amendment to a firm of Independent Certified Public Accountants of nationally recognized standing acceptable to the Borrower and the Lender, which shall complete its draft of such amendment within thirty (30) days of submission; if the Borrower and the Lender cannot agree, the firm shall be selected by binding arbitration in the City of Philadelphia, Pennsylvania in accordance with the then applicable rules of the American Arbitration Association. If the Borrower does not exercise either such option within said period, then as used in this Loan Agreement, "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles in effect at the relevant date. The Borrower and the Lender agree that if the Borrower elects the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Event of Default.

            (iv) If any change in Generally Accepted Accounting Principles after the date of this Loan Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Lender shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I of this Loan Agreement or any of the covenants of the Borrower in Article VIII of this Loan Agreement (hereinafter referred to as the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished, then

                  (a) the Lender shall notify the Borrower of such assertion, specifying the change in Generally Accepted Accounting Principles which is objected to, and until otherwise determined as provided below, the specified change in Generally Accepted Accounting Principles shall not be made by the Borrower in its financial statements for the purpose of applying the Financial Provisions; and

                  (b) The Lender and the Borrower shall follow the procedures set forth in paragraph (iii)(b) and the first sentence of paragraph (c) of subsection (iii) of this Section 1.03. If the Borrower and the Lender are unable to agree on an amendment as provided in said paragraph (iii)(b) and if the Borrower does not exercise either option set forth in the first sentence of said paragraph (iii)(c) within the specified period, then as used in this Loan Agreement "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles in effect at the relevant date, except that the specified change in "Generally Accepted Accounting Principles" which is objected to by the Lender shall not be made in applying the Financial Provisions. The Borrower and the Lender agree that if the Borrower elects the option in clause
(B) of the first sentence of said paragraph (iii)(c), until such independent accounting firm has been selected and completes drafting such amendment, the specified change in "Generally Accepted Accounting Principles" shall not be made in applying the Financial Provisions.

            (v) All expenses of compliance with this Section 1.03 shall be paid for by the Borrower, except the Borrower and the Lender shall be responsible for their own costs and expenses associated with proceedings under Section 1.03(iii)(c) hereof other than the cost and expense payable to the American Arbitration Association and any such accounting firm which shall be divided equally between the Lender on the one hand and the Borrower on the other.

                                   ARTICLE II

                       AMOUNTS AND TERMS FOR THE EQUIPMENT
                        LINE OF CREDIT/TERM LOAN FACILITY

      Section 2.01 Equipment Line of Credit/Term Loan Facility.

            (i) Availability. (a) Subject to the terms and conditions set forth in this Loan Agreement, and provided no Potential Event of Default or Event of Default shall have occurred and be continuing, the Lender hereby agrees to make to the Borrower or to any other Person described on Schedule 2.01 attached hereto as directed by the Borrower pursuant to this Loan Agreement from time to time during the Equipment Line of Credit Period, equipment line of credit loans (hereinafter each individually referred to as an "Equipment Line of Credit/Term Loan" and collectively, the "Equipment Line of Credit/Term Loans"), in an amount which shall not exceed in the aggregate at any time outstanding the $5,000,000.00 principal amount of the Equipment Line of Credit/Term Loan Facility. If the outstanding principal amount of the Equipment Line of Credit/Term Loans shall intentionally or unintentionally exceed the amount of the $5,000,000.00 principal amount of the Equipment Line of Credit/Term Loan Facility at any time, such excess shall be (1) immediately payable by the Borrower to the Lender, (2) deemed secured by the Collateral and (3) subject to the terms of this Loan Agreement. No new or additional Equipment Line of Credit/Term Loan shall be made during the Equipment Line Term Period. The Equipment Line of Credit/Term Loans shall be evidenced by the Equipment Line of Credit/Term Loan Note. The Lender is hereby authorized to record the dates and amounts of each Equipment Line of Credit/Term Loan made by the Lender and the dates and amounts of each payment or prepayment of principal thereof on "Schedule 1" annexed to and constituting a part of the Equipment Line of Credit/Term Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information as recorded; provided, however, the failure to make such notation with respect to any Borrowing shall not otherwise affect the obligation of the Borrower to the Lender under this Loan Agreement or the Equipment Line of Credit/Term Loan Note.

                  (b) During the Equipment Line of Credit Period, Equipment Line of Credit/Term Loans may be voluntarily prepaid pursuant to Section 2.04 hereof and, subject to the provisions of this Loan Agreement, any amounts so prepaid may be reborrowed, until the Business Day next preceding the Equipment Line of Credit Termination Date. The Lender's commitment to make Equipment Line of Credit/Term Loans shall expire on the Equipment Line of Credit Termination Date, and all Equipment Line of Credit/Term Loans then outstanding shall, provided no Potential Event of Default or Event of Default exists under this Loan Agreement,
(1) be converted to a term loan and (2) commence amortizing during the Equipment Line Term Period, all as more fully provided for in Section 2.01(v) below.

            (ii) Notice of Borrowing. During the Equipment Line of Credit Period, whenever the Borrower desires to borrow a Prime Rate Loan or an Eurodollar Rate Loan under this Section 2.01, the Borrower shall deliver to the Lender a Notice of Borrowing no later than 2:00 p.m. (Philadelphia, Pennsylvania time) on the proposed Borrowing Date, in the case of a Borrowing as a

Prime Rate Loan, and at least two (2) Business Days in advance of the proposed Borrowing Date in the case of a Borrowing as a Eurodollar Rate Loan. The Notice of Borrowing shall specify (a) the Borrowing Date (which shall be a Business
Day) in respect of the Equipment Line of Credit/Term Loan, (b) the amount of the proposed Borrowing which shall not be less than $25,000.00, (c) the intended use of the proceeds of such Borrowing, (d) the applicable interest rate option as described in Section 2.02(i) of this Loan Agreement, (e) the Eurodollar Interest Period, if applicable, and (f) the location of the Equipment to be acquired with the proceeds of the Equipment Line of Credit/Term Loan. In lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Lender telephonic notice of any proposed Borrowing by the time required under this
Section 2.01(ii); provided, however, that such notice shall be confirmed in writing by delivery to the Lender promptly (but in no event later than the Borrowing Date of the requested Equipment Line of Credit/Term Loan) of a Notice of Borrowing. Any Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to this Section 2.01(ii) shall be irrevocable. In addition, the Borrower shall also deliver to the Lender invoices or other written documentation evidencing the purchase price of the Equipment that the Borrower intends to acquire with the proceeds of the requested Equipment Line of Credit/Term Loan. The Lender will advance up to eighty percent (80%) of the purchase price of said Equipment, or such lesser amount as requested by the Borrower. The Lender will advance not more than $750,000.00 of the proceeds of the Equipment Line of Credit/Term Loan Facility for "deposits" or "progress payments" in connection with the acquisition of said Equipment. The Borrower covenants and agrees that it shall provide, furnish and obtain for the benefit of the Lender, within six (6) months of each advance of proceeds of the Equipment Line of Credit/Term Loan made for "deposits" or "progress payments", a first lien prior security interest in the Equipment being purchased with said "deposits" and "progress payments". In furtherance of said agreement, the Borrower shall give the Lender written evidence of the Borrower's ownership and possession of said Equipment, together with the necessary UCC-1 Financing Statements described in Section 3.02(ii). At such time as the Lender is satisfied of the Borrower's ownership interest in said Equipment, said "deposits" or "progress payments" shall no longer constitute a "deposit" or "progress payment" for purposes of this Section 2.01(ii).

            (iii) Making of Equipment Line of Credit/Term Loans. The Lender shall make the proceeds of such Equipment Line of Credit/Term Loan available to the Borrower at the Lender's Office, no later than 2:00 p.m. (Philadelphia, Pennsylvania time) on such Borrowing Date and shall disburse such funds in Dollars and in immediately available funds to an account of the Borrower maintained with the Lender and thereafter to any substitute account, designated in writing by the Borrower in the Notice of Borrowing.

            (iv) Use of Proceeds of Equipment Line of Credit/Term Facility. The proceeds of the Equipment Line of Credit/Term Loan Facility shall be used by the Borrower for the sole purpose of financing a portion of the purchase price and certain costs and expenses incurred by the Borrower, its Subsidiaries and/or it Affliates in connection with the acquisition of certain Equipment used in their respective businesses.

            (v) Amortization of the Equipment Line of Credit/Term Loan Facility.
(a) During the Equipment Line of Credit Period, provided no Event of Default or Potential Event of Default shall have occurred and be continuing, there shall be no required principal amortization payments on the Equipment Line of Credit/Term Loan Facility from the Borrowing Date of an Equipment Line of Credit/Term Loan through December 31st of the year in which said Borrowing occurred. Commencing on March 31st of the following calendar year and continuing thereafter on the first (1st) day of each succeeding month, the Borrower shall repay to the Lender the outstanding principal balance of each Equipment Line of Credit/Term Loan in an amount sufficient to repay the outstanding principal balance of the Equipment Line of Credit/Term Loan over a hypothetical sixty (60) month term.

                  (b) Notwithstanding any term or condition to the contrary set forth above, the Borrower shall commence principal payments to the Lender in monthly installments for any Borrowing made during the 1999 calendar year no later than June 30, 1999. In the event the Borrower shall request a Borrowing on June 30, 1999, then the Borrower shall pay to the Lender one-sixtieth (1/60th) of the principal amount of the Borrowing on said date.

                  (c) Notwithstanding any term or condition to the contrary set forth above, the Borrower may, at its sole option, elect to commence the payment of principal amortization on any or all of the outstanding Equipment Line Credit/Term Loans prior to March 31st of each succeeding year following the year of each said Borrowing. The Borrower shall give the Lender written notice of said election at least ten (10) days prior to the making of the first payment and thereafter all succeeding payments shall continue uninterrupted on the first day of each month for a period of fifty-nine (59) months.

                  (d) During the Equipment Line Term Period, subject to the prior terms, conditions and the provisions of this Section 2.01(v) and Section 2.04, the Borrower shall continue to repay to the Lender the outstanding principal balance of the Equipment Line of Credit/Term Loan Facility in consecutive monthly installments in an amount sufficient to repay the entire outstanding principal balance of the Equipment Line of Credit/Term Loan Facility on or before the Equipment Line of Credit/Term Loan Maturity Date. The final payment of all principal, unpaid accrued interest, fees and expenses, if any, owing to the Lender on the Equipment Line of Credit/Term Loan Facility shall be due and payable on the Equipment Line of Credit/Term Loan Maturity Date.

      Section 2.02 Interest on the Equipment Line of Credit/Term Loans.

      (i) Rate of Interest. (a) During the Equipment Line of Credit Period, all Equipment Line of Credit/Term Loans shall bear interest computed daily on the outstanding principal balance thereof from the date made until paid in full at one or more of the interest rate options selected by the Borrower from among the two (2) interest rate options set forth below. Subject to the provisions of this Loan Agreement, the Borrower may select different options to apply simultaneously to different portions of the Equipment Line of Credit/Term Loans and may select different Funding Segments to apply simultaneously to different parts of the Eurodollar Rate Portion of the Equipment Line of Credit/Term Loans. Each selection of a rate option shall apply separately and without overlap to the Equipment Line of Credit/Term Loans as a class. The aggregate number of

Funding Segments applicable to the Eurodollar Rate Portion of the Equipment Line of Credit/Term Loans at any time shall not exceed twenty (20).

             Interest Rate Options For Equipment Line of Credit/Term
               Loans during the Equipment Line of Credit Period:

                  (1) Prime Rate: A fluctuating rate per annum for each day equal to the Prime Rate of the Lender, in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate); or

                  (2) Eurodollar Rate. A fixed rate per annum for each day during a Eurodollar Interest Period equal to the Eurodollar Rate for such Eurodollar Interest Period plus one hundred fifty (150) basis points. The Lender shall give prompt notice to the Borrower of the Eurodollar Rate determined or adjusted in accordance with the provisions hereof, which determination or adjustment shall be conclusive (absent manifest error) if made in good faith.

            (b) During the Equipment Line Term Period, all Equipment Line of Credit/Term Loans shall bear interest computed daily on the outstanding principal balance thereof from the date made until paid in full at one or more of the interest rate options selected by the Borrower from among the three (3) interest rate options set forth below. Subject to the provisions of this Loan Agreement, the Borrower may select different options to apply simultaneously to different portions of the Equipment Line of Credit/Term Loans and may select different Funding Segments to apply simultaneously to different parts of the Eurodollar Rate Portion of the Equipment Line of Credit/Term Loans. Each selection of a rate option shall apply separately and without overlap to the Equipment Line of Credit/Term Loans as a class. The aggregate number of Funding Segments applicable to the Eurodollar Rate Portion of the Equipment Line of Credit/Term Loans at any time shall not exceed twenty (20).

             Interest Rate Options For Equipment Line of Credit/Term
                  Loans during the Equipment Line Term Period:

                  (1) Prime Rate: A fluctuating rate per annum for each day equal to the Prime Rate of the Lender, in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate);

                  (2) Eurodollar Rate. A fixed rate per annum for each day during a Eurodollar Interest Period equal to the Eurodollar Rate for such Eurodollar Interest Period plus one hundred fifty (150) basis points. The Lender shall give prompt notice to the Borrower of the Eurodollar Rate determined or adjusted in accordance with the provisions hereof, which determination or adjustment shall be conclusive (absent manifest error) if made in good faith; or

                  (3) Fixed Rate: A fixed rate per annum for each day during the Fixed Rate Interest Period equal to the Fixed Rate.

            (c) Notwithstanding subparagraph (a) and (b) above, interest in respect of any Equipment Line of Credit/Term Loans shall not exceed the maximum rate permitted by applicable Law.

      (ii) Interest Payments. Subject to Section 2.02(iv) hereof, interest accrued on all Prime Rate Loans shall be payable by the Borrower in arrears (a) on the first day of each Fiscal Quarter during the term of this Loan Agreement, with the first payment commencing on January 1, 1997 and (b) at maturity. Interest accrued on each Eurodollar Rate Loan shall be payable by the Borrower in arrears (1) on each Eurodollar Interest Payment Date applicable to that Eurodollar Rate Loan, (2) upon prepayment thereof in full or in part and (3) at maturity. Interest accrued on each Fixed Rate Loan shall be payable by the Borrower in arrears (x) on the first day of each month commencing on the first day of each month during the Equipment Line Term Period and (y) at maturity.

      (iii) Conversion or Continuation. (a) Subject to the provisions of Section 2.04, Section 2.06, and Section 2.11 hereof, the Borrower shall have the option
(1) to convert at any time all or any part of outstanding Equipment Line of Credit/Term Loans which, in the aggregate, equal $250,000.00 or an integral multiple of $1,000.00 in excess of that amount from Prime Rate Loans to Eurodollar Rate Loans; or (2) to convert at any time all or any part of outstanding Equipment Line of Credit/Term Loans from Prime Rate Loans to Fixed Rate Loans; or (3) to convert all or any part of outstanding Equipment Line of Credit/Term Loans which, in the aggregate, equal $250,000.00 or an integral multiple of $1,000.00 in excess of that amount from Eurodollar Rate Loans to Prime Rate Loans on the expiration date of any Eurodollar Interest Period applicable thereto; or (4) to convert all or any part of outstanding Equipment Line of Credit/Term Loans which, in the aggregate, equal $250,000.00 or an integral multiple of $1,000.00 in excess of that amount from Eurodollar Rate Loans to Fixed Rate Loans on the expiration date of any Eurodollar Interest Period applicable thereto; or (5) to convert at any time all or any part of outstanding Equipment Line of Credit/Term Loans from Fixed Rate Loans to Prime Rate Loans; or (6) to convert at any time all or any part of outstanding Equipment Line of Credit/Term Loans which, in the aggregate, equal $250,000.00 or an integral multiple of $1,000.00 from Fixed Rate Loans to Eurodollar Rate Loans; or (7) upon the expiration of any Eurodollar Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Equipment Line of Credit/Term Loans equal to $250,000.00 or an integral multiple of $1,000.00 in excess of that amount as Eurodollar Rate Loans of the same type, and the succeeding Eurodollar Interest Period of such continued Equipment Line of Credit/Term Loans shall commence on the expiration date of the Eurodollar Interest Period applicable thereto; provided, however, that no outstanding Equipment Line of Credit/Term Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing.

            (b) In the event the Borrower shall elect to convert or continue an Equipment Line of Credit/Term Loan under this Section 2.02(iii), the Borrower shall deliver a Notice of

Conversion/Continuation to the Lender no later than 2:00 p.m. (Philadelphia, Pennsylvania time) on the proposed conversion date in the case of a conversion to a Prime Rate Loan, and no later than 2:00 p.m. (Philadelphia, Pennsylvania time) at least two Business Days in advance of the proposed conversion/continuation date in the case of a conversion to or a continuation of a Eurodollar Rate Loan. A Notice of Conversion/Continuation shall specify (1) the proposed conversion/continuation date (which shall be a Business Day), (2) the amount of the Equipment Line of Credit/Term Loan to be converted/continued,
(3) the nature of the proposed conversion/continuation and (4) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Lender telephonic notice of any proposed conversion/continuation by the time required under this Section 2.02(iii); provided, however, that such notice shall be confirmed in writing by delivery to the Lender promptly (but in no event later than the proposed conversion/continuation date) of a Notice of Conversion/Continuation.

            (c) Any Notice of Conversion/Continuation for conversion to, or continuation of, an Equipment Line of Credit/Term Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith.

      (iv) Default Interest. Notwithstanding the rates of interest specified in
Section 2.02(i) hereof and the payment dates specified in Section 2.02(ii) hereof, effective immediately upon the occurrence of any Event of Default under
Section 9.01 of this Loan Agreement and for as long thereafter as any such Event of Default shall be continuing, the principal balance of all Loans then outstanding and, to the extent permitted by applicable Law, any interest payments on the Loans not paid when due, shall bear interest payable upon demand at the Default Rate.

      (v) Computation of Interest. Interest on Prime Rate Loans, Eurodollar Rate Loans and Fixed Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Equipment Line of Credit/Term Loan, the date of the making of the Equipment Line of Credit/Term Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, that if an Equipment Line of Credit/Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Equipment Line of Credit/Term Loan.

      (vi) Changes; Legal Restrictions. Except as provided in Section 2.06(iv) hereof with respect to certain determinations on Eurodollar Interest Rate Determination Dates, in the event that after the date hereof (a) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (b) compliance by the Lender with any request or directive from any central bank or other Governmental Authority or quasi-governmental authority:

            (1) subjects the Lender (or its applicable lending office or Eurodollar Affiliate) to any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any kind which the Lender determines to be applicable to this Loan Agreement, the Equipment Line of Credit/Term Loans, or change in the basis of taxation of payments to the Lender of principal, fees, interest, or any other amount payable hereunder, except for net income or franchise taxes imposed by any jurisdiction (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Taxes"); or

            (2) does or may impose, modify, or hold applicable, in the determination of a Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, the Lender or any applicable lending office or Eurodollar Affiliate of the Lender (except, with respect to Prime Rate Loans to the extent that the reserve and FDIC insurance requirements are reflected in the definition of "Prime Rate" and, with respect to a Eurodollar Rate Loan, to the extent that the reserve requirements are reflected in the definition of "Eurodollar Rate"); or

            (3) does or is reasonably likely to impose on the Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining the Equipment Line of Credit/Term Loans, then, in any such case, the Borrower shall promptly pay to the Lender, upon demand, such amount or amounts (based upon an allocation thereof by the Lender to the financing transactions contemplated by this Loan Agreement and effected by this
Section 2.02 (vi) as may be necessary to compensate the Lender for any such additional cost incurred or reduced amount received. The Lender shall deliver to the Borrower a written statement of the costs or reductions claimed and the basis therefore, and the allocation made by the Lender of such costs and reductions shall be conclusive, absent manifest error. If the Lender subsequently recovers any amounts previously paid by the Borrower pursuant to this Section 2.02 (vi), the Lender shall, within thirty (30) days after receipt of such refund and to the extent permitted by applicable Law, pay to the Borrower the amount of any such recovery.

      Section 2.03.  Fees.

            (i) Unused Commitment Fee. The Borrower shall pay to the Lender an unused commitment fee accruing at the rate of one-eighth of one percent (0.125%) per annum from and after the Closing Date until the Obligations are repaid in full and the Equipment Line of Credit/Term Loan Facility is terminated, upon the average daily amount of the excess of the Equipment Line of Credit/Term Loan Facility over all outstanding Equipment Line of Credit/Term Loans from time to time. All such commitment fees payable under this Section 2.03 shall be calculated and payable quarterly in arrears on the first Business Day in each Fiscal Quarter beginning after the Closing Date.

            (ii) Late Charge Fee. In the event that any payment, including, without limitation, interest or principal, required to be made by the Borrower under the Equipment Line of Credit/Term Loan Note or under this Loan Agreement shall not be received by the Lender within fifteen (15) days of when due, the Lender may charge, and if so charged, the Borrower shall pay, a late charge of ($0.05) for each dollar ($1.00) of each delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment. In no event shall said late charge fee be less than ten dollars ($10.00).

            (iii) Payment of Fees. The fees described in this Section 2.03 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit, and the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees and expenses otherwise described in this Loan Agreement and the Commitment Letter. Fees shall be payable when due at the Office of the Lender in immediately available funds. All fees shall be non-refundable when paid. All fees and expenses specified or referred to in this Loan Agreement due and owing to the Lender, including, without limitation, those referred to in this Section 2.03 and in Section 10.01 hereof and in the Commitment Letter, shall bear interest, if not paid when due, at the Default Rate (but not to exceed the maximum rate permitted by applicable Law), shall constitute Obligations. All fees described in this Section 2.03 and the Commitment Letter which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

      Section 2.04 Voluntary Prepayments. (i) The Borrower may, at any time and from time to time, upon the giving of at least one (1) Business Days' prior express written notice to the Lender, voluntarily prepay any Prime Rate Loan in whole or in part, without premium or fee, in an aggregate minimum amount of $25,000.00 and in integral multiples of $1,000.00; provided, however, any principal prepayment of a Prime Rate Loan shall be accompanied by the payment of all unpaid accrued interest due and owing on said Prime Rate Loan.

            (ii) The Borrower may, at any time and from time to time, upon the giving of at least one (1) Business Days' prior express written notice to the Lender, voluntarily prepay any Eurodollar Rate Loan in whole or in part, in an aggregate minimum amount of $25,000.00 and in integral multiples of $1,000.00, subject to the following: (a) any principal prepayment of a Eurodollar Rate Loan shall be accompanied by the payment of all unpaid accrued interest due and owing on said Eurodollar Rate Loan and (b) the Borrower shall pay to the Lender all amounts described in Section 2.06(vi) of this Loan Agreement.

            (iii) The Borrower may, at any time and from time to time, voluntarily prepay any Fixed Rate Loan, in whole or in part, without premium or fee, in an aggregate minimum amount of $10,000.00 subject to the indemnification provisions of Section 2.11 of this Loan Agreement.

            (iv) Notwithstanding any provision of this Section 2.04 to the contrary, in the event that any prepayments of any Equipment Line of Credit/Term Loans are made in connection with the termination of this Loan Agreement, such prepayments shall be made only upon ten (10) Business Days' prior express written notice to the Lender.

      Section 2.05  Payments; Collection of Accounts.

            (i) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to the Lender shall be made without condition or reservation or right, in Dollars and in immediately available funds, delivered to the Lender not later than 2:00 p.m. (Philadelphia, Pennsylvania time) on the date due, to such account of the Lender at its Office, as the Lender may designate. Funds received by the Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day. The Lender shall send a monthly and/or quarterly invoice, as applicable, to the Borrower reflecting the accrued interest due and owing and all fees due and owing hereunder. The Borrower hereby agrees that on the Business Day that any payment of principal, interest and fees are due, the Lender shall automatically charge a demand deposit account of the Borrower, which account shall be maintained with the Lender at all times throughout the term of the Equipment Line of Credit/Term Loan Facility. The Borrower's authorization of the Lender to charge such account having sufficient funds on deposit shall constitute payment of the amount so authorized notwithstanding the Lender's failure to charge said account. Any failure or delay by the Lender in submitting invoices for interest and fee payments shall not discharge or relieve the Borrower of the obligation to make such payments into the demand deposit account.

            (ii) Apportionment of Payments. So long as there does not exist an Event of Default, all payments of principal and interest in respect of outstanding Equipment Line of Credit/Term Loans, all payments of the fees described herein and in the Commitment Letter, and all payments in respect of any other Obligation shall be allocated by the Borrower as it may be entitled thereto as provided herein. After the occurrence and during the continuance of an Event of Default, the Lender shall, after providing notice to the Borrower that payments and proceeds shall be so applied, apply all payments remitted to the Lender subject to the provisions of this Loan Agreement, (a) first, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due and owing to the Lender from the Borrower; (b) second, to pay interest due in respect of Equipment Line of Credit/Term Loans; (c) third, to pay or prepay principal of Equipment Line of Credit/Term Loans and (d) fourth, to the ratable payment of all other Obligations.

            (iii) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.03 hereof, as the case may be.

            (iv) Lender's Accounting. The Lender shall maintain a loan account (hereinafter referred to as the "Loan Account") on its books in which shall be recorded (a) principal amount of Equipment Line of Credit/Term Loans owing to the Lender from time to time; (b) all other appropriate debits and credits as provided in this Loan Agreement, including, without limitation, all interest, fees, expenses, charges and other Obligations; and (c) all payments of Obligations made by the Borrower or for the Borrower's account. All entries in the Loan Account shall be made in accordance with the Lender's customary accounting practices as in effect from time to time. The Lender will render a statement of the Loan Account upon the request of the Borrower. Each and every such statement shall be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein (absent manifest error), unless the Borrower, within ten (10) days after the date such statement is rendered, delivers to the Lender written notice of any objection which the Borrower may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower.

      Section 2.06 Special Provisions Governing Eurodollar Rate Loans. Notwithstanding other provisions of this Loan Agreement to the contrary, if any, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

      (i) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be for a minimum amount of $250,000.00 and in integral multiples of $1,000.00 in excess of that amount.

      (ii) Determination of Eurodollar Interest Period. By giving notice as set forth in Sections 2.01 (ii) and 2.02(iii) hereof (with respect to a conversion into or a continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provision of this Section 2.06, to specify an Eurodollar Interest Period to apply to the Borrowing of Eurodollar Rate Loans described in such notice, subject to availability. The determination of Eurodollar Interest Periods shall be subject to the following provisions:

            (a) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

            (b) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, the Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if any such Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Eurodollar Interest Period shall expire on the immediately preceding Business Day;

            (c) The Borrower may not select a Eurodollar Interest Period for any Equipment Line of Credit/Term Loan which terminates later than the Equipment Line of Credit/Term Loan Maturity Date;

            (d) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Eurodollar Rate Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of any portion of principal, it being understood and agreed that any Eurodollar Rate Loan whose Eurodollar Interest Period ends less than one month prior to such required principal payment date shall be deemed converted to a Prime Rate Loan as of the last day of such Eurodollar Interest Period for purposes of determining whether any portion of principal of any Eurodollar Rate Loan is required in order to make a mandatory payment of principal; and

            (e) There shall be no more than twenty (20) Eurodollar Interest Periods under this Loan Agreement in effect at any one time under the Equipment Line of Credit/Term Loan Facility.

      (iii) Determination of Interest Rate. As soon as practicable after 2:00 p.m. (Philadelphia, Pennsylvania time) on any Eurodollar Interest Rate Determination Date, the Lender shall determine (which determination shall, absent manifest error, be rebuttably presumed correct) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower.

      (iv) Interest Rate Unascertainable, Inadequate or Unfair. If, with respect to any Eurodollar Interest Period, the Lender determines that (a) deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Eurodollar Interest Period, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or (c) a contingency has occurred which materially and adversely affects the London interbank Eurodollar market then the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (1) the right of the Borrower to elect to have Equipment Line of Credit/Term Loans bear interest based upon the Eurodollar Rate shall be suspended and (2) each outstanding Eurodollar Rate Loan shall be converted into a Prime Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

      (v) Illegality. (a) In the event that on any date the Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful by compliance by the Lender in good faith with any Law, of any Governmental Authority (whether or not having the force of Law and whether or not failure to comply therewith would be unlawful), then, and in any such event, the Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower.

            (b) Upon the giving of the notice referred to in Section 2.06(v)(a) hereof, (1) the Borrower's right to request of the Lender and the Lender's obligation to make Eurodollar Rate Loans shall be immediately suspended, and the Lender shall make an Equipment Line of Credit/Term Loan, as part of any requested Borrowing of Eurodollar Rate Loans, as a Prime Rate Loan, which Prime Rate Loan shall, for all purposes, be considered a part of such Borrowing, and
(2) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately (or, if permitted by applicable Law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Lender) convert each such Equipment Line of Credit/Term Loan into a Prime Rate Loan.

            (c) In the event that the Lender determines at any time following its giving of the notice referred to in Section 2.06(iv) and Section 2.06(v)(a) hereof that the Lender may lawfully make Eurodollar Rate Loans of the type referred to in such notice, the Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower of that determination, whereupon the Borrower's right to request of the Lender, and the Lender's obligation to make, Eurodollar Rate Loans shall be restored.

      (vi) Compensation. In addition to such amounts as are required to be paid by the Borrower pursuant to Sections 2.02(iv), 2.02(vi), 2.03 (iii), 2.04(ii), 2.06(vii), 2.07 and 2.09 hereof, the Borrower shall compensate the Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lender to fund or maintain the Lender's Eurodollar Rate Loans) which losses, expenses and liabilities the Lender may sustain (a) if for any reason a Borrowing, conversion or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 2.02(iii) hereof as a result of any action or inaction on the part of any Person (other than the Lender), (b) if any prepayment of an Eurodollar Rate Loan (including, without limitation, any prepayment pursuant to Section 2.04 hereof) occurs for any reason on a date which is not the last day of the applicable Eurodollar Interest Period, (c) as a consequence of any required conversion of a Eurodollar Rate Loan to a Prime Rate Loan as a result of any of the events indicated in
Section 2.06(v) or (d) as a consequence of any other failure by the Borrower to repay Eurodollar Rate Loans when required by the terms of this Loan Agreement. The Lender shall deliver to the Borrower a written statement as to such losses, expenses and liabilities which statement shall be conclusive as to such amounts in the absence of manifest error.

      (vii)  Eurodollar Rate Taxes.  The Borrower agrees that:

            (a) the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of an Equipment Line of Credit/Term Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate or the provisions of this Loan Agreement relating to the Eurodollar Rate or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of an Equipment Line of Credit/Term Loan made to the Borrower when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being hereinafter collectively called "Eurodollar Rate Taxes"); provided, however, that Eurodollar Rate Taxes shall not include net income or franchise taxes imposed by any jurisdiction. The Borrower shall also pay such additional amounts equal to increases in net income or franchise taxes attributable to payments made by the Borrower pursuant to this clause (a). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Borrower will, at the request of the Lender, furnish to the Lender evidence, in form and substance satisfactory to the Lender, that the Borrower has met its obligation under this Section 2.06(vii); and

            (b) the Borrower will indemnify the Lender against, and reimburse the Lender on demand for, any Eurodollar Rate Taxes paid by the Lender in respect of an Equipment Line of Credit/Term Loan made to the Borrower, as determined by the Lender in its sole discretion. The Lender shall provide the Borrower with (1) appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this clause (b) and (2) such information as may reasonably be required to indicate the basis for such Eurodollar Rate Taxes; provided, however, that if the Lender subsequently recovers, or receives a net tax benefit with respect to, any amount of Eurodollar Rate Taxes previously paid by the Borrower pursuant to this Section 2.06(vii)(b), the Lender shall, within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to the Borrower the amount of any such recovery or permanent net tax benefit.

      (viii) Booking of Eurodollar Rate Loans. The Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices, agencies or the office of an Affiliate of the Lender; provided, however, the Lender shall not be entitled to receive any greater amount under
Section 2.02(vi) or 2.06(vii) hereof as a result of the transfer of any such Equipment Line of Credit/Term Loan than the Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and were not reasonably foreseeable in the view of the Lender and (b) such claim would have arisen even if such transfer had not occurred.

      (ix) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of the Lender shall be deemed a party to this Loan Agreement or shall have any rights, liability or obligation under this Loan Agreement.

      Section 2.07 Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any Law or regulation or (ii) compliance by the Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of such capital is increased by or based upon the existence of the Lender's commitment to make Equipment Line of Credit/Term Loans and other commitments of this type or upon the existence of letters of credit (or similar contingent obligations), then, upon demand by the Lender, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender determines such increase in capital to be allocable to the existence of the Lender's commitment to fund the Equipment Line of Credit/Term Loan Facility. A certificate as to such amounts submitted to the Borrower by the Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.

      Section 2.08. Authorized Officers of the Borrower. The Borrower shall notify the Lender in writing of the names of the officers and employees authorized to request Equipment Line of Credit/Term Loans and shall provide the Lender with a specimen signature of each such Authorized

Officer. The Lender shall be entitled to rely conclusively on such officer's or employee's authority to request such Equipment Line of Credit/Term Loans until the Lender receives written notice to the contrary. The Lender shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation and, with respect to an oral request for such an Equipment Line of Credit/Term Loan, the Lender shall have no duty to verify the identity of any Person representing himself as one of the officers or employees authorized to make such request on behalf of the Borrower. The Lender shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Lender believes in good faith to have been given by a duly Authorized Officer or other Person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.08.

      Section 2.09  Taxes.

            (i) Payments Net of Taxes. All payments made by the Borrower under this Loan Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Taxes.

            If any Taxes are required to be withheld or deducted from any amounts payable to the Lender under this Loan Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Loan Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Lender for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof.

            (ii) Indemnity. The Borrower hereby indemnifies the Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents (including any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any failure to pay such Taxes unless such failure was the result of the action or inaction of the Lender to notify the Borrower in writing of the existence of such Taxes). Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

      Section 2.10. Security for the Equipment Line of Credit/Term Loan Facility. As security for the due and punctual payment and performance of the obligations of the Borrower under the Loan Documents, the Borrower shall execute, or cause to be executed, and deliver to the Lender the Collateral Documents.

      Section 2.11 Yield Maintenance Calculation on Fixed Rate Loans. The Borrower hereby agrees to indemnify the Lender against any loss or expense which Lender may sustain or incur as a consequence of the receipt or recovery by the Lender of all or any part of the Equipment Line

Credit/Term Loan Facility prior to the agreed upon term of any Fixed Rate Loan, exclusive of the regular periodic payments of principal and interest required hereunder.

      Without limiting the effect of the foregoing, the amount to be paid by the Borrower to the Lender in order to indemnify the Lender for any loss occasioned by any voluntary prepayment of the Fixed Rate Loans, and as liquidated damages therefore, shall be equal to the sum of the discounted present value of the excess (if any) of each periodic interest payment due thereunder calculated as follows: (i) the applicable interest rate for such Fixed Rate Loan being prepaid over (ii) the Fixed Rate which would otherwise be applicable to a Fixed Rate Loan being prepaid. For purposes of calculating the "discounted present value", the Borrower and the Lender agree that the applicable United States Treasury Securities note or bill of similar maturity for each periodic interest payment shall be used.

                                   ARTICLE III

              CONDITIONS TO THE EQUIPMENT LINE OF CREDIT/TERM LOANS

      Section 3.01 Conditions Precedent to the Effectiveness of this Loan Agreement. This Loan Agreement shall become effective on the Closing Date when the following conditions precedent have been satisfied (unless waived by the Lender or unless the deadline for delivery has been extended by the Lender):

            (i) Certain Documents. The Lender shall have received on or before the Closing Date all of the following, all of which, except as otherwise specifically described below, shall be in form and substance satisfactory to the
Lender:

                  (a) This Loan Agreement together with all Exhibits and Schedules attached hereto;

                  (b) A Notice of Borrowing pursuant to Section 2.01 hereof dated the Closing Date executed by the Borrower;

                  (c)  The Equipment Line of Credit/Term Loan Note;

                  (d)  The Agreement of Guaranty;

                  (e) The opinion of counsel to the Borrower substantially in the form of Exhibit "E" attached hereto;

                  (f) A certificate of the Secretary or Assistant Secretary of the Borrower, its Subsidiaries and its corporate Affiliates dated the Closing Date certifying (1) the names and true signatures of the incumbent officers of the Borrower, its Subsidiaries and its corporate Affiliates authorized to sign this Loan Agreement and all other Loan Documents executed by the Borrower, its Subsidiaries and its corporate Affiliates in connection with this Loan Agreement, (2) the By-Laws of the Borrower, its Subsidiaries and its corporate Affiliates as in effect on the date of such certification, (3) the resolutions of the Borrower's, its Subsidiaries' and its corporate Affiliates' respective Boards of Directors approving and authorizing the execution, delivery and performance of this Loan Agreement and all other Loan Documents which were executed by the Borrower, its Subsidiaries and its corporate Affiliates in connection herewith and (4) that there have been no changes in the Certificate of Incorporation and By-Laws of the Borrower since the date of the most recent certification thereof by the Office of the appropriate Secretary of State delivered to the Lender prior to the Closing Date;

                  (g) The Certificate of Incorporation of the Borrower, its Subsidiaries and/or its corporate Affiliates as amended, modified or supplemented to the Closing Date, shall be certified to be true, correct and complete by the appropriate Secretaries of State as of dates acceptable to the Lender;

                  (h) Good Standing Certificate(s) certified by the appropriate Secretaries of State relating to the Borrower, its Subsidiaries and/or its corporate Affiliates for each of the states in which the Borrower, its Subsidiaries and/or its corporate Affiliates are qualified to conduct business;

                  (i) The annual operating plan for the 1997 Fiscal Year.

                  (j) Evidence of the insurance required by this Loan Agreement;

                  (k) A contemporaneous search of UCC, real property, tax, judgment and litigation dockets and records and other appropriate registers shall have revealed no filings or recordings in effect with respect to the Borrower, its Subsidiaries and its Affiliates, except such as are acceptable to the Lender, and the Lender shall have received a copy of the search reports received as a result of the search;

                  (l) The partnership agreements for each of the Partnership Guarantors shall be certified to be true, correct and complete by the Partnership Guarantors as of the Closing Date; and

                  (m) Such additional documentation as the Lender may reasonably require.

            (ii) Fees and Expenses Paid. The Borrower shall have paid to the Lender, for its own account, all fees and expenses due and payable under this Loan Agreement and the Commitment Letter on or before the Closing Date.

            (iii) Representations and Warranties. All of the representations and warranties of the Borrower, the Corporate Guarantors and/or the Partnership Guarantors contained in subsections (i) through (xxxii) of Section 4.01 hereof and in any other Loan Document (other than for changes permitted or contemplated by this Loan Agreement and/or the Agreement of Guaranty) shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except any such representations and warranties stated to be given on a specific date other than the Closing Date).

            (iv) No Default. No Event of Default or Potential Event of Default hereunder or under the other Loan Documents shall have occurred and be continuing on the Closing Date.

            (v) No Injunction. No Requirements of Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall and, except as set forth on Schedule 4.01(vii) hereto, no litigation shall be pending or threatened which in the judgment of the Lender would, enjoin, prohibit, restrain, impose or result in the imposition of any material adverse condition upon the consummation of the transactions contemplated hereby.

            (vi) Consents. The Borrower, the Corporate Guarantors and/or the Partnership Guarantors shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow the Borrower, the Corporate Guarantors and/or the Partnership Guarantors lawfully to execute, deliver and perform, in all material respects, its obligations under this Loan Agreement and the other Loan Documents.

            (vii) No Material Adverse Change. No adverse change deemed material by the Lender, in its sole opinion, shall have occurred since the date of the most recent annual audited financial report of the Borrower, its Subsidiaries and its Affiliates delivered to the Lender through the Closing Date, as to the condition (financial or otherwise), operations, performance or properties of the Borrower, its Subsidiaries and its Affiliates individually or taken as a whole.

      Section 3.02. Conditions Precedent to All Equipment Line of Credit/Term Loans. The obligation of the Lender to make any Equipment Line of Credit/Term Loan on any date, is subject to the following conditions precedent as of such date:

            (i) Notice of Borrowing. With respect to a request for an Equipment Line of Credit/Term Loan, the Lender shall have received in accordance with the provisions of Section 2.01(ii) hereof, on or before any Borrowing Date, an original and duly executed Notice of Borrowing.

            (ii) Security Agreement and Other Information. The Lender shall have received from the Borrower, the Corporate Guarantor or the Partnership Guarantor, as the case may be, in its capacity as the debtor, a fully completed and executed Security Agreement for Equipment being acquired. In addition, the Borrower shall furnish the Lender with (a) a copy of the sales contract, purchase order, conditional sales agreement or other written agreement covering the acquisition of the Equipment, (b) information as to the then current location of the Equipment, (c) information as to "deposits" and/or "progress payments" and (d) any other information reasonably requested by the Lender in connection with said Equipment.

            (iii) UCC-1 Financing Statements. The Lender shall have received from the Borrower, the Corporate Guarantor or the Partnership Guarantor, as the case may be, in its capacity as the purchaser of the Equipment being acquired, fully executed UCC-1 Financing Statements prepared by the Borrower, the applicable Corporate Guarantor or the applicable Partnership Guarantor, together with the appropriate filing fees for filing said UCC-1 Financing Statement(s) in the appropriate filing office(s) and accurately describing the Equipment to be acquired with the proceeds of any Equipment Line of Credit/Term Loan.

            (iv) Additional Matters. As of the Borrowing Date for any Equipment Line of Credit/Term Loan:

                  (a) Representations and Warranties. All of the representations and warranties of the Borrower contained in subsections (i) through (xxxii) of
Section 4.01 hereof and in any other Loan Document (other than representations and warranties which expressly speak only of a different date and other than for changes permitted or contemplated by this Loan Agreement) shall be true and correct in all material respects;

                  (b) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Equipment Line of Credit/Term Loan;

                  (c) No Injunction. No law or regulations shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and, except as set forth on Schedule 4.01(vii) hereto, no litigation shall be pending or threatened which in the reasonable judgment of the Lender would, enjoin, prohibit, restrain, impose or result in the imposition of any material adverse condition upon the Lender from making the Equipment Line of Credit/Term Loan requested to be made on the Borrowing Date;

                  (d) No Material Adverse Change. No adverse change deemed material by the Lender, in its reasonable opinion, shall have occurred after the Closing Date as to the condition (financial or otherwise), operations, performance or properties of the Borrower, its Subsidiaries and/or its Affiliates, individually or taken as a whole; and

                  (e) Location of Collateral. The Notice of Borrowing shall specify the location of the Collateral, which shall be one of the locations set forth on Schedule 4.01 (xxviii), unless otherwise specified. In the event the Collateral is to be located at a location other than a location set forth in
Schedule 4.01(xxviii), the Borrower, the Corporate Guarantor and/or the Partnership Guarantor shall execute any and all amendments, modifications and/or supplements to incorporate said new location into this Loan Agreement and the other Loan Documents.

            Each submission by the Borrower to the Lender of a Notice of Borrowing with respect to an Equipment Line of Credit/Term Loan and the acceptance by the Borrower of the proceeds of each such Equipment Line of Credit/Term Loan made hereunder shall constitute a representation and warranty by the Borrower as of the Borrowing Date in respect of such Equipment Line of Credit/Term Loan that all the conditions contained in this Section 3.02 have been satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.01 Representations and Warranties on the Effective Date. In order to induce the Lender to enter into this Loan Agreement, the Borrower hereby represents and warrants to the Lender that the following statements are true, correct and complete on and as of the Closing Date:

            (i) Organization; Corporate Powers. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) is duly qualified to conduct business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified and (c) has all requisite power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

            (ii) Authority. (a) The Borrower has the requisite corporate power and authority (1) to execute, deliver and perform each of the Loan Documents executed by it, or to be executed by it, and (2) to file the Loan Documents filed by it, or to be filed by it, with the appropriate Governmental Authority.

                  (b) The execution, delivery and performance (or filing, as the case may be) of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, have been duly authorized by the Board of Directors of the Borrower and no further corporate proceedings on the part of the Borrower are necessary to consummate such transactions.

                  (c) Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered (or filed, as the case may be) by the Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            (iii) Subsidiaries and Ownership of Capital Stock. As of the Closing Date, the Borrower has eleven (11) Subsidiaries. In addition, the two (2) Partnership Guarantors are Affiliates of the Borrower. Schedule 4.01(iii) attached hereto sets forth the number of issued and authorized shares of each class of capital stock of the Borrower. No capital stock (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of the Borrower is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto, except as set forth on Schedule 4.01(iii) attached hereto. The outstanding capital stock of the Borrower is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

            (iv) No Conflict. The execution and delivery by the Borrower, the Corporate Guarantors and the Partnership Guarantors of each Loan Document and the performance of each of the transactions contemplated thereby do not and will not (a) to the best knowledge of the Borrower, constitute a tortious interference with any Contractual Obligation of the Borrower, the Corporate Guarantors and the Partnership Guarantors, (b) conflict with or violate the Borrower's and/or the Corporate Guarantors' respective Certificates of Incorporation or By-Laws, (c) conflict with or violate the Partnership Guarantors' partnership agreements, (d) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or, subject to clause (a) above, Contractual Obligation of the Borrower, or require termination of any Contractual Obligation, the consequences of which conflict or default or termination would have or is reasonably likely to have a Material Adverse Effect (e) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the Borrower, its Subsidiaries and/or its Affiliates (other than Liens permitted pursuant to Section 7.02(ii) hereof) or (f) require any approval of stockholders, other than as otherwise obtained.

            (v) Governmental Consents. The execution, delivery and performance of each Loan Document and the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been, or will in due course, be made, obtained or given.

            (vi) Governmental Regulation. The Borrower, its Subsidiaries and its Affiliates are not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other Law such that the Borrower's, its Subsidiaries' and/or its Affiliates' ability to incur indebtedness is limited or their ability to consummate the transactions contemplated hereby is materially impaired.

            (vii) Litigation; Adverse Effects. (a) Except as set forth in
Schedule 4.01(vii) attached hereto, there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of the Borrower, threatened against the Borrower, its Subsidiaries and/or its Affiliates or threatened against any Property of the Borrower, its Subsidiaries and its Affiliates which is reasonably likely to (1) result in any Material Adverse Effect, (2) materially and adversely affect the ability of the Borrower, its Subsidiaries and its Affiliates to perform their respective obligations under the Law, any material Contractual Obligation and/or the Loan Documents or (3) materially and adversely affect the ability of the Borrower, its Subsidiaries and/or its Affiliates to perform their collective Obligations or the Lender's ability to enforce such Obligations.

                  (b) The Borrower, its Subsidiaries and its Affiliates are not
(1) in violation of any applicable Law which violation has or is reasonably likely to have a Material Adverse Effect or (2) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority which has or is reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 4.01(vii) attached hereto, there is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower , its Subsidiaries and/or its Affiliates challenging the validity or the enforceability of any of the Loan Documents.

            (viii) No Material Adverse Change. No material adverse change has occurred in (a) the condition (financial or otherwise), operations or performance of the Borrower, its Subsidiaries and its Affiliates taken as a whole, or the ability of the Borrower to perform its Obligations under the Loan Documents to which it is a party.

            (ix) Payment of Taxes. All tax returns and reports of the Borrower, its Subsidiaries and its Affiliates required to be filed, have been timely filed (or appropriate extensions of time for the filing of same have been timely requested), and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Properties, assets, income and franchises which are shown on such returns as being due and payable, have been paid when due and payable, except such taxes, if any, that are reserved against in accordance with Generally Accepted Accounting Principles, such taxes as are being contested in good faith by appropriate proceedings or such taxes the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect. The Borrower has no knowledge of any proposed tax assessment against the Borrower, the Corporate Guarantors and/or the Partnership Guarantors that is reasonably likely to have a Material Adverse Effect, which is not being actively contested in good faith by the Borrower, the Corporate Guarantors and/or the Partnership Guarantors.

            (x) Material Adverse Agreements. The Borrower, its Subsidiaries and/or its Affiliates are not a party to or subject to any Contractual Obligation or other restriction contained in their respective Certificates of Incorporation, By-laws, partnership agreements or similar governing documents which has or is reasonably likely to have a Material Adverse Effect.

            (xi) Performance. The Borrower, its Subsidiaries and its Affiliates are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to them, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation, in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have or are not reasonably likely to have a Material Adverse Effect.

            (xii) Securities Activities. The Borrower, its Subsidiaries and its Affiliates are not engaged principally in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            (xiii) Requirements of Law. The Borrower has no actual knowledge of any non-compliance with respect to all Requirements of Law applicable to the Borrower, its Subsidiaries, its Affiliates and their respective businesses, and the Borrower, its Subsidiaries and its Affiliates are not charged with, or to the best of the Borrower's knowledge, under investigation with respect to, any violation of any such Requirements of Law, except where a non-compliance or violation of all Requirements of Law would not result in a Material Adverse Effect.

            (xiv) Patents, Trademarks, Permits, Etc. The Borrower, its Subsidiaries and its Affiliates own, license or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their respective businesses as currently conducted which are material to their condition (financial or otherwise), operations and performance, taken as a whole. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know how and processes by the Borrower, its Subsidiaries and its Affiliates does not infringe on the rights of any Person, subject to such claims and infringements and do not, in the aggregate, give rise to any liability on the part of the Borrower , its Subsidiaries and its Affiliates which has or is reasonably likely to have a Material Adverse Effect.

            (xv) Environmental Matters. Except as disclosed in Schedule 4.01(xv) attached hereto and except where the failure to comply with the provisions of clauses (a) through (k) below does not result in a Material Adverse Effect, (a) the operations of the Borrower, its Subsidiaries and its Affiliates comply in all substantial respects with all applicable environmental, health and safety Requirements of Law; (b) the Borrower, its Subsidiaries and its Affiliates have obtained all environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing, and the Borrower, its Subsidiaries and its Affiliates are in material compliance with all terms and conditions of such Permits; (c) the Borrower's, its Subsidiaries' and its Affiliates' respective present Properties and operations, and to the best of the Borrower's knowledge, the Borrower's, its Subsidiaries' and its Affiliates' respective past Properties and operations, are not the subject of any order from or agreement with any Governmental Authority or private party or any judicial or administrative proceeding or investigations respecting any environmental, health or safety Requirements of Law, and are not the subject of any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of an Environmental Concern Material into the Environment;
(d) the Borrower, its Subsidiaries and its Affiliates have not filed any notice under any Requirement of Law indicating past or present treatment, storage or disposal of an Environmental Concern Material in violation of any Environmental Law; (e) the Borrower, its Subsidiaries and its Affiliates have not filed any notice under any applicable Requirement of Law reporting a Release of an Environmental Concern Material into the Environment in violation of any Environmental Law; (f) there is not now, nor has there ever been, on or in the Property of the Borrower, its Subsidiaries and/or its Affiliates in violation of any Environmental Law: (1) any generation, treatment, recycling, storage or disposal of any Environmental Concern Material, (2) any underground storage tanks or surface impoundments, (3) any asbestos-containing material, or (4) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment; (g) the Borrower, its Subsidiaries and/or its Affiliates has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Environmental Concern Material into the Environment, or as a result of exposure to asbestos or to cotton dust, which may result in any liability; (h) after due inquiry, no Environmental Lien has attached to any Property of the Borrower, its Subsidiaries and/or its Affiliates; (i) the Borrower, its Subsidiaries and its Affiliates have not entered into any negotiations or agreements with any Person (including, without limitation, the prior owner(s) of any Property owned or leased by the Borrower, its Subsidiaries and/or its

Affiliates) relating to any Remedial Action or environmentally related Claim;
(j) the Borrower, its Subsidiaries and its Affiliates have no material contingent liability in connection with any Release or threatened Release of any Environmental Concern Material into the Environment; and (k) none of the products that the Borrower, its Subsidiaries and/or its Affiliates manufacture, distribute or sell, or, to the best of the Borrower's knowledge, ever has manufactured, distributed or sold, contains an asbestos-containing material.

            (xvi) ERISA. As of the Closing Date, the Borrower, its Subsidiaries, its Affiliates and any ERISA Affiliate do not maintain or contribute to any Plan other than a Plan listed on Schedule 4.01(xvi) attached hereto. Except as otherwise provided on Schedule 4.01(xvii), each Plan which is intended to be a qualified plan has been determined by the IRS to be qualified under Section 401(a), and each trust related to any such Plan has been so determined to be exempt from federal income tax under Section 501(a) of the Code prior to its amendment by the Tax Reform Act of 1986, and such Plan and trust are being operated in all material respects in compliance with and will be timely amended in accordance with the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1987 as interpreted by the regulations promulgated thereunder. Except as otherwise provided on Schedule 4.01(xvi) attached hereto, the Borrower, its Subsidiaries, its Affiliates and any ERISA Affiliate do not maintain or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides lifetime benefits to retirees other than as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and interpreted by regulations promulgated thereunder. The Borrower, its Subsidiaries, its Affiliates and all of their ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA or regulations promulgated thereunder with respect to all Plans. No material accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code) exists in respect to any Benefit Plan. The Borrower, its Subsidiaries, its Affiliates any ERISA Affiliate and any fiduciary of any Plan (a) have not engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code or (b) have not taken any action which would constitute or result in a Termination Event with respect to any Plan such that actions under (a) or (b) or both would result in a material obligation to pay money. The Borrower, its Subsidiaries, its Affiliates and any ERISA Affiliate have not incurred any material liability to the PBGC which remains outstanding other than the liability to pay the PBGC insurance premiums for the current year. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan (which has been furnished to the Lender) is complete and accurate in all material respects. Except as provided on Schedule 4.01(xvi) attached hereto, since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B which would result in a Material Adverse Effect. The Borrower, its Subsidiaries, its Affiliates and any ERISA Affiliate have not failed to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment which would in the aggregate have a Material Adverse Effect. The Borrower, its Subsidiaries, its Affiliates and any ERISA Affiliate are not required to provide security to a Plan under
Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. The Borrower, its Subsidiaries, its Affiliates and any ERISA Affiliate are not contributing and have not ever contributed to or been obligated to contribute to any Multiemployer Plan, and no employees or former employees of the Borrower, its Subsidiaries, its Affiliates or any ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by the Borrower or any ERISA Affiliate, and, accordingly, the representations and warranties in this paragraph (xvi) do not apply to Multiemployer Plans.

            (xvii) Solvency. The Borrower, its Subsidiaries and its Affiliates taken as a whole are Solvent after giving effect to the transactions contemplated by this Loan Agreement and the other Loan Documents, the payment and accrual of all costs payable on the Closing Date with respect to any of the foregoing, and all obligations, if any, under any Plan or the equivalent for unfunded past service liability and any other unfunded medical (including post-retirement) and death benefits.

            (xviii) Notes Qualification. As of the date on which this representation and warranty is made, the offering and issuance of the Equipment Line of Credit/Term Loan Note is exempt from registration under Section 5 of the Securities Act or has been registered pursuant to a registration statement filed pursuant to the Securities Act and, if so registered, is qualified under the Trust Indenture Act of 1939, as amended.

            (xix) Assets and Properties. Substantially all of the assets and properties owned by, leased to or used by the Borrower, its Subsidiaries and its Affiliates (a) are in good operating condition and repair, (ordinary wear and tear excepted), (b) are free and clear of any known defects (except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations) and (c) are able to serve the function for which they are currently being used, in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have a Material Adverse Effect.

            (xx) Joint Venture; Partnership. Except as set forth in Schedule
4.01 (xx) attached hereto, as of the Closing Date the Borrower, its Subsidiaries and its Affiliates are not engaged in any joint venture or partnership with any other Person.

            (xxi) Insurance. The Borrower, its Subsidiaries and its Affiliates maintain with financially sound and reputable insurers not related to or affiliated with the Borrower, its Subsidiaries and its Affiliates, insurance with respect to its properties and businesses, insured against such liabilities, casualties and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 4.01(xxi) attached hereto sets forth a list of all insurance currently maintained by or in respect of the Borrower, its Subsidiaries and its Affiliates setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies except as set forth in
Schedule 4.01(xxi) attached hereto.

            (xxii) Title to Property. The Borrower, its Subsidiaries and its Affiliates have good and marketable title in fee simple to all respective Property owned or purported to be owned by them, including, without limitation to all property reflected in the most recent consolidated balance sheet referred to in Section 4.01(xxiii) hereof or submitted pursuant to Article V (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, other than Liens permitted under the terms of
Section 7.02 of this Loan Agreement..

            (xxiii) Audited Financial Statements. The Borrower has heretofore furnished to the Lender consolidated and consolidating balance sheet of the Borrower, its Subsidiaries and its Affiliates dated as of March 31, 1996, and the related statements of income, cash flows and changes in stockholders' equity for the 1995 Fiscal Year then ended, as examined and reported on by its Independent Certified Public Accountant, who delivered an unqualified opinion in respect thereof, all as set forth in the Form 10-K. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower, its Subsidiaries and its Affiliates as of the end of such Fiscal Year and the results of its operations and its cash flows for the Fiscal Year then ended, all in conformity with Generally Accepted Accounting Principles.

            (xxiv) Interim Financial Statements. The Borrower has heretofore furnished to the Lender interim balance sheets of the Borrower, its Subsidiaries and its Affiliates as of the end of its first and second Fiscal Quarters of the Fiscal Year beginning April 1, 1996, together with the related statements of income and cash flows for the applicable fiscal periods ending on each such date, all as set forth in the Form 10-Q. Such financial statements present fairly the financial condition of the Borrower, its Subsidiaries and its Affiliates as of the end of such Fiscal Quarters and the results of its operations and its cash flows for the fiscal periods then ended, all in conformity with Generally Accepted Accounting Principles (except to the extent set forth in the notes to said financial statements), subject to normal and recurring year-end audit adjustments.

            (xxv) Absence of Undisclosed Liabilities. The Borrower, its Subsidiaries and its Affiliates have no liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 4.01(xxiii) and (xxiv) hereof, (b) matters that, individually or in the aggregate could not have a Material Adverse Effect and
(c) Contractual Obligations incurred in the ordinary course of the Borrower's, its Subsidiaries' and its Affiliates' business.

            (xxvi) Margin Regulations. No part of the proceeds of the Equipment Line of Credit/Term Loan Facility will be used for the purpose of buying or carrying any Margin Stock, as such term is used in Regulations G and U of the Federal Reserve Board, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any Margin Stock. The Borrower, its Subsidiaries and its Affiliates are not engaged in the business of extending credit to others for the purpose of buying or carrying Margin Stock. Neither the making of any Equipment Line of Credit/Term Loan nor any use of proceeds of any such Equipment Line of Credit/Term Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Federal Reserve Board, as amended from time to time.

            (xxvii) Labor Matters. Except as set forth on Schedule 4.01(xxvii) attached hereto, the Borrower, its Subsidiaries and its Affiliates is not a party to any labor union or collective bargaining agreements. The Borrower, its Subsidiaries and its Affiliates is in compliance with all applicable laws respecting employment and employment practices, including, without limitation, laws, regulations, and judicial and administrative decisions relating to wages, hours, conditions of work, collective bargaining, health and safety, payment of social security, payroll, withholding and other taxes, worker's compensation, insurance requirements, as well as requirements of ERISA and the Consolidated Omnibus Budget Reconciliation Act, except to the extent that noncompliance would not have a Material Adverse Effect. There is no (a) unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower before the National Labor Relations Board or any court nor any pending or, to the best knowledge of the Borrower, threatened sexual harassment, or wrongful discharge claim, (b) labor strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Borrower, threatened against the Borrower, or (c) representation petition, respecting the employees of the Borrower filed or threatened to be filed with the National Labor Relations Board.

            (xxviii) Brokerage Commissions. No other Person is entitled to receive from the Borrower, its Subsidiaries and/or its Affiliates any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Loan Agreement. No brokerage or other fee, commission or compensation is to be paid by the Lender by reason of any act, alleged act or omission of the Borrower, its Subsidiaries and/or its Affiliates with respect to the transactions contemplated hereby.

            (xxix) Books and Records. The Borrower maintains its books and records relative to its assets, properties and business transactions at the Borrower's principal corporate offices located at 5 Sylvan Way, Parsippany, New Jersey 07054; provided, however, with respect to the books and records of the Borrower's division commonly known as "DRS Military Systems", its books and records are maintained at 138 Bauer Drive, Oakland New Jersey 07436.

            (xxx) Business Name. The only name by which the Borrower is known or under which the Borrower is conducting its business is "Diagnostic/Retrieval Systems, Inc." or "DRS".

            (xxxi) Pledge of Collateral. The Borrower, its Subsidiaries and its Affliates at all times shall have good title to the Collateral pledged by it and all such Collateral shall be free and clear of all Liens, except as specifically permitted or contemplated by the terms and provisions of this Loan Agreement and the Collateral Documents relating to such Collateral.

            (xxxii) Location of Collateral. None of the Collateral to be pledged to the Lender as collateral security pursuant to this Loan Agreement, the Collateral Documents or any other Loan Documents, shall be located in or on any site or property other than as set forth on Schedule 4.01(xxxii), unless (a) the Lender has received prior written notice of the Borrower's, Corporate Guarantor's and/or Partnership Guarantor's intention to move or relocate collateral to any other site or property and (b) the Lender shall have received from the Borrower, the Corporate Guarantor or the Partnership Guarantor, as the case may be, fully executed UCC-1 Financing Statements prepared by the Borrower, the applicable Corporate Guarantor or the applicable Partnership Guarantor, together with the appropriate filing fees for filing said UCC-1 Financing Statement in the appropriate filing office(s).

      Section 4.02. Subsequent Funding Representations and Warranties. In order to induce the Lender to enter into this Loan Agreement and to make the Equipment Line of Credit/Term Loans, the Borrower hereby represents and warrants to the Lender that the statements set forth in sections (i) through (xxxii) of Section
4.01 hereof (except (i) to the extent that such statements (a) are made expressly only as of the Closing Date or (b) other than for changes permitted or contemplated by this Loan Agreement), are true, correct and complete in all material respects on and as of the Borrowing Date in respect of each Borrowing after the Closing Date.

                                    ARTICLE V

                               REPORTING COVENANTS

      On and after the Closing Date and so long as the Borrower shall have any Obligation hereunder, unless the Lender shall give its prior express written consent to the effect otherwise, then:

      Section 5.01. Statement of Accounting. The Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary
(a) to permit preparation of financial statements in conformity with Generally Accepted Accounting Principles and any other accounting principles applicable thereto and (b) to maintain accountability for assets and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      Section 5.02 Reporting and Information Requirements. The Borrower shall deliver or cause to be delivered to the Lender the following financial statements, data, reports and information, at the Borrower's own cost and expense:

            (i) Annual Audited Consolidated and Consolidating Financial Statements of the Borrower, its Subsidiaries and its Affiliates. As soon as available, but in any event within ninety (90) days after the close of each Fiscal Year of the Borrower, "audited" consolidated statements of income, retained earnings and a statement of cash flows for the Borrower, its Subsidiaries and its Affiliates for such Fiscal Year and a consolidated balance sheet for the Borrower, its Subsidiaries and its Affiliates as of the close of such Fiscal Year, and notes to each, all as set forth in the Form 10-K filed with the United States Securities and Exchange Commission. Such consolidated financial statements shall be accompanied by an opinion of the Independent Certified Public Accountant, which opinion shall be free of exceptions or qualifications which is of "going concern" or like nature or which relates to a more limited scope of examination. Such opinion shall in any event contain a written statement of such accountants substantially to the effect that (a) such accountants examined the financial statements in accordance with Generally Accepted Auditing Standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (b) in the opinion of such accountants such financial statements present fairly the financial position and cash flows of the Borrower, its Subsidiaries and its Affiliates as of the end of such Fiscal Year, and the results of the Borrower's, its Subsidiaries' and its Affiliates' operations and the changes in their financial position for such Fiscal Year, in conformity with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding Fiscal Year. In addition to the delivery of the annual "audited" consolidated financial statements, the Borrower shall also deliver to the Lender, at the same time, an "unaudited" management prepared consolidating statement of income for the Borrower, its Subsidiaries and its Affiliates for such Fiscal Year and a consolidating balance sheet for the Borrower, its Subsidiaries and its Affiliates as of the close of such Fiscal Year, all prepared and certified to the Lender by the Borrower's chief accounting officer in her capacity as an Authorized Officer.

            (ii) Annual Operating Plan. As soon as available, but in any event within ninety (90) days after the close of each Fiscal Year of the Borrower, a copy of the Borrower's, its Subsidiaries' and its Affiliates' annual operating plan for the then current Fiscal Year.

            (iii) Quarterly Consolidated and Consolidating Financial Statements of the Borrower, its Subsidiaries and its Affiliates. As soon as available, but in any event within forty-five (45) days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, "unaudited" consolidated statements of income and a statement of cash flows for the Borrower, its Subsidiaries and its Affiliates for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, and an "unaudited" balance sheet of the Borrower, its Subsidiaries and its Affiliates as of the close of such Fiscal Quarter, all as set forth in the Form 10-Q filed with the United States Securities and Exchange Commission. In addition to the delivery of the quarterly consolidated financial statements, the Borrower shall also deliver to the Lender, at the same time, an "unaudited" management prepared consolidating statement of income for the Borrower, its Subsidiaries and its Affiliates for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter and an "unaudited" consolidating balance sheet of the Borrower, its Subsidiaries and its Affiliates as of the close of such Fiscal Quarter, all as certified by the chief accounting officer of the Borrower in her capacity as an Authorized Officer as presenting fairly the financial position of the Borrower, its Subsidiaries and its Affiliates as of the end of such dates and fiscal periods and the results of the Borrower's, its Subsidiaries' and its Affiliates' operations and the changes in the Borrower's, its Subsidiaries' and its Affiliates' financial position and cash flows for such fiscal periods, in conformity with Generally Accepted Accounting Principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to normal and recurring year-end audit adjustments.

            (iv) Contract Backlog Report. As soon as available, but in any event within forty-five (45) days after the close of each Fiscal Quarter of each Fiscal Year of the Borrower, a contract backlog report for the Borrower, its Subsidiaries and its Affiliates signed by an Authorized Officer of the Borrower.

            (v) Compliance Certificates. Together with each delivery of any financial statement pursuant to this Section 5.02(i) and Section 5.02(iii) above, an Officer's Certificate of the Borrower substantially in the form of Exhibit "F" attached hereto, (a) stating that the officer signatory thereto in his capacity as an Authorized Officer has reviewed the terms of this Loan Agreement and the principal Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower, its Subsidiaries and its Affiliates, taken as a whole, during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (b) demonstrating in reasonable detail compliance during and at the end of such accounting periods with the covenants contained in
Article VIII of this Loan Agreement.

            (vi) Quarterly Accounts Receivable Aging Reports, Etc. As soon as available, but in any event within forty-five (45) days after the close of each Fiscal Quarter of each Fiscal Year of the Borrower, a quarterly accounts receivable aging report in summary form only, setting forth the amounts due and owing to each of the Borrower, its Subsidiaries and its Affiliates, respectively, as of the close of the preceding Fiscal Quarter.

            (vii) Other Reports and Information. Promptly upon their becoming available to the Borrower, a copy of (a) all reports, financial statements and other information distributed generally by the Borrower, its Subsidiaries and/or its Affiliates to their respective stockholders, partners, bondholders or the financial community and (b) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports, if any, from outside accountants with respect to, the Borrower, its Subsidiaries and/or its Affiliates.

            (viii) Further Information. The Borrower shall promptly furnish to the Lender such business, financial or other information concerning the Borrower, its Subsidiaries and its Affiliates in such form as the Lender may reasonably request from time to time.

            (ix) Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Event of Default, the Borrower shall give the Lender written notice thereof, together with a written statement of the President or chief accounting officer of the Borrower in her capacity as an Authorized Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

            (x) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Borrower shall give the Lender written notice concerning any material adverse change in the business, assets, operations or financial condition of the Borrower, its Subsidiaries and/or its Affiliates taken as a whole, including, without limitation, any loss from casualty or theft in excess of $500,000.00 whether or not insured, affecting any Property of the Borrower, setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

            (xi) Notice of Material Proceedings. Promptly upon becoming aware thereof, the Borrower shall give the Lender written notice of the commencement, existence or threat of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower, its Subsidiaries and/or its Affiliates (including without limitation, litigation, arbitration or administration proceedings) which, if adversely decided, would have a Material Adverse Effect on the business, assets, operations or financial condition of the Borrower, its Subsidiaries and/or its Affiliates taken as a whole or on the ability of the Borrower, its Subsidiaries and/or its Affiliates to perform their obligations under this Loan Agreement or the other Loan Documents.

            (xii) Notice of Pension-Related Events. The Borrower shall give the Lender the following:

                  (a) As soon as possible, and in any event within ten (10) days after the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief accounting officer of the Borrower describing such Termination Event and the action, if any, which the Borrower, its Subsidiaries, its Affiliates. or an ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, the DOL or PBGC with respect thereto;

                  (b) As soon as possible, and in any event within fifteen (15) days, after the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief accounting officer of the Borrower describing such transaction;

                  (c) Within ten (10) days after the filing thereof with the DOL, IRS or PBGC, copies of each annual report, filed with respect to each Benefit Plan;

                  (d) Within ten (10) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower, its Subsidiaries, its Affiliates, or an ERISA Affiliate with respect to such request;

                  (e) Within thirty (30) days after a written request from the Lender, information describing an amendment of any existing Benefit Plan which will result in a material increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate was not previously contributing in a material amount;

                  (f) Promptly upon, and in any event within fifteen (15) Business Days after, receipt by the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (g) Promptly upon, and in any event within ten (10) Business Days after, receipt by the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code;

                  (h) Promptly upon, and in any event within fifteen (15) Business Days after, receipt by the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability; and

                  (i) Promptly upon, and in any event within fifteen (15) Business Days after, the Borrower, its Subsidiaries, its Affiliates or any ERISA Affiliate fails to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure provided that such installment payment is an amount which is material.

            (xiii) Notice of Other Material Defaults. Promptly upon becoming aware of any material default by the Borrower, its Subsidiaries and/or its Affiliates under any Contractual Obligation to which the Borrower, its Subsidiaries and/or its Affiliates or by which the Borrower, its Subsidiaries and/or its Affiliates or their respective properties may be bound (the result of which could reasonably be expected to have a Material Adverse Effect), the Borrower shall give the Lender written notice thereof, together with a written statement of the President or chief accounting officer of the Borrower in her capacity as an Authorized Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower, its Subsidiaries and/or its Affiliates.

            (xiv) Notice of Material Claims. The Borrower shall promptly notify the Lender of all written claims, complaints, orders, citations or notices, whether formal or informal, received by the Borrower, its Subsidiaries or its Affiliates from a Governmental Authority or other Person relating to any Law, including, without limitation, any Environmental Law or health and safety law, which could reasonably be expected to have a Material Adverse Effect. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that, on and after the Closing Date and until payment in full of all of the Obligations, unless the Lender shall give its prior express written consent to the effect otherwise, then:

      Section 6.01 Corporate Existence, etc. The Borrower, its Subsidiaries and its Affiliates shall at all times maintain their respective status as a corporation and/or partnership, as applicable, duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation and/or formation and preserve and keep in full force and effect their rights and franchises unless the failure to maintain such rights and franchises would not have a Material Adverse Effect.

      Section 6.02 Corporate Powers, etc. The Borrower, its Subsidiaries and its Affiliates shall qualify and remain qualified to conduct business in each jurisdiction in which the nature of their respective businesses or the ownership of their respective properties or both requires it to be so qualified, unless the failure to maintain so qualified would not have a Material Adverse Effect. The Borrower, its Subsidiaries and its Affiliates shall transact business in their own names and trade names and shall invoice all accounts in their own respective names and trade names.

      Section 6.03 Compliance with Laws, etc. The Borrower, its Subsidiaries and its Affiliates shall comply with all Requirements of Law, and all restrictive covenants affecting the Borrower, its Subsidiaries and its Affiliates or the business, properties, assets or operations of the Borrower, its Subsidiaries and its Affiliates except to the extent non-compliance with this Section 6.03 would not result in a Material Adverse Effect.

      Section 6.04 Payment of Taxes and Claims. The Borrower, its Subsidiaries and its Affiliates shall pay or cause to be paid (i) all taxes, assessments and other governmental charges imposed upon them or on any of their respective properties or assets or in respect of any of their respective franchises, business, income or property before any penalty or interest accrues thereon and
(ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums material in the aggregate to the Borrower, its Subsidiaries and its Affiliates which have become due and payable and which by Law have or may become a Lien (other than a Customary Permitted Lien) upon the Borrower's, its Subsidiaries' and/or its Affiliates' Property, prior to time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with Generally Accepted Accounting Principles.

      Section 6.05. Maintenance of Properties; Insurance. The Borrower, its Subsidiaries and its Affiliates shall maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear, all of their respective Properties material to their operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice. The Borrower, its Subsidiaries and its Affiliates shall maintain or cause to be maintained with financially sound and reputable insurers reasonably acceptable to the Lender, the insurance policies and programs listed on Schedule 6.05 attached hereto or substantially similar programs or policies and amounts or other programs, policies and amounts acceptable to the Lender and containing loss payable clauses in favor of the Borrower, its Subsidiary or its Affliate, as applicable, and the Lender as their respective interests may appear. Not later than thirty (30) days later than the renewal, replacement or material modification of any policy or program, the Borrower shall deliver or cause to be delivered to the Lender a certificate of insurance setting forth for each such policy or program: (i) the amount of such policy, (ii) the risks insured against by such policy, (iii) the name of the insurer and each insured party under such policy, and (iv) the policy number of such policy.

      Section 6.06. Inspection of Property; Books and Records; Discussions. Except for information and records which the Borrower may not under applicable Law disseminate or disclose to the Lender, the Borrower shall permit any authorized representative(s) designated by the Lender to visit, to conduct a field audit or to otherwise inspect any of the Borrower's, its Subsidiaries' and/or its Affiliates' respective Properties, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss the Borrower's, its Subsidiaries' and/or its Affiliates' respective affairs, finances and accounts with the Lender's officers, employees, representatives or independent certified public accountants, upon reasonable notice and during normal business hours. All information furnished to the Lender shall be received and maintained by the Lender in strict confidence and in accordance with applicable Law, and the Lender shall not disseminate said information to any Person except where required by and in accordance with applicable Law or where contemplated by the Loan Documents. The Lender agrees that it shall not take any action or omit to take any action which would cause or result in the violation of Law (including without limitation, any export control law) by the Borrower, its Subsidiaries and its Affiliates. Each such visitation and inspection by or on behalf of the Lender after the occurrence and during the continuance of an Event of Default shall be at the Borrower's own cost and expense. The Borrower shall, and shall cause its Subsidiaries and its Affiliates, to keep proper books and records and account in accordance with sound and accepted accounting practices, consistently applied (and all Requirements of Law).

      Section 6.07. Litigation, Claims, etc. The Borrower shall provide the Lender with (i) a litigation status report with respect to any suit at law or in equity asserted against it of the type referred to in Schedule 4.01(vii) attached hereto, in form and substance satisfactory to the Lender, promptly after the close of each calendar quarter; (ii) notice of any suit at law or in equity or claim brought or asserted against the Borrower, its Subsidiaries and/or its Affiliates promptly after learning thereof with respect to any suit or claim involving money or property valued in excess of $500,000.00 or any such suits or claims which in the aggregate involve money or property valued in excess of $500,000.00; and (iii) prompt notice of any investigation or proceeding before or by any Governmental Authority, the effect of which is reasonably likely to have a Material Adverse Effect.

      Section 6.08 Labor Disputes. The Borrower shall notify the Lender in writing, promptly, but in any event within two (2) Business Days after learning thereof, of any material labor dispute to which the Borrower, its Subsidiaries and/or its Affiliates may become a party, any strikes or walkouts relating to any of their Properties and the expiration of any labor contract to which they are a party or by which they are bound.

      Section 6.09 Maintenance of Licenses, Permits, etc. The Borrower (i) shall maintain in full force and effect, and shall cause each of its Subsidiaries and Affiliates, to maintain in full force and effect, all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of the Borrower's, its Subsidiaries' and/or its Affiliates' businesses, except where the failure to obtain any of the foregoing would not have or is not reasonably likely to have a Material Adverse Effect and (ii) shall notify the Lender in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right, where the result thereof could reasonably be expected to have a Material Adverse Effect.

      Section 6.10 Use of Proceeds. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 2.01(iv) hereof, or inconsistent with any other provision of any Loan Document.

      Section 6.11 Continuation of or Change in Business. The Borrower, its Subsidiaries and its Affiliates shall continue to engage in their collective businesses substantially as conducted and operated during the present and preceding Fiscal Year, and the Borrower, its Subsidiaries and its Affiliates shall not engage in any other material business other than the business of high technology products and services for military and commercial customers in the United States and abroad.

      Section 6.12 Additional Corporate Guarantors and/or Partnership Guarantors. The Borrower shall cause any Subsidiaries and/or Affiliates which are acquired or formed after the Closing Date to execute the Agreement of Guaranty, which is attached hereto as Exhibit "H".

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that, on and after the Closing Date and until payment in full of all of the Obligations, unless the Lender shall give its prior written consent to the effect otherwise, then:

      Section 7.01. Consolidated Debt. The Borrower, its Subsidiaries and its Affiliates shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Consolidated Debt, except for:

            (i)  the Obligations;

            (ii) accounts payable owing to and letters of credit in favor of trade creditors arising from current liabilities for goods and services purchased in the normal course of the Borrower's, its Subsidiaries' and/or its Affiliates' respective businesses;

            (iii) the permitted existing Consolidated Debt as described on
Schedule 7.01 (iii) attached hereto, and extensions, renewals, replacements and refinancing thereof, not exceeding the principal amount outstanding on the date of such extension, renewal, replacement or refinancing, provided that the terms are no less advantageous to the Borrower, its Subsidiaries and/or its Affiliates than the predecessor obligation;

            (iv) Consolidated Debt in respect of loans, advances or guarantees permitted by Section 7.03 hereof; and

            (v) Consolidated Debt in connection with purchase money Liens permitted by Section 7.02 (ii) (e) hereof; and

            (vi) Consolidated Debt in the form of term loans only, having in the aggregate an outstanding principal balance of not more than $5,000,000.00, which Consolidated Debt was created or acquired by the Borrower, its Subsidiaries and/or its Affiliates in connection with the acquisition (whether a stock acquisition or asset acquisition) of any Subsidiary, Affiliate or any other Person.

      Section 7.02.  Sales of Assets; Liens.

            (i) Sales. The Borrower, its Subsidiaries and its Affiliates shall not sell, assign, transfer, lease, convey, abandon or otherwise dispose of, voluntarily or involuntarily, any Properties, whether now owned or hereafter acquired, or any income or profits therefrom, except such sales, assignments, transfer, leases, conveyances, etc., which do not result in a Material Adverse Effect.


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            (ii) Liens. The Borrower, its Subsidiaries and its Affiliates shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Properties except:

                  (a) Liens securing the Obligations, if any such liens are granted to the Lender in the future;

                  (b) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Loan Agreement;

                  (c) Liens existing on the date of this Loan Agreement securing any of the existing Consolidated Debt described on Schedule 7.01(iii) attached hereto (but said Liens may not be increased in principal amount);

                  (d) Customary Permitted Liens;

                  (e) purchase money Liens securing Consolidated Debt (including the interest of a lessee under a Capitalized Lease) in the aggregate principal amount outstanding at any time not to exceed $1,000,000.00; and

                  (f) Liens securing Consolidated Debt permitted under Section
7.01 (vi) above.

      Section 7.03. Loans, Advances and Investments. The Borrower, its Subsidiaries and its Affiliates shall not, at any time make or suffer to exist or remain outstanding, any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

            (i) Loans and investments existing on the date hereof and listed in
Schedule 7.03 attached hereto and extensions, renewals and refinancing thereof on terms no less favorable than those existing immediately before such extension, renewal or refinancing);

            (ii) Accounts receivable owing to the Borrower, its Subsidiaries and its Affiliates arising from sales of inventory under usual and customary terms in the ordinary course of business and loans and advances extended by the Borrower, its Subsidiaries and/or its Affiliate to subcontractors or suppliers (excluding subcontractors or suppliers who are Subsidiaries or Affiliates) under usual and customary terms in the ordinary course of business;

            (iii) Loans from the Borrower, a Subsidiary or an Affiliate to either the Borrower, another Subsidiary or another Affiliate;


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


            (iv) Loans or advances not to exceed $250,000.00 in the aggregate at any time outstanding made to officers, partners or other employees of the Borrower; its Subsidiaries and/or its Affiliates;

            (v) Investments in Cash or Cash Equivalents;

            (vi) Investments in all existing and any new Subsidiaries or

Affiliates; and

            (vii) Loans not to exceed $2,000,000.00 in the aggregate at any time outstanding to Persons whom the Borrower, its Subsidiaries and/or its Affiliates have identified to the Lender in writing are targets of a proposed or contemplated acquisition by the Borrower, its Subsidiaries and/or its Affiliates.

       Section 7.04. Restricted Junior Payments. The Borrower, its Subsidiaries and its Affiliates shall not declare or make any Restricted Junior Payment.

      Section 7.05. Transactions with Subsidiaries and Affiliates. The Borrower, its Subsidiaries and its Affiliates shall not directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Subsidiary or Affiliate, on terms that are less favorable than those that might be obtained in an arm's length transaction at the time from Persons who are not such a Subsidiary or Affiliate. Nothing contained in this Section 7.05 shall prohibit any transaction expressly permitted by Section 7.03 hereof.

      Section 7.06. Restriction on Fundamental Changes. The Borrower, its Subsidiaries and its Affiliates shall not enter into any merger or consolidation, or liquidate, windup or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of their respective businesses, properties or assets, whether now or hereafter acquired except (i) as permitted by Section 7.02(i) hereof and (ii) mergers of any Subsidiary or Affiliate into (a) the Borrower or (b) another Subsidiary or Affiliate.

      Section 7.07. ERISA. The Borrower, its Subsidiaries and its Affiliates shall not, and the Borrower shall not permit any of its ERISA Affiliates to, do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in an obligation to pay a sum of money that is material to the business of the Borrower, its Subsidiaries and its Affiliates:

            (i) Engage, or permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which a class exemption is not available or a private exemption has not been obtained from the DOL;

            (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived;


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


            (iii) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

            (iv) Terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Borrower, its Subsidiaries, its Affiliates or an ERISA Affiliate under Title IV of ERISA; or

            (v) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

      Section 7.08 Amendment of Articles of Incorporation or By-Laws. The Borrower, its Subsidiaries and its Affiliates shall not materially amend, modify or supplement their respective articles of incorporation, by-laws or partnership agreements, except upon at least ten (10) days' prior express written notice to the Lender.

      Section 7.09 Margin Regulations. No portion of the proceeds of any credit extended under this Loan Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

      Section 7.10 Cancellation of Consolidated Debt; Prepayment. The Borrower, its Subsidiaries and its Affiliates shall not cancel any Claim or Consolidated Debt (except for adequate consideration and in the ordinary course of their respective businesses) and shall not prepay any long-term Consolidated Subordinated Debt; provided, however, that the foregoing shall not prohibit the prepayment of the Obligations and the refinance of any Consolidated Subordinated Debt (i) in amounts and on terms and conditions equal to or better than the existing terms and conditions and (ii) in an aggregate amount of up to $1,000,000.00 at any time.

      Section 7.11 Environmental Liabilities. The Borrower, its Subsidiaries and its Affiliates shall not become subject to any Liabilities and Costs which the Lender deems has or is likely to have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release at any location of any Environmental Concern Material into the Environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental, health or safety Requirement of Law; provided, however, that this covenant shall not be violated so long as (a) the Borrower, its Subsidiaries and its Affiliates shall have notified the Lender of the assertion of such liability or required expenditures promptly upon receiving written notice of such assertion, (b) the Borrower shall have continued to furnish the Lender with such information concerning such asserted liability or required expenditure as the Lender shall have reasonably requested, or as otherwise provided herein, (c) the Borrower, its Subsidiaries and its Affiliates shall be diligently pursuing indemnification for such liability or required expenditures from any Person which has an obligation to provide such indemnification, and (d) the Lender is satisfied that the imposition of such liability


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


during the pendency of the Borrower's, its Subsidiaries' or its Affiliates' pursuit of indemnification will not materially impair the Borrower's, its Subsidiaries' or its Affiliates' ability to perform its financial obligations under this Loan Agreement.

      Section 7.12 Guaranties. The Borrower, its Subsidiaries and its Affiliates shall not assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable, for obligations or liabilities of any Person, except for:

            (i) guaranties existing on the Closing Date as described on Schedule 7.12(i) attached hereto;

            (ii) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

            (iii) guaranties of direct obligations of either the Borrower, its Subsidiaries and/or its Affiliates.

      Section 7.13 No Negative Pledges to Other Person. The Borrower, its Subsidiaries and its Affiliates shall not grant to another Person a covenant commonly referred to as a "negative pledge" with respect to their respective assets and properties.


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


                                  ARTICLE VIII

                               FINANCIAL COVENANTS

      The Borrower covenants and agrees that, on and after the Closing Date and until payment in full of all the Obligations, unless the Lender shall give its prior written consent to the effect otherwise:

      Section 8.01 Minimum Consolidated Quick Ratio. The Borrower shall have on the last day of each Fiscal Quarter and each Fiscal Year (which covenant shall be tested at the end of the periods covered by the quarterly and annual consolidated and consolidating financial statements which are to be provided to the Lender pursuant to Section 5.02 of this Loan Agreement) a Consolidated Quick Ratio, equal to or greater than 1.0 to 1.0 .

      Section 8.02 Maximum Consolidated Senior Liabilities Leverage Ratio. The Borrower shall have on the last day of each Fiscal Quarter and each Fiscal Year (which covenant shall be tested at the end of the periods covered by the quarterly and annual financial statements which are to be provided to the Lender pursuant to Section 5.02 of this Loan Agreement) a ratio of (i) Consolidated Senior Liabilities (excluding all contingent liabilities under Generally Accepted Accounting Principles)-to- (ii) the sum of (a) Consolidated Tangible Net Worth plus (b) Consolidated Subordinated Debt, equal to or less than 1.0 to 1.0

      Section 8.03 Minimum Consolidated Interest Coverage Ratio. The Borrower shall have on the last day of each Fiscal Quarter and each Fiscal Year (which covenant shall be tested at the end of the periods covered by the quarterly and annual consolidated and consolidating financial statements which are to be provided to the Lender pursuant to Section 5.02 of this Loan Agreement) a Consolidated Interest Coverage Ratio equal to or greater than 1.75 to 1.0.

      Section 8.04 Maximum Consolidated Cash Flow Leverage Ratio. The Borrower shall have on the last day of each Fiscal Quarter and each Fiscal Year (which covenant shall be tested at the end of the periods covered by the quarterly and annual consolidated and consolidating financial statements which are to be provided to the Lender pursuant to Section 5.02 of this Loan Agreement) a Consolidated Cash Flow Leverage Ratio equal to or less than 3.5 to 1.0.


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                                   ARTICLE IX

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      Section 9.01 Events of Default. The occurrence of any of the following events with the passing of any applicable notice and cure periods shall constitute an "Event of Default" under this Loan Agreement (hereinafter referred to as an "Event of Default"):

            (i) Any representation or warranty made by the Borrower, the Partnership Guarantors, the Corporate Guarantors or any other Person in any of the Loan Documents furnished in connection with the Equipment Line of Credit/Term Loan Facility, shall prove to have been false, incorrect or misleading in any substantial and material respect on the date as of which made;

            (ii) The Borrower shall have failed to make any payment of any installment of interest on any of the Equipment Line of Credit/Term Loan Note and/or under this Loan Agreement on their respective due dates;

            (iii) The Borrower shall have failed to make any payment of principal on any of the Equipment Line of Credit/Term Loan Note and/or under this Loan Agreement on their respective due dates;

            (iv) The Borrower, the Partnership Guarantors and/or the Corporate Guarantors shall have failed to duly observe or perform any covenant, condition or agreement with respect to the payment of moneys on the part of the Borrower, the Partnership Guarantors and/or the Corporate Guarantors to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of principal and interest which shall be governed by Section 9.01(ii) and (iii) above, and such default shall have remained uncured for a period of thirty (30) days after written notice thereof to the Borrower, the Partnership Guarantors and/or the Corporate Guarantors by the Lender;

            (v) The Borrower, the Partnership Guarantors and/or the Corporate Guarantors shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Borrower, the Partnership Guarantors and/or the Corporate Guarantors to be observed or performed pursuant to the terms of the Loan Documents other than the payment of moneys which shall be governed by
Section 9.01 (ii), (iii) and (iv) above, and such default shall have remained uncured for a period of thirty (30) days after written notice thereof to the Borrower, the Partnership Guarantors and/or the Corporate Guarantors by the Lender;

            (vi) The Borrower, the Partnership Guarantors and/or the Corporate Guarantors shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of their respective assets; a custodian shall have been appointed with or without consent of the Borrower, the Partnership Guarantors and/or the Corporate Guarantors; the Borrower, the Partnership Guarantors and/or the Corporate Guarantors shall generally not be paying their respective Debts as they become due; the Borrower, the Partnership Guarantors and/or


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


the Corporate Guarantors shall have made a general assignment for the benefit of their respective creditors; the Borrower, the Partnership Guarantors and/or the Corporate Guarantors, shall have filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with their respective creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; or a petition in bankruptcy shall have been filed against the Borrower, the Partnership Guarantors and/or the Corporate Guarantors and shall not have been dismissed for a period of sixty
(60) consecutive days, or an Order for Relief shall have been entered against the Borrower, the Partnership Guarantors and/or the Corporate Guarantors under the Bankruptcy Code; or an order, judgment or decree shall have been entered without the application, approval or consent of the Borrower, the Partnership Guarantors and/or the Corporate Guarantors by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of the Borrower, the Partnership Guarantors and/or the Corporate Guarantors of a substantial part of their respective assets and such order, judgment or decree shall have continued unstayed and in effect for any period of sixty (60) consecutive days;

            (vii) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the Properties of the Borrower, the Partnership Guarantors and/or the Corporate Guarantors or any judgment involving monetary damages shall be entered against the Borrower, the Partnership Guarantors and/or the Corporate Guarantors which shall become a lien on the Borrower's, the Partnership Guarantors' and/or the Corporate Guarantors' Properties or any portion thereof or interest therein and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy, and said writ of execution, attachment, levy or judgment shall involve monetary damages aggregating more than $500,000.00;

            (viii) Seizure or foreclosure of any of the Properties of the Borrower, the Partnership Guarantors and/or the Corporate Guarantors pursuant to process of law or by respect of legal self-help, involving monetary damages aggregating more than $500,000.00, unless said seizure or foreclosure is stayed or bonded within thirty (30) days after the occurrence of same;

            (ix) The voluntary permanent closing of business or ceasing of operations of the Borrower, the Partnership Guarantors and/or the Corporate Guarantors, the result of which would have a Material Adverse Effect;

            (x) Default by the Borrower, the Partnership Guarantors and/or the Corporate Guarantors in any of the terms or conditions of any agreement (excluding the Loan Documents) covering the payment of borrowed money from the Lender and/or any other creditor (which with respect to any other creditor shall be in an amount involving not less than $500,000.00), which default has been declared by the Lender or said other creditor, and said Debt with respect to any other creditor has been accelerated;


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


            (xi) The occurrence of a material adverse change in the business, financial condition, financial performance, properties or operations of the Borrower, the Partnership Guarantors and the Corporate Guarantors taken as a whole; and

            (xii) The occurrence of a Reportable Event, the result of which would have a Material Adverse Effect.

      Section 9.02  Rights and Remedies.

            (i) Acceleration. Upon the occurrence and during the continuance of any Event of Default described in the foregoing Section 9.01(vi) hereof, the Equipment Line of Credit/Term Loan Facility shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Equipment Line of Credit/Term Loans shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of the Lender to make any Equipment Line of Credit/Term Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default described in Section 9.01 above, the Lender may by written notice to the Borrower, (a) declare that the Equipment Line of Credit/Term Loan Facility is terminated, whereupon the obligation of the Lender to make any Equipment Line of Credit/Term Loans shall immediately terminate and/or (b) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Equipment Line of Credit/Term Loans to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

            (ii) Rights Under Loan Documents and the Collateral Documents. Upon the occurrence and during the continuance of any Event of Default, the Lender may take any lawful action against the Borrower to collect the payments then due and thereafter to become due under the Loan Documents, including any rights in law or equity and any rights provided for in the Collateral Documents.

            (iii) Setoff. Upon the occurrence and during the continuance of any Event of Default, without prior notice or other action (any such notice being expressly waived by the Borrower; however the Lender shall give the Borrower notice within three (3) days after the Lender has set off any amounts) the Lender may setoff any money owed by the Lender in any capacity to the Borrower or any Property of the Borrower in the possession of the Lender against any of the monetary obligations of the Borrower to the Lender under the Loan Documents, and the Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money or property immediately, even though the actual book entries may be made at some time subsequent thereto.


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


      Section 9.03 Application of Proceeds. (i) All payments and proceeds received under Section 9.02 of this Loan Agreement shall be applied in the following order of priority:

                  (a) First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender and/or its agents or representatives in connection with the realization of such payments or proceeds;

                  (b) Next, to the payment in full of all unpaid principal, accrued interest and other sums, if any, due and owing under the Equipment Line of Credit/Term Facility;

                  (c) Next, the balance, if any, or such payments, proceeds, or amounts to the Borrower, or, if otherwise determined by a court of competent jurisdiction, to whomever may be entitled thereto.

            (ii) If the amount of the proceeds received in Section 9.03(i) above shall be insufficient to satisfy in full the amounts referred to in clauses (a) and (b) above, then the Borrower shall remain and be liable for any such deficiency.

      Section 9.04 No Notices. In order to entitle the Lender to exercise any remedy available to it under Section 9.02 of this Loan Agreement, it shall not be necessary for the Lender to give any notice, other than such notice as may be required expressly in this Loan Agreement or by applicable law.

      Section 9.05 Agreement to Pay Attorneys' Fees and Expenses. Upon the occurrence and during the continuance of an Event of Default, as a result of which the Lender shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of the Borrower contained herein, the Borrower shall, on demand, pay to the Lender, the reasonable fees of such attorneys and such other expenses so incurred by them.

      Section 9.06 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Loan Agreement should be breached by any party and thereafter waived by the other parties, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

      Section 9.07 Failure to Exercise Rights. Nothing herein contained shall impose upon the Lender any obligation to enforce any terms, covenants or conditions contained in this Loan Agreement and the other Loan Documents. Failure of the Lender, in any one or more instances, to insist upon strict performance by the Borrower of any terms, covenants or conditions of this Loan Agreement and the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by the Lender of its right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all the terms, covenants and conditions of this Loan Agreement and the other Loan Documents. The consent of


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


the Lender to any act or omission by the Borrower shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for the Lender's consent to be obtained in any future or other instance.

      Section 9.08 Waiver Of Jury Trial. THE BORROWER AND THE LENDER HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER, THE LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING. THE BORROWER AND THE LENDER RECOGNIZE THAT ANY DISPUTE ARISING IN CONNECTION WITH THE EQUIPMENT LINE OF CREDIT/TERM LOAN FACILITY IS LIKELY TO BE COMPLEX AND CONSEQUENTLY THEY WISH TO STREAMLINE AND MINIMIZE THE COST OF THE DISPUTE RESOLUTION PROCESS BY AGREEING TO WAIVE THEIR RIGHTS TO A JURY TRIAL.

      Section 9.09 Remedies Cumulative. No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No express or implied waiver by the Lender of any Event of Default hereunder shall in any way be, or construed to be, a waiver of any future or subsequent Event of Default. No delay or omission to exercise any right or power accruing upon any Event of Default continuing as aforesaid, shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.


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                                   ARTICLE X

                                 MISCELLANEOUS

      Section 10.01  Expenses.

            (i) Generally. The Borrower agrees upon demand to pay, or reimburse the Lender for, all the Lender's reasonable external legal costs and expenses (but not internal legal costs and expenses) and all internal and external audit, appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Reed Smith Shaw & McClay and any other external attorneys retained by the Lender, auditors, accountants, appraisers, insurance and environmental advisers, and other consultants) incurred by the Lender in connection with (a) any amendment waiver or consents required or requested by the Borrower hereunder and (b) the protection, collection or enforcement of any of the Obligations.

            (ii) After Default. The Borrower further agrees to pay, or reimburse the Lender for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable external attorneys' fees and disbursements, and costs of settlement incurred by the Lender after the occurrence and during the continuance of an Event of Default (a) in enforcing any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default, (b) in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (c) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Borrower and related to or arising out of the transactions contemplated thereby or by any of the Loan Documents and (d) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise).

      Section 10.02 Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated a party thereto), imposed on, incurred by or asserted against the Indemnified Parties (whether direct, indirect or consequential and whether based on any Federal or state Laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liability and costs under Federal, state or local environmental, health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future environmental condition of the Property, the presence of asbestos-containing materials at the Property, or the Release or threatened Release of any Environmental Concern Material into the Environment from the Property) in any manner relating to the conduct of the business of the Borrower, its Subsidiaries and/or its Affiliates or the use or intended use of the proceeds of the Loans hereunder (collectively, the "Indemnified Matters");

provided, however, that the Borrower shall not have any obligation to an Indemnified Party hereunder with respect to (a) matters for which such Indemnified Party has been compensated pursuant to or for which an exemption is provided in Section 2.06 and Section 2.07 hereof or any other provision of this Loan Agreement and (b) Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of that Indemnified Party, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnified Parties.

      Section 10.03 Amendments and Waivers. No amendment or modification of any provision of this Loan Agreement shall be effective without the written agreement of the Lender and the Borrower, and no termination or waiver of any provision of this Loan Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Lender, which the Lender shall have the right to grant or withhold at its sole discretion.

      Section 10.04 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not expressly permitted by any of such covenants, the fact that it would be implicitly permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

      Section 10.05 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by over-night courier service or United States mail and shall be deemed to have been given when delivered in person or by over-night courier service, upon receipt of a telecopy or telex during normal business hours or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to the Lender pursuant to
Article II hereof shall not be effective until received by the Lender. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.05) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to the other party.

      Section 10.06 Survival of Warranties and Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement and the other Loan Documents.

      Section 10.07 Marshalling; Recourse to Security; Payments Set Aside. The Lender shall not be under any obligation to marshall any assets in favor of the Borrower or any other person or against or in payment of any or all of the obligations. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Lender, or the

Lender enforces its rights and remedies under the Loan Documents or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor (to the extent permissible and practicable under the law and the circumstances), shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      Section 10.08 Severability. In case any provision in or obligation under this Loan Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      Section 10.09 Governing Law. This Loan Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

      Section 10.10 Successors and Assigns. This Loan Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns. The Borrower's duties and Obligations hereunder, may not be assigned without the prior express written consent of the Lender. The Lender shall not sell, transfer or otherwise assign its interest in the Equipment Line of Credit/Term Loan Facility to any other Person without the prior express written consent of the Borrower, except (i) where required by applicable banking Law or a change in banking policy at the Lender resulting in the Lender no longer making loans to customers similar to the Borrower and (ii) where the Lender has been acquired or merged into or with another institutional lender.

      Section 10.11 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS LOAN AGREEMENT AND THE EQUIPMENT LINE OF CREDIT/TERM LOAN NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA, AND BY EXECUTION AND DELIVERY OF THIS LOAN AGREEMENT, THE BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LOAN AGREEMENT AND THE EQUIPMENT LINE OF CREDIT/TERM LOAN NOTE FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE BORROWER DESIGNATES AND APPOINTS HANNOCH WEISMAN, A PROFESSIONAL CORPORATION AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE

BEING HEREBY ACKNOWLEDGED BY SUCH PERSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY OBJECTION (INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

      Section 10.12 Counterparts; Effectiveness; Inconsistencies. This Loan Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Loan Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Loan Agreement are actually inconsistent with the terms and conditions of any other Loan Documents, this Loan Agreement shall govern.

      Section 10.13 Entire Agreement. This Loan Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by the Borrower or any other Person to the Lender, embody the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered by their proper and duly authorized corporate officers as appropriate, and the Borrower has caused its corporate seal to be hereunto affixed and attested pursuant to the resolution of its Board of Directors, all on the day and year first hereinabove written.

[SEAL]                              DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,
ATTEST:                             a Delaware corporation, as the Borrower

/s/ NANCY R. PITEK                  By: /s/ MARK S. NEWMAN
-----------------------------           ----------------------------------
Nancy R. Pitek                              Mark S. Newman
Secretary                                   President & CEO

                                    Notice Address:

                                    5 Sylvan Way
                                    Parsippany, New Jersey 07054
                                    Attn: Nancy R. Pitek
                                          Controller, Treasurer and Secretary

                                    With a copy to:

                                    Hannoch Weisman, A Professional Corporation
                                    4 Becker Farm Road
                                    Roseland, New Jersey 07068
                                    Attn:  Nina Laserson Dunn, Esq.

                                    MELLON BANK, N.A.,
                                    as the Lender

                                    By: /s/ G. RICHARD BERTOLET
                                        ----------------------------------
                                            G. Richard Bertolet
                                            Senior Vice President

                                    Notice Address:

                                    Raritan Plaza One - Raritan Center
                                    Edison, New Jersey 08837
                                    Attn:  Peter Dontas
                                           Vice President

                                    With a copy to:

                                    Reed Smith Shaw & McClay
                                    Princeton Forrestal Village
                                    136 Main Street, Suite 250
                                    P.O. Box 7839
                                    Princeton, New Jersey 08543-7839
                                    Attn: Daniel F. Peck, Jr., Esq.

                                  EXHIBIT "A"

                  ATTACHED TO AND MADE A PART OF THAT CERTAIN
                 EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
               BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
              AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996


                         List of Eurodollar Affiliates

                                     None

                                  EXHIBIT "B"

                  ATTACHED TO AND MADE A PART OF THAT CERTAIN
                 EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
               BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
              AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                          Form of Notice of Borrowing

To: Mellon Bank, N.A. (hereinafter referred to as the "Lender") in its capacity as lender under that certain Equipment Line of Credit/Term Loan Agreement dated as of December 6, 1996 (hereinafter referred to as the "Loan Agreement") entered into by and between Diagnostic/Retrieval Systems, Inc. (hereinafter referred to as the "Borrower") and the Lender. Terms defined in the Loan Agreement and not otherwise expressly defined herein are used herein as therein defined.

     Pursuant to Section 2.01(ii) of the Loan Agreement, this Notice of Borrowing in respect of an Equipment Line of Credit/Term Loan (hereinafter referred to as the "Notice") represents the request of the Borrower to borrow an Equipment Line of Credit/Term Loan on __________, 19__ (hereinafter referred to as the "Borrowing Date") from the Lender in aggregate principal amount of $________ as a [Prime Rate Loan] [Eurodollar Rate Loan]. In the event the Borrowing is a Eurodollar Rate Loan then the Borrower requests the following Eurodollar Interest Period: [14] [30] [60] or [90] days. Proceeds of such Equipment Line of Credit/Term Loan are to be deposited on the Borrowing Date in the account maintained by the Borrower with the Lender, Account No. ______, in immediately available funds [and immediately thereafter such proceeds shall be wire-transferred to an account maintained with _____, Account Number: ______].

      The Equipment acquired with the proceeds of the Equipment Line of Credit/Term Loan will be located at __________________________. The Borrower hereby represents and warrants that said location is one of the locations set forth on Schedule 4.01 (xxviii) or in the event that said location is not set forth on Schedule 4.01 (xxviii), Schedule 4.01 (xxviii) shall be deemed amended and modified hereby to include said location.

      The Borrower hereby certifies that (i) the representations and warranties of the Borrower set forth in Sections 4.01 and Section 4.02 of the Loan Agreement and in any other Loan Document (except (a) representations and warranties which expressly speak only as of a different date, and (b) representations and warranties that are subject to change as permitted or contemplated by the Loan Documents) are true and correct in all material respects as of the Borrowing Date; (ii) no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document or will result from this proposed Borrowing; and (iii) the Borrower shall have performed in all material respects all agreements contained in and satisfied all conditions under Section 3.02 of the Loan Agreement and the other Loan Documents required to be performed by it on or prior to the Borrowing Date.

      The Borrower hereby represents and warrants and agrees that the proceeds of the Equipment Line of Credit/Term Loan requested by this Notice shall be used for the sole purpose of financing the purchase price and certain costs and expenses incurred by the Borrower in connection with the acquisition of certain Equipment used in the business of designing and manufacturing high technology products.

Dated: __________, 19__

                              DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,
                              a Delaware corporation


                              By:__________________________________
                                  Name:
                                  Title:

                                  EXHIBIT "C"

                  ATTACHED TO AND MADE A PART OF THAT CERTAIN
                 EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
               BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
              AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                   Form of Notice of Conversion/Continuation

To: Mellon Bank, N.A. (hereinafter referred to as the "Lender") in its capacity as lender under that certain Equipment Line of Credit/Term Loan Agreement dated as of December 6, 1996 (hereinafter referred to as the "Loan Agreement") entered into by and between Diagnostic/Retrieval Systems, Inc. (hereinafter referred to as the "Borrower") and the Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

   Pursuant to Section 2.02(iii) of the Loan Agreement, this Notice of Conversion/Continuation (hereinafter referred to as the "Notice") represents the Borrower's election to [insert one of the following"]:

* convert an aggregate principal amount of $____________ of Equipment Line of Credit/Term Loans which are Prime Rate Loans to Eurodollar Rate Loans on __________, 19__. [The initial Eurodollar Interest Period for such Eurodollar Rate Loans is required to be a [fourteen] [thirty ] [sixty] or [ninety] day periods.]

** convert an aggregate principal amount of $_______ of Equipment Line of Credit/Term Loans which are Prime Rate Loans to Fixed Rate Loans on ______, 19___.

*** convert an aggregate principal amount of $ of Equipment Line of Credit/Term Loans which are Eurodollar Rate Loans with a current Eurodollar Interest Period ending on _______, 19__, to Prime Rate Loans [on ________, 19__[.]***

-----------

  * Use if converting Prime Rate Loans to Eurodollar Rate Loans.

 ** Use if converting Prime Rate Loans to Fixed Rate Loans.

*** Use if converting Eurodollar Rate Loans to Prime Rate Loans.

**** convert an aggregate principal amount of $________ of Equipment Line of Credit/Term Loans which are Eurodollar Rate Loans with a current Eurodollar Interest Period ending on ____, 19__, to Fixed Rate Loans on ______, 19__.

***** convert an aggregate principal amount of $______ of Equipment Line of Credit/Term Loans which are Fixed Rate Loans to Prime Rate Loans on ______, 19__.

****** convert an aggregate principal amount of $______ of Equipment Line of Credit/Term Loans which are Fixed Rate Loans to Eurodollar Rate Loans on _______, 19__. The initial Eurodollar Interest Period for such Eurodollar Rate Loans is required to be a [fourteen] [thirty] [sixty] or [ninety] day periods.]

******* and continue as Eurodollar Rate Loans an aggregate principal amount of $______ of Eurodollar Rate Loans with a current Eurodollar Interest Period ending ______, 19__. The succeeding Eurodollar Interest Period is requested to be a [fourteen], [thirty], [sixty] or [ninety] day periods.

   The Borrower hereby certifies that no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement.

Dated: ___________________, 19

                                 DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,
                                 a Delaware corporation

                                 By:________________________________
                                    Name:
                                    Title:

-----------

   **** Use if converting Eurodollar Rate Loans to Fixed Rate Loans.

  ***** Use if converting Fixed Rate Loans to Prime Rate Loans.

 ****** Use if converting Fixed Rate Loans to Eurodollar Rate Loans.

******* Use if continuing as Eurodollar Rate Loans.

                                  EXHIBIT "D"

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
              EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT BY AND
        BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND MELLON BANK, N.A.,
                          DATED AS OF DECEMBER 6, 1996

                    Equipment Line of Credit/Term Loan Note

$5,000,000.00                                         Philadelphia, Pennsylvania
                                                          As of December 6, 1996


         FOR VALUE RECEIVED, the undersigned, DIAGNOSTIC/RETRIEVAL SYSTEMS, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (hereinafter referred to as the "Borrower"), promises to pay to the order of MELLON BANK, N.A. (hereinafter referred to as the "Lender") on or before the Equipment Line of Credit/Term Loan Maturity Date, the lesser of (i) the principal sum of FIVE MILLION AND 00/100 ($5,000,000.00) DOLLARS or (ii) the aggregate unpaid principal amount of all Equipment Line of Credit/Term Loans made by the Lender to the Borrower pursuant to the Loan Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount of the Equipment Line of Credit/Term Loans from the date outstanding at the interest rate per annum determined pursuant to Section 2.02 of, or as otherwise provided in, the Loan Agreement payable on the dates set forth in Section 2.02(ii) of, or as otherwise provided in, the Loan Agreement.

         All payments of principal and interest hereunder shall be due and payable to the Lender not later than 2:00 p.m. (Philadelphia, Pennsylvania time), on the day when due, all as more fully set forth in Section 2.05 of the Loan Agreement. Such payments shall be made in U.S. Dollars in immediately available funds without setoff, counterclaim (other than a compulsory counterclaim) or other deduction of any nature.

         Except as otherwise provided in the Loan Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

         This Equipment Line of Credit/Term Loan Note is the "Equipment Line of Credit/Term Loan Note" referred to in, and is entitled to the benefits of the Equipment Line of Credit/Term Loan Agreement dated as of December 6, 1996, executed by and between the Borrower and the Lender (as the same may be amended, modified or supplemented from time to time, hereinafter referred to as the "Loan Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Loan Agreement shall have the same meanings herein.

         The holder of this Equipment Line of Credit/Term Loan Note is authorized to endorse on the Schedule 1 attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (hereinafter referred to as the "Grid") the date and amount of each Equipment Line of Credit/Term Loan made pursuant to Section 2.01 of the Loan Agreement, and the date and amount of each payment or prepayment of principal thereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Equipment Line of Credit/Term Loan.

         The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Equipment Line of Credit/Term Note and the Loan Agreement.

         This Equipment Line of Credit/Term Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the Borrower has caused this Equipment Line of Credit/Term Loan Note to be executed and delivered by its proper and duly Authorized Officer and has caused its corporate seal to be hereunto affixed and attested, pursuant to the resolution of its Board of Directors, all on the day and year first hereinabove written.

[SEAL]                             DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,
ATTEST:                            a Delaware corporation


                                   By: /s/  MARK S. NEWMAN
                                      --------------------------------
Name: /s/ Nancy R. Pitek               Name: Mark S. Newman
     Secretary                         Title: President and CEO

          SCHEDULE 1 TO EQUIPMENT LINE OF CREDIT/TERM LOAN NOTE

        LOANS AND PAYMENTS OF EQUIPMENT LINE OF CREDIT/TERM LOANS

------------------------------------------------------------------------------
                                                   UNPAID
                                   AMOUNT OF      PRINCIPAL
                  AMOUNT OF        PRINCIPAL      BALANCE OF      NOTATION
       DATE         LOANS           REPAID          LOANS         MADE BY
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                   EXHIBIT "E"

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996


                             Form of Opinion Letter

                                  See attached

                                   EXHIBIT "F"

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                          Form of Officer's Certificate

   This Officer's Certificate of Diagnostic/Retrieval Systems, Inc. (hereinafter referred to as the "Certificate") is delivered to you pursuant to Section 5.02(vii) of the Equipment Line of Credit/Term Loan Agreement dated as of December 6, 1996 (as may be amended from time to time (hereinafter referred to as the "Loan Agreement"), by and between Diagnostic/Retrieval Systems, Inc. (hereinafter referred to as the "Borrower"), and Mellon Bank, N.A. (hereinafter referred to as the "Lender"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

   1. I am the duly elected, qualified and acting [Chief Financial Officer], [President] or [Chief Accounting Officer] of the Borrower.

   2. I have reviewed and am familiar with the contents of this Certificate. I am providing this certificate solely in my capacity as an officer of the Borrower. The matters set forth herein are true to the best of my knowledge, after diligent inquiry, but I express no personal opinion as to any conclusions of law or other legal matters.

   3. I have reviewed the terms of the Loan Agreement and the principal Loan Documents and have made, or caused to be made, under our supervision, a review in reasonable detail of the transactions and condition of the Borrower, its Subsidiaries and its Affiliates during the accounting period covered by the attached financial statements and computations attached hereto as Exhibit "F-1" ("Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the attached Financial Statements, and I have no knowledge of the existence as of the date of this Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, except as set forth below:*

   4. I hereby certify in my capacity as [President or Chief Financial Officer or Chief Accounting Officer] and in my capacity as an Authorized Officer that the Financial Statements attached hereto present fairly the financial position of the Borrower, its Subsidiaries and its Affiliates as of the end of such fiscal period and the results of its operations and the changes in its financial position and cash flows for such fiscal period, all in conformity with Generally Accepted Accounting Principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to normal and recurring year-end audit adjustments.

   IN WITNESS WHEREOF, I execute this Certificate this ___ day of _______, 19__.

                                   DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,
                                   a Delaware corporation



                                   By:________________________________
                                       Name:
                                       Title:


----------
* Describe here (or in a separate attachment to this Certificate) the exceptions, if any, to Paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking and proposes to take with respect to each such condition or event.

                                  EXHIBIT "F-1"

                         FORM OF COMPLIANCE CERTIFICATE

                             ----------------------

         This Officer's Certificate of Diagnostic/Retrieval Systems, Inc. (hereinafter referred to as the "Certificate") is delivered to you pursuant to
Section 5.02(iv) of the Equipment Line of Credit/Term Loan Agreement dated as of December 6, 1996 (as may be amended from time to time, hereinafter referred to as the "Loan Agreement") by and between Diagnostic/Retrieval Systems, Inc. (hereinafter referred to as the "Borrower"), and Mellon Bank, N.A., (hereinafter referred to as the "Lender"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined. The Borrower hereby delivers to the Lender, together with the financial statements being delivered pursuant to Section 5.02(i) and (iii) of the Loan Agreement, this Certificate for the accounting period from ___________, 19__ to __________, 19__*. For purposes hereof, section and subsection references herein relate to sections and subsections, respectively, of the Loan Agreement, and amounts or ratios refer to the maximum or minimum amounts or ratios required under the relevant sections of the Loan Agreement.

I. NEGATIVE COVENANTS

A. CONSOLIDATED DEBT (Section 7.01(vi))

B. LIENS (Section 7.02(ii)(e))

     Amount of Purchase Money Liens    $________________
     Permitted Amount                  $1,000,000.00 at anytime outstanding

-------------
* Insert dates representing the fiscal period covered by this Certificate.

C. LOANS, ADVANCES AND INVESTMENTS (Section 7.03)

      1.    Subsection 7.03(iv)

                  Aggregate demand advances to officers and employees outstanding at any time during the period covered by this Certificate:

                  Outstanding                   $[___________________]
                  Aggregated maximum            $250,000.00 at any
                    permitted to                    time outstanding
                    officers/employees

D. RESTRICTED JUNIOR PAYMENTS (Section 7.04)

                  Actual Amount                 $__________________
                  Permitted Amount              [$________________]

II.  FINANCIAL COVENANTS

A. MINIMUM CONSOLIDATED QUICK RATIO (Section 8.01)

Consolidated Quick Ratio, as determined at the end of the period covered by this
Certificate:

                  Actual Consolidated Quick Ratio         _____ to 1.0

                  Minimum Required Current Ratio          1.0 to 1.0

B. MAXIMUM CONSOLIDATED SENIOR LIABILITIES LEVERAGE RATIO (Section 8.02)

Consolidated Leverage Ratio, as determined at the end of the period covered by this Certificate:

           Actual Consolidated Senior Liabilities (exclusive of
             contingent liabilities)                             $_____________
           Actual Consolidated Tangible Net Worth                $_____________
           Actual Consolidated Subordinated Debt                 $_____________
           Actual Consolidated Leverage Ratio                    ______ to 1.0
           Maximum Permitted Consolidated Leverage Ratio         1.0 to 1.0

C.  MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO (Section 8.03)

Consolidated Interest Coverage Ratio, as determined at the end of the period covered by this Certificate:

           Actual Consolidated Net Income                        $_____________
           Actual Interest Expense                               $_____________

           Actual Prepaid Subordinated Debt                      $_____________
           Actual Consolidated Interest Coverage Ratio           _____ to 1.0
           Minimum Required Consolidated Interest Ratio          1.75 to 1.0

D.  MAXIMUM CONSOLIDATED CASH FLOW LEVERAGE RATIO (Section 8.04)

      Consolidated Cash Flow Leverage Ratio, as determined at the end of the period covered by this Certificate:

           Actual Consolidated Senior Bank Debt                  $_____________
           Actual Consolidated Subordinated Debt                 $_____________
           Actual EBITDA                                         $_____________
           Actual Consolidated Cash Flow Leverage Ratio          ____ to 1.0
           Maximum Permitted Consolidated
             Cash Flow Leverage Ratio                            3.5 to 1.0

            I hereby certify, in my capacity as an Authorized Officer of the Borrower, that the information set forth above is accurate as of ________, 19__, to the best of my knowledge after diligent inquiry.

Dated: _____________, 19__

                              DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
                              a Delaware corporation



                              By:_____________________________________
                                   Name:
                                   Title:

                                EXHIBIT "G"

               ATTACHED TO AND MADE A PART OF THAT CERTAIN
              EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
            BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
           AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                        Form of Security Agreement

                      [WHERE THE DEBTOR IS THE BORROWER]

                              SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (including all amendments, modifications and supplements hereinafter referred to as the "Security Agreement") is made this ___ day of __________________, 19___, by and between

      DIAGNOSTIC/RETRIEVAL SYSTEMS, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 5 Sylvan Way, Parsippany, New Jersey 07054 (hereinafter referred to as the "Debtor"),

      AND

      MELLON BANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101 (hereinafter referred to as the "Bank").

                            W I T N E S S E T H :

       WHEREAS, the Debtor has requested that the Bank make a secured recourse equipment line of credit/term loan to the Borrower in the aggregate principal amount of Five Million and 00/100 ($5,000,000.00) Dollars, for the purpose of financing the acquisition of certain machinery and equipment by the Debtor and the other "Guarantors", as such term is defined herein (hereinafter referred to as the "Equipment Line of Credit/Term Loan Facility"); and

      WHEREAS, the Bank agreed to make the Equipment Line of Credit/Term Loan Facility to the Debtor, subject to the terms, conditions and provisions provided for in a certain Equipment Line of Credit/Term Loan Agreement dated as of December 6, 1996, executed by and between the Debtor and the Bank (hereinafter referred to as the "Loan Agreement"); and

      WHEREAS, all words and terms not defined herein shall have the respective meanings and be construed herein as provided for in the Loan Agreement; and


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

      WHEREAS, as an inducement to the Bank to make the Equipment Line of Credit/Term Loan Facility to the Debtor, the Bank has required that the Debtor enter into and execute this Security Agreement hereby granting and conveying to the Bank a security interest in all of the personal property described on Schedule "A" attached hereto and made a part hereof.

      WHEREAS, the Debtor conducts its business at a certain facilities set forth on Schedule "B" attached hereto and made a part hereof (hereinafter referred to collectively as the "Premises"); and

      NOW, THEREFORE, IN CONSIDERATION OF THE EQUIPMENT LINE OF CREDIT/TERM LOAN FACILITY MADE TO THE BORROWER AND WITH KNOWLEDGE THAT THE BANK WOULD NOT MAKE THE EQUIPMENT LINE OF CREDIT/TERM LOAN FACILITY BUT FOR THE PROMISES OF THE DEBTOR HEREUNDER, THE DEBTOR AND THE BANK, HEREBY AGREE AS FOLLOWS:

      1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due by the Debtor of all obligations and liabilities under the Loan Agreement and all other Loan Documents executed in connection with the Equipment Line of Credit/Term Loan Facility including, without limitation, the following: (i) all indebtedness of the Debtor owed to the Bank arising on or after the date hereof under Loan Agreement, both principal and interest, and any extensions, renewals, refundings, substitutions of or for such indebtedness in whole or in part, (ii) all indebtedness of the Debtor owed to the Bank for reasonable fees and expenses contemplated by the Loan Agreement, (iii) all obligations of the Debtor to the Bank arising under the other Loan Documents, (iv) all other indebtedness, obligations and liabilities of the Debtor owed to the Bank now or hereafter existing, in connection with the Loan Agreement or the other Loan Documents whether or not contemplated by the Bank and/or the Debtor at the date hereof and whether direct or indirect, matured or contingent, joint or several or otherwise, (v) all future advances made by the Bank for the protection or preservation of the Collateral, including, without limitation, reasonable advances for storage and transportation charges, taxes, insurance, repairs and the like when and as the same become due whether at maturity or by declaration, acceleration or otherwise, or if not due when payment thereof shall be demanded by the Bank and
(vi) any and all costs and expenses, including costs and expenses of collection, paid or incurred by the Bank in connection with the collection of the amounts referred to in the preceding clauses (i), (ii), (iii), (iv) or (v), in connection with the enforcement or realization upon any or all of the collateral or the Bank's security interest therein or in connection with the taking of any other action permitted by this Security Agreement (hereinafter referred to as the "Obligations"), the Debtor hereby collaterally assigns, mortgages, hypothecates, conveys, transfers and grants to the Bank a continuing security interest in all of the Debtor's future rights, title and interests in and to the personal property described on Schedule "A" attached hereto and made a part hereof, wherever said personal property may be located, including, without limitation, those addresses set forth on Schedule "B" attached hereto and made a part hereof, as it may hereinafter be amended and modified from time to time (hereinafter referred to as the "Collateral").


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

      2. Payment. The Debtor shall pay and perform all of the Obligations secured by this Security Agreement strictly in accordance with their terms.

      3. Representations and Warranties. The Debtor represents and warrants to the Bank that (i) it shall be the sole owner of each item of the Collateral and it shall at all times have good and marketable title thereto, free of all other security interests, liens, encumbrances and claims or rights of others, except any Liens permitted under the Loan Agreement; (ii) it has the full corporate power and authority to execute this Security Agreement, to perform its obligations hereunder and to subject the Collateral to be acquired by it to the security interest created hereby; (iii) no dispute, right of set-off, counterclaim or defenses shall exist with respect to any part of the Collateral;
(iv) the security interest granted to the Bank pursuant to this Security Agreement, is a continuing security interest and no notice of the creation or existence of the renewal, extension or modification of the Loan Agreement or any other Loan Documents need be given to the Debtor for the security interest to remain perfected; and (v) no security agreement, financing statement, or lien instrument covering all or any part of the Collateral shall be on file in any public filing or recording office, and, once filed, the filing of the UCC-1 Financing Statements covering the security interest created hereby shall continue in effect, subject to renewal requirements, if any, until released as provided for in Paragraph 23 below;

      4. Covenants. Except as more fully and accurately set forth in the Loan Agreement, which Loan Agreement, in the event of any inconsistency herewith, shall control, the Debtor covenants and agrees (i) to deliver to the Bank at such intervals as the Bank may require, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep the Bank fully informed with respect to the description of the Collateral, (ii) from time to time to promptly execute and deliver to the Bank, at the sole expense of the Debtor, all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things, as the latter may request in order to more fully evidence and perfect the security interest herein created; (iii) to punctually and properly perform all of the Debtor's covenants, duties, and liabilities under any other security agreement, mortgage, deed of trust, collateral pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Equipment Line of Credit/Term Loan Facility, or any part thereof; (iv) to give written notice to the Bank of the removal of the Debtor's principal place of business, from a county or state where it is now located, which notice shall be given not less than thirty (30) days before such removal; (v) to promptly notify the Bank of any change in any fact or circumstances other than the removal referred to in clause (iv) of this Paragraph 4, which requires the advance notice provided for therein warranted or represented by the Debtor in this Security Agreement or in any other Loan Document furnished by the Debtor to the Bank in connection with the Collateral or the Equipment Line of Credit/Term Loan Facility; (vi) to promptly notify the Bank of any claim, action, or proceeding affecting title to the Collateral, or any part thereof, or the security interest herein, and, at the request of the Bank, to appear in and defend, at the Debtor's expense, any such action or proceeding; (vii) to promptly, after being requested by the Bank, pay to the Bank the amount of all (a) amounts actually incurred by the Bank as court costs hereunder, (b) attorneys fees assessed by a court and incurred by the Bank in enforcing this Security Agreement and (c) lawful fees for filing, recording or releasing this Security Agreement in any public office; and (viii) to do all things necessary or appropriate to enable the Bank to fully

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exercise its rights under this Paragraph 4. In addition, the Debtor covenants and agrees that (A) during the continuance of an Event of Default, upon notice from the Bank, each Person obligated to make any payment to the Debtor with respect to the Collateral, or any part thereof, is hereby authorized and directed by the Debtor to make payment directly to the Bank; (B) the Debtor shall promptly collect all sums payable in respect to the Collateral; (C) all proceeds of the Collateral received by the Debtor, whether in the form of cash, checks, or otherwise, shall be segregated from all other funds of the Debtor and be held in trust for the Bank, and each item of such proceeds, immediately upon receipt thereof by the Debtor, shall become part of the Collateral, subject to the provisions of Paragraph 23 of this Security Agreement; and (D) the Debtor shall have absolutely no dominion or control over any payment received in respect of the Collateral, or any part thereof, except to deliver such payment immediately to the Bank, properly endorsed, so that the Bank may collect and apply the proceeds in accordance with the terms hereof. The Debtor covenants and agrees that, without the prior express written consent of the Bank, the Debtor shall not except as permitted by the Loan Agreement (1) sell, assign, or transfer any of the Collateral to any person, firm, or corporation (except the Bank), (2) create in favor of anyone, except the Bank, any other security interest in the Collateral, or in any part thereof, or otherwise encumber or permit the same to become subject to any lien, attachment, execution, sequestration, or other legal or equitable process; (3) remove, or permit to be removed, the Debtor's records concerning Collateral from the Premises; or (4) modify, or permit the modification of, or substitute, or permit another Contract to be substituted for, any Contract.

      5. Additional Covenants Concerning the Collateral. Except as more fully and accurately set forth in the Loan Agreement, the Debtor further covenants and agrees (i) to retain at all times possession of the Collateral during the existence of this Security Agreement and not to sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of same without the prior express written consent of the Bank, except as may be permitted herein and in the Loan Agreement; (ii) to keep the Collateral located at the site(s) and location(s) described on Schedule "B" attached hereto and made a part hereof, and not to remove same from said location (except as permitted in the Loan Agreement and subparagraph (iii) below) without the prior express written consent of the Bank, unless the Collateral is replaced with items of equal or greater utility and value (which shall then be included as Collateral); (iii) at its own cost and expense (a) to maintain, preserve and keep the Collateral in a manner consistent with the standard operating practices applicable to a business similar to the Debtor, in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) as reasonably necessary, from time to time to make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (c) as reasonably necessary, from time to time, to make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of the Collateral; (iv) the Debtor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority, applicable to the Collateral or any part thereof or to, the operation of the Debtor's business; provided, however, that the Debtor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of the Bank adversely affect the Bank's rights or the first priority of its security interest in the Collateral; (v) to pay and discharge promptly all taxes, assessments, governmental charges or levies, or other charges or liens imposed upon it or in respect of any of the Collateral,


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

existing at any time, whether before or after the making of the Equipment Line of Credit/Term Loan Facility, except for those taxes, assessments, governmental charges or levies or other charges or liens then being contested in good faith by the Debtor by appropriate proceedings (provided that such contest shall not result in a lien being placed on the Collateral or any part thereof or result in the Collateral being subject to loss or forfeiture) and for which the Debtor has maintained adequate reserves or accrued the estimated liability on the balance sheet of the Debtor for the payment of same and (vi) to carry insurance on the Collateral in amounts, types and with insurance companies reasonably acceptable to the Bank. All such policies of insurance referred to subparagraph (vi) shall contain loss payable clauses in favor of the Debtor and the Bank as their respective interests may appear, and such policies or certificates evidencing the same shall be deposited with the Bank. The Debtor hereby assigns and sets over unto the Bank all moneys which may become payable on account of such insurance referred to subparagraph (vi), including without limitation, any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay the Bank any amount so due. The Bank, its officers, employees and authorized agents are hereby irrevocably appointed attorney-in-fact of the Debtor to endorse any draft or check which may be payable to the Debtor in order to collect the proceeds of such insurance or any return of unearned premiums. Such proceeds shall be applied to the payment or prepayment of the Obligations related to such Collateral. Any balance of insurance proceeds remaining in the possession of the Bank after payment in full of the Obligations related to such Collateral, provided no Event of Default has occurred and is continuing, shall be paid to the Debtor on demand. If an Event of Default has occurred and is continuing, then the Debtor shall have no right to or claim against the balance of said insurance proceeds. All alterations, replacements, renewals or additions made pursuant to clause (iii) of this Paragraph 5 shall become and constitute a part of the Collateral. The Debtor shall not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person other than a Subsidiary or an Affiliate, any of the Collateral, other than in the ordinary or usual course of the Debtor's business or as may be permitted in the Loan Agreement. All Collateral which has been substituted for any removed, replaced or disposed of Collateral shall be of a value and quality at least equal to that of the removed, replaced or disposed of Collateral, and shall be subject to the liens of the security interest granted to the Bank hereunder.

      6. Actions of the Bank. Except as more fully and accurately set forth in the Loan Agreement, which in the event of any inconsistency herewith, shall control, should any covenant, duty, or agreement of the Debtor fail to be performed in accordance with its terms hereunder, the Bank may perform or attempt to perform such covenant, duty or agreement on behalf of the Debtor, and any reasonable amount expended by the Bank in such performance or attempted performance together with interest thereon at the rate then provided for in respect of the Equipment Line of Credit/Term Loan Facility as provided for in the Loan Agreement, shall become a part of the Obligations secured by this Security Agreement, and, at the request of the Bank, the Debtor covenants and agrees to promptly pay such amount to the Bank at its office in Philadelphia, Pennsylvania; provided, that the Bank does not assume and shall never have any liability for the performance of any duties of the Debtor under or in connection with the Collateral, or any part thereof, or under any transaction, agreement, or contract out of which the Collateral, or any part thereof, may arise.


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      7. Repayment of the Bank. The Debtor covenants and agrees that the Bank may from time to time, without giving notice and without impairing or affecting the security interest created by this Security Agreement (i) acquire a security interest in any property in addition to the Collateral, or release any such interest so acquired, or permit any substitution or exchange for such property;
(ii) acquire the primary or secondary liability of any party or parties with respect to all or any part of the Equipment Line of Credit/Term Loan Facility or release, modify or compromise the same or any part thereof; (iii) modify, extend or renew for any period any part of the Equipment Line of Credit/Term Loan Facility; and (iv) resort to the Collateral for payment of the Equipment Line of Credit/Term Loan Facility whether or not the Bank shall have resorted to any other collateral or proceeded against any other party primarily or secondarily liable on the Equipment Line of Credit/Term Loan Facility or any of them.

      8. Bank's Appointment as Attorney-in-Fact. (i) The Debtor hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Bank's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Bank the power and right, on behalf of the Debtor, without notice to or assent by the Debtor to do the following:

      (a) upon the occurrence and continuance of an Event of Default as such term is defined in the Loan Agreement, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any contract and, in the name of the Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any contract or account and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such moneys due under any contract or account whenever payable;

      (b) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

      (c) upon the occurrence and continuance of any Event of Default, (1) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (2) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any part Collateral; (3) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (4) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Debtor may deem appropriate;


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(5) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Bank reasonably deems necessary to protect, preserve or realize upon the Collateral and the Bank's security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do; and (6) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to any such Collateral.

      (d) to take such action as the Bank reasonably deems appropriate to maintain, repair, protect and insure the Collateral, to attach, perfect, continue, preserve and protect the Bank's security interest in the Collateral and to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtor hereunder;

      (e) to inspect, audit and verify the Collateral, including reviewing all of the Debtor's books and records and copying and making excerpts therefrom;

      The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      (ii) The powers conferred on the Bank hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for its own, his or her gross negligence or willful misconduct.

      (iii) The Debtor also authorizes the Bank, at any time and from time to time when there exists any uncured Event of Default, to execute, in connection with the sale of any Collateral, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

      9. Events of Default. The Debtor shall be in default under this Security Agreement if an Event of Default under the Loan Agreement shall have occurred.

      10. Remedies, Rights Upon Default. (i) If an Event of Default shall occur and be continuing:

      (a) All payments received by the Debtor under or in connection with any of the Collateral shall be held by the Debtor in trust for the Bank, shall be segregated from other funds of the Debtor and shall forthwith upon receipt by the Debtor, be turned over to the Bank, in the same form as received by the Debtor (duly endorsed by the Debtor to the Bank, if required); and


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      (b) Any and all such payments so received by the Bank (whether from the
Debtor or otherwise) shall, in the sole discretion of the Bank, be held by the Bank as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Bank, against all or any part of the Obligations in such order as the Bank shall elect. Any balance of such payments held by the Bank and remaining after payment in full of all of the Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

      (ii) If any Event of Default shall occur and be continuing, the Bank may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the obligations, all rights and remedies of a secured party under the applicable Uniform Commercial Code. Without limiting the generality of the foregoing, the Debtor expressly agrees that in any such event the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of the Bank's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby expressly released. The Debtor further agrees, at the Bank's written request, to assemble the Collateral and make it available to the Bank at the Debtor's Premises. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as the Bank may elect, the Debtor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including Section 9-504(l)(c) of the applicable Uniform Commercial Code, (or any successor or substitute provision) need the Bank account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages, and demands against the Bank arising out of the repossession, retention or sale of the Collateral, except for the gross negligence or willful misconduct of the Bank. The Debtor agrees that the Bank shall give at least twenty (20) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Debtor at its address set forth in Paragraph 16 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, the Debtor also being liable for the reasonable fees of any attorneys employed by the Bank to collect such deficiency.


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      (iii) The Debtor also agrees to pay all reasonable costs of the Bank, including attorneys' fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of the Bank's rights hereunder.

      (iv) The Debtor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

      11. Limitation on the Bank's Duty in Respect of Collateral. Beyond the safe custody thereof and any other duties imposed by applicable Law, the Bank shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it as to the preservation of rights against prior parties or any other rights pertaining thereto.

      12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      13. No Waiver of Rights; Cumulative Remedies. Nothing herein contained and no act done or omitted by the Bank pursuant to the powers and rights granted it herein shall be deemed to be a waiver by the Bank of its rights and remedies under the Equipment Line of Credit/Term Loan Note and the Loan Agreement, but this Security Agreement is made and accepted without prejudice to any of the rights and remedies possessed by the Bank under the terms thereof. The right of the Bank to collect said indebtedness and to enforce any other security therefor held by it may be exercised by the Bank either prior to, simultaneously with, or subsequent to any action taken by it hereunder. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

      14. Successors and Assigns. This Security Agreement and all obligations of the Debtor hereunder shall be binding upon the successors and assigns of the Debtor, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns.


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      15. Further Indemnification. The Debtor agrees to pay, and to save the
Bank harmless from, any and all liabilities with respect to, or resulting from any delay by the Debtor in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

      16. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by confirmed telecopy transmission or sent by over-night courier service or United States mail (registered or certified, with postage prepaid and properly addressed) and shall be deemed to have been given when delivered in person or by overnight courier service, upon receipt of a telecopy or telex during normal business hours or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). All notices shall be sent to the applicable party at the following addresses or in accordance with the last unrevoked written direction from such party to the other parties hereto:

            If to the Debtor:       Diagnostic/Retrieval Systems, Inc.
                                    5 Sylvan Way
                                    Parsippany, New Jersey 07054
                                    Attn.: Ms. Nancy R. Pitek
                                           Controller, Treasurer
                                           and Secretary

                       With a       Hannoch Weisman, A Professional Corporation
                      copy to:      4 Becker Farm Road
                                    Roseland, New Jersey 07068
                                    Attn.: Nina Laserson Dunn, Esq.

                  If to the Bank:   Mellon Bank, N.A.
                                    Mellon Bank Center
                                    1735 Market Street
                                    Philadelphia, Pennsylvania 19101
                                    Attn.: Loan Administration Dept.

                       With a       Reed Smith Shaw and McClay
                      copy to:      136 Main Street
                                    Princeton Forrestal Village
                                    Princeton, New Jersey 08540
                                    Attn.: Daniel P. Peck, Jr., Esq.

                                    and

                                    Mellon Financial Services
                                    Raritan Plaza One
                                    Raritan Center


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

                                    Edison, New Jersey 08837
                                    Attn.: Mr. Peter Dontas
                                           Vice President

      17. Law Applicable. The Uniform Commercial Code of the State or States having jurisdiction with respect to all or any portion of the Collateral from time to time shall govern the attachment, perfection and the effect of attachment and perfection of the Bank's security interest in the Collateral, and the rights, duties, and obligations of the Bank and the Debtor with respect thereto. This Security Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and the execution and delivery thereof and, to the extent not inconsistent with the preceding sentence, the terms and provisions hereof shall be governed by and construed in accordance with the laws of the said Commonwealth.

      18. Counterparts. This Security Agreement may be executed by one or more parties to this Security Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      19. Further Assurances. The Debtor agrees that at any time and from time to time upon the written request of the Bank, the Debtor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Security Agreement.

      20. Obligations Absolute. The obligations of the Debtor under this Security Agreement shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including without limitation: (i) any renewal, amendment or modification of or addition or supplement to or deletion from the Obligations, or any assignment or transfer thereof; (ii) any waiver, extension, indulgence or other action or inaction under or in respect or any of the Obligations of this Security Agreement; (iii) any furnishing of additional security to the Bank or its assignee or any acceptance thereof or any release of any security by the Bank or its assignee; (iv) any limitation on any parties' liability or obligations under any of the obligations or any invalidity or inability, in whole or in part, of any of the obligations; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Debtor, any partnership or any other Person or any action taken with respect to this Bank by any trustee or custodian or receiver or by any court in any such proceeding, whether or not the Debtor shall have notice or knowledge of any of the foregoing.

      21. Modifications in Writing. This Security Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      22. Security for the Equipment Line of Credit/Term Loan Facility. Notwithstanding any other term, covenant or condition contained in this Security Agreement, the Debtor and the Bank hereby agree that the Collateral shall secure only the Obligations and that the Collateral is not offered as security in connection with any other indebtedness due and owing from the Debtor to the Bank.

      23. Release of the Collateral. (i) Provided no Event of Default is existing under this Security Agreement, the Loan Agreement or any other Loan Documents, and the Equipment Line of Credit/Term Loan referred to in the applicable Notice of Borrowing is repaid in full pursuant to Article II, Section 2.01(v) of the Loan Agreement, the Bank agrees to deliver to the Debtor releases of the Collateral acquired with said Equipment Line of Credit/Term Loan for consideration; provided, however, the Bank shall have received from the Debtor fully executed UCC-3 Termination Statement(s) prepared by the Borrower, together with the appropriate filing fees for filing said UCC-3 Termination Statement(s) in the appropriate filing office(s) and accurately describing the Collateral to be released from the lien of this Security Agreement.

      (ii) Provided no Event of Default is existing under this Security Agreement, the Loan Agreement or any other Loan Documents, in the event the Equipment Line of Credit/Term Loan referred to in the applicable Notice of Borrowing is repaid in full pursuant to Article II, Section 2.04 of the Loan Agreement for whatever reason and from whatever source of monies, the Bank agrees to deliver to the Debtor releases of the Collateral acquired with said repaid Equipment Line of Credit/Term Loan for consideration; provided, however, the Bank shall have received from the Debtor fully executed UCC-3 Termination Statement(s) prepared by the Borrower, together with the appropriate filing fees for filing said UCC-3 Termination Statement(s) in the appropriate filing office(s) and accurately describing the Collateral to be released from the lien of this Security Agreement.

      IN WITNESS WHEREOF, the Bank and the Debtor have caused this Security Agreement to be signed by their appropriate authorized corporate officers and their corporate seals to be hereunto affixed and attested, pursuant to the resolution of their Boards of Directors, all as of the day and year first above written.

[SEAL]                              DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,
ATTEST:                             a Delaware corporation, as the Debtor

_______________________________     By:_______________________________
Nancy R. Pitek                            Mark S. Newman
Secretary                                 President and CEO


                                    MELLON BANK, N.A.,
                                    as the Bank

                                    By:_______________________________
                                    Name:
                                    Title:


                                  SCHEDULE "A"

   ATTACHED TO AND MADE A PART OF THAT CERTAIN SECURITY AGREEMENT, EXECUTED BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND MELLON BANK, N.A. DATED
                         _____________________, 19_____

      All present and future rights, title and interests of the Debtor in and to:

            (i) any Equipment acquired with any portion of the proceeds of the Equipment Line of Credit/Term Loan Facility;

            (ii) Chattel Paper;

            (iii) Contracts;

            (iv) General Intangibles; and

            (v) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.

      As used in this Security Agreement the above-referenced terms shall have the following meanings, unless the context otherwise requires:

      "Equipment" shall mean all "equipment", as such term is now or hereafter defined in the applicable Uniform Commercial Code, now or hereafter owned by the Debtor, and shall also mean and include all personal property, including that constituting machinery, equipment, plant, furnishings, fixtures and other fixed assets now owned or hereafter acquired by the Debtor, including, without limitation, all items of machinery and equipment of any kind, nature, and description whether affixed to real property or not, including automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, fixtures and office furniture, as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

      Supplementing the foregoing and without limiting the generality of the foregoing the Equipment shall and is hereby declared to include, without being limited to, all screens, awnings, storm windows and doors, window shades, blinds, drapery and curtain rods, brackets, electric and other signs, dynamos, generators, engines, ducts, switchboards, controls, motors, belting, gas and electric fixtures, bulbs, wiring, conduits and other gas and electric equipment, apparatus, machinery, fittings, appliances and appurtenances, elevators, escalators, power and machinery plants for running and operation of elevators and escalators, fire prevention and extinguishing apparatus, bathtubs, sinks, water closets, basins, faucets, tanks, burners, furnaces, heaters, air conditioners, boilers, pipes, pumps, radiators, fans and other power, heating, plumbing, hot water, sanitary, drainage and ventilating apparatus and equipment, air conditioning and cooling systems and equipment, watercooling and condensing apparatus and equipment, apparatus for exclusion and extermination of vermin and insects, vacuum and other cleaning systems, dust removal apparatus, lifting and housekeeping machinery, apparatus and equipment, call systems and other communications systems, ash and fuel conveyors incinerators, incinerating fixtures and equipment, laundry machinery, apparatus and equipment, laundry disposal equipment, cleaning and pressing apparatus and equipment, valet shop equipment, store fixtures and equipment, murals, mirrors attached to walls, doors and other facilities, wall-to-wall carpets, linoleum, inlaid floor coverings, wall beds, radio and television apparatus and equipment, electronic apparatus and equipment, trees, shrubs, plants, planter and flower boxes, blackboards, bulletin boards, stanchions, easels, platforms, bars, bar equipment, beverage equipment, dining room and restaurant equipment, kitchen cabinets, gas electric and other stoves, ovens and ranges, fireless cookers, dishwashers, glasswashers, refrigerators, ice boxes, compressors, coils, water coolers and other refrigerating and cooking apparatus and equipment, medicine chests, commodes, hospital equipment, cornices, mantels, paneling, partitions, drafting tables, drawing boards, drawing cases, safes, cabinets, lockers, shelving, printing equipment and apparatus, public address systems, spotlight equipment, and all other articles, equipment, appliances, implements, devices and accessories or things whatsoever (including any and all accessions to, proceeds of replacements of and substitutions for the equipment), used or to be used, or placed or to be placed, in the rooms, halls, lounges, offices, lobbies, lavatories, basement cellars, vaults and other portions of the real property, whether herein enumerated or not, and whether or not affixed to the real property, and which are used or useful in the operation and maintenance thereof or in the business conducted therein.

      "Chattel Paper" shall mean all "chattel paper", as such term is now or hereafter defined in the applicable Uniform Commercial Code, now or hereafter owned by the Debtor, relating to any Equipment being acquired with any portion of the proceeds of the Equipment Line of Credit/Term Loan Facility.

      "Contracts" shall mean all contracts, licenses, instruments, undertakings, documents or other agreements in or under which the Borrower may now or hereafter have any rights, title or interests, including, without limitation,
(i) any claim arising thereunder from misrepresentation or breach of warranty, and (ii) all such agreements which pertain to the lease, sale, construction, design, manufacture or other disposition of any Equipment being acquired with any portion of the proceeds of the Equipment Line of Credit/Term Loan Facility, other than such contracts, instruments, undertakings, documents or other agreements which specifically prohibit their assignment as security, provided, that notwithstanding any such prohibition such contracts, instruments, undertakings, documents or other agreements shall be deemed to be Contracts to the extent that such prohibition is inconsistent with the provisions of the applicable Uniform Commercial Code.

      "General Intangibles" shall mean all "general intangibles", as such term is now or hereafter defined in the applicable Uniform Commercial Code relating to any Equipment.

                                  SCHEDULE "B"

   ATTACHED TO AND MADE A PART OF THAT CERTAIN SECURITY AGREEMENT, EXECUTED BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND MELLON BANK, N.A. DATED
                            _________________, 19____

                             Location of Collateral

                     [WHERE THE DEBTOR IS NOT THE BORROWER]
                                          ---
                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (including all amendments, modifications and supplements hereinafter referred to as the "Security Agreement") is made this ___ day of __________________, 19___, by and between

      ____________________________________________, a ____________________ duly organized, validly existing and in good standing under the laws of the State of _______________, having its principal office located at
________________________________________ (hereinafter referred to as the
"Debtor"),

      AND

      MELLON BANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101 (hereinafter referred to as the "Bank").

                            W I T N E S S E T H :

       WHEREAS, Diagnostic/Retrieval Systems, Inc., a Delaware corporation (hereinafter referred to as the "Borrower") has requested that the Bank make a secured recourse equipment line of credit/term loan to the Borrower in the aggregate principal amount of Five Million and 00/100 ($5,000,000.00) Dollars, for the purpose of financing the acquisition of certain machinery and equipment by the Borrower, the Debtor and the other "Guarantors", as such term is defined herein (hereinafter referred to as the "Equipment Line of Credit/Term Loan Facility"); and

      WHEREAS, the Bank agreed to make the Equipment Line of Credit/Term Loan Facility to the Borrower, subject to the terms, conditions and provisions provided for in a certain Equipment Line of Credit/Term Loan Agreement dated as of December 6, 1996, executed by and between the Borrower and the Bank (hereinafter referred to as the "Loan Agreement"); and

      WHEREAS, pursuant to the terms and conditions of a certain Agreement of Guaranty dated [AS OF DECEMBER 6, 1996] [__________, 19__ ] (hereinafter referred to as the "Agreement of Guaranty"), executed by the Debtor, as a guarantor, and the other guarantors, in favor of the Bank, as the lender, the Debtor agreed, on a joint and several basis with the other guarantors, to guaranty the "Liabilities of the Borrower" (as such term is defined in the Agreement of Guaranty); and

      WHEREAS, all words and terms not defined herein shall have the respective meanings and be construed herein as provided for in the Loan Agreement; and

      WHEREAS, as an inducement to the Bank to make the Equipment Line of Credit/Term Loan Facility to the Borrower, the Bank has required that the Debtor enter into and execute this Security Agreement hereby granting and conveying to the Bank a security interest in all of the personal property described on Schedule "A" attached hereto and made a part hereof.

      WHEREAS, the Debtor conducts its business at [a certain facility] [certain facilities] set forth on Schedule "B" attached hereto and made a part hereof (hereinafter referred to [collectively] as the "Premises"); and

      NOW, THEREFORE, IN CONSIDERATION OF THE EQUIPMENT LINE OF CREDIT/TERM LOAN FACILITY MADE TO THE BORROWER AND WITH KNOWLEDGE THAT THE BANK WOULD NOT MAKE THE EQUIPMENT LINE OF CREDIT/TERM LOAN FACILITY BUT FOR THE PROMISES OF THE DEBTOR HEREUNDER, THE DEBTOR AND THE BANK, HEREBY AGREE AS FOLLOWS:

      1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due by the Debtor of all obligations and liabilities under the Agreement of Guaranty and all other Loan Documents executed in connection with the Equipment Line of Credit/Term Loan Facility including, without limitation, the following: (i) all indebtedness of the Debtor owed to the Bank arising on or after the date hereof under the Agreement of Guaranty, both principal and interest, and any extensions, renewals, refundings, substitutions of or for such indebtedness in whole or in part, (ii) all indebtedness of the Debtor owed to the Bank for reasonable fees and expenses contemplated by the Agreement of Guaranty, (iii) all obligations of the Debtor to the Bank arising under the other Loan Documents, (iv) all other indebtedness, obligations and liabilities of the Debtor owed to the Bank now or hereafter existing, in connection with the Agreement of Guaranty or the other Loan Documents whether or not contemplated by the Bank and/or the Debtor at the date hereof and whether direct or indirect, matured or contingent, joint or several or otherwise, (v) all future advances made by the Bank for the protection or preservation of the Collateral, including, without limitation, reasonable advances for storage and transportation charges, taxes, insurance, repairs and the like when and as the same become due whether at maturity or by declaration, acceleration or otherwise, or if not due when payment thereof shall be demanded by the Bank and (vi) any and all costs and expenses, including costs and expenses of collection, paid or incurred by the Bank in connection with the collection of the amounts referred to in the preceding clauses (i), (ii), (iii),
(iv) or (v), in connection with the enforcement or realization upon any or all of the collateral or the Bank's security interest therein or in connection with the taking of any other action permitted by this Security Agreement (hereinafter referred to as the "Obligations"), the Debtor hereby collaterally assigns, mortgages, hypothecates, conveys, transfers and grants to the Bank a continuing security interest in all of the Debtor's future rights, title and interests in and to the personal property described on Schedule "A" attached hereto and made a part hereof, wherever said personal property may be located, including, without limitation, those addresses set forth on Schedule "B" attached hereto and made a part hereof, as it may hereinafter be amended and modified from time to time (hereinafter referred to as the "Collateral").

      2. Payment. The Debtor shall pay and perform all of the Obligations secured by this Security Agreement strictly in accordance with their terms.

      3. Representations and Warranties. The Debtor represents and warrants to the Bank that (i) it shall be the sole owner of each item of the Collateral and it shall at all times have good and marketable title thereto, free of all other security interests, liens, encumbrances and claims or rights of others, except any Liens permitted under the Loan Agreement; (ii) it has the full corporate or partnership power and authority, as the case may be, to execute this Security Agreement, to perform its obligations hereunder and to subject the Collateral to be acquired by it to the security interest created hereby; (iii) no dispute, right of set-off, counterclaim or defenses shall exist with respect to any part of the Collateral; (iv) the security interest granted to the Bank pursuant to this Security Agreement, is a continuing security interest and no notice of the creation or existence of the renewal, extension or modification of the Agreement of Guaranty, the Loan Agreement or any other Loan Documents need be given to the Debtor for the security interest to remain perfected; and (v) no security agreement, financing statement, or lien instrument covering all or any part of the Collateral shall be on file in any public filing or recording office, and, once filed, the filing of the UCC-1 Financing Statements covering the security interest created hereby shall continue in effect, subject to renewal requirements, if any, until released as provided for in Paragraph 23 below;

      4. Covenants. Except as more fully and accurately set forth in the Loan Agreement, which Loan Agreement, in the event of any inconsistency herewith, shall control, the Debtor covenants and agrees (i) to deliver to the Bank at such intervals as the Bank may require, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep the Bank fully informed with respect to the description of the Collateral, (ii) from time to time to promptly execute and deliver to the Bank, at the sole expense of the Debtor, all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things, as the latter may request in order to more fully evidence and perfect the security interest herein created; (iii) to punctually and properly perform all of the Debtor's covenants, duties, and liabilities under any other security agreement, mortgage, deed of trust, collateral pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Equipment Line of Credit/Term Loan Facility, or any part thereof; (iv) to give written notice to the Bank of the removal of the Debtor's principal place of business, from a county or state where it is now located, which notice shall be given not less than thirty (30) days before such removal; (v) to promptly notify the Bank of any change in any fact or circumstances other than the removal referred to in clause (iv) of this Paragraph 4, which requires the advance notice provided for therein warranted or represented by the Debtor in this Security Agreement or in any other Loan Document furnished by the Debtor to the Bank in connection with the Collateral or the Equipment Line of Credit/Term Loan Facility; (vi) to promptly notify the Bank of any claim, action, or proceeding affecting title to the Collateral, or any part thereof, or the security interest herein, and, at the request of the Bank, to appear in and defend, at the Debtor's expense, any such action or proceeding; (vii) to promptly, after being requested by the

Bank, pay to the Bank the amount of all (a) amounts actually incurred by the Bank as court costs hereunder, (b) attorneys fees assessed by a court and incurred by the Bank in enforcing this Security Agreement and (c) lawful fees for filing, recording or releasing this Security Agreement in any public office; and (viii) to do all things necessary or appropriate to enable the Bank to fully exercise its rights under this Paragraph 4. In addition, the Debtor covenants and agrees that (A) during the continuance of an Event of Default, upon notice from the Bank, each Person obligated to make any payment to the Debtor with respect to the Collateral, or any part thereof, is hereby authorized and directed by the Debtor to make payment directly to the Bank; (B) the Debtor shall promptly collect all sums payable in respect to the Collateral; (C) all proceeds of the Collateral received by the Debtor, whether in the form of cash, checks, or otherwise, shall be segregated from all other funds of the Debtor and be held in trust for the Bank, and each item of such proceeds, immediately upon receipt thereof by the Debtor, shall become part of the Collateral, subject to the provisions of Paragraph 23 of this Security Agreement; and (D) the Debtor shall have absolutely no dominion or control over any payment received in respect of the Collateral, or any part thereof, except to deliver such payment immediately to the Bank, properly endorsed, so that the Bank may collect and apply the proceeds in accordance with the terms hereof. The Debtor covenants and agrees that, without the prior express written consent of the Bank, the Debtor shall not except as permitted by the Loan Agreement (1) sell, assign, or transfer any of the Collateral to any person, firm, or corporation (except the Bank), (2) create in favor of anyone, except the Bank, any other security interest in the Collateral, or in any part thereof, or otherwise encumber or permit the same to become subject to any lien, attachment, execution, sequestration, or other legal or equitable process; (3) remove, or permit to be removed, the Debtor's records concerning Collateral from the Premises; or (4) modify, or permit the modification of, or substitute, or permit another Contract to be substituted for, any Contract.

      5. Additional Covenants Concerning the Collateral. Except as more fully and accurately set forth in the Loan Agreement, the Debtor further covenants and agrees (i) to retain at all times possession of the Collateral during the existence of this Security Agreement and not to sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of same without the prior express written consent of the Bank, except as may be permitted herein and in the Loan Agreement; (ii) to keep the Collateral located at the site(s) and location(s) described on Schedule "B" attached hereto and made a part hereof, and not to remove same from said location (except as permitted in the Loan Agreement and subparagraph (iii) below) without the prior express written consent of the Bank, unless the Collateral is replaced with items of equal or greater utility and value (which shall then be included as Collateral); (iii) at its own cost and expense (a) to maintain, preserve and keep the Collateral in a manner consistent with the standard operating practices applicable to a business similar to the Debtor, in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) as reasonably necessary, from time to time to make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (c) as reasonably necessary, from time to time, to make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of the Collateral; (iv) the Debtor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority, applicable to the Collateral or any part thereof or to, the operation of the Debtor's business; provided, however, that the Debtor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of the Bank adversely affect the Bank's rights or the first priority of its security interest in the Collateral; (v) to pay and discharge promptly all taxes, assessments, governmental charges or levies, or other charges or liens imposed upon it or in respect of any of the Collateral, existing at any time, whether before or after the making of the Equipment Line of Credit/Term Loan Facility, except for those taxes, assessments, governmental charges or levies or other charges or liens then being contested in good faith by the Debtor by appropriate proceedings (provided that such contest shall not result in a lien being placed on the Collateral or any part thereof or result in the Collateral being subject to loss or forfeiture) and for which the Debtor has maintained adequate reserves or accrued the estimated liability on the balance sheet of the Debtor for the payment of same and (vi) to carry insurance on the Collateral in amounts, types and with insurance companies reasonably acceptable to the Bank. All such policies of insurance referred to subparagraph (vi) shall contain loss payable clauses in favor of the Debtor and the Bank as their respective interests may appear, and such policies or certificates evidencing the same shall be deposited with the Bank. The Debtor hereby assigns and sets over unto the Bank all moneys which may become payable on account of such insurance referred to subparagraph (vi), including without limitation, any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay the Bank any amount so due. The Bank, its officers, employees and authorized agents are hereby irrevocably appointed attorney-in-fact of the Debtor to endorse any draft or check which may be payable to the Debtor in order to collect the proceeds of such insurance or any return of unearned premiums. Such proceeds shall be applied to the payment or prepayment of the Obligations related to such Collateral. Any balance of insurance proceeds remaining in the possession of the Bank after payment in full of the Obligations related to such Collateral, provided no Event of Default has occurred and is continuing, shall be paid to the Debtor on demand. If an Event of Default has occurred and is continuing, then the Debtor shall have no right to or claim against the balance of said insurance proceeds. All alterations, replacements, renewals or additions made pursuant to clause (iii) of this Paragraph 5 shall become and constitute a part of the Collateral. The Debtor shall not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person other than a Subsidiary or an Affiliate, any of the Collateral, other than in the ordinary or usual course of the Debtor's business or as may be permitted in the Loan Agreement. All Collateral which has been substituted for any removed, replaced or disposed of Collateral shall be of a value and quality at least equal to that of the removed, replaced or disposed of Collateral, and shall be subject to the liens of the security interest granted to the Bank hereunder.

      6. Actions of the Bank. Except as more fully and accurately set forth in [the Agreement of Guaranty and/or] the Loan Agreement, which in the event of any inconsistency herewith, shall control, should any covenant, duty, or agreement of the Debtor fail to be performed in accordance with its terms hereunder, the Bank may perform or attempt to perform such covenant, duty or agreement on behalf of the Debtor, and any reasonable amount expended by the Bank in such performance or attempted performance together with interest thereon at the rate then provided for in respect of the Equipment Line of Credit/Term Loan Facility as provided in the [Agreement of Guaranty and/or] the Loan Agreement, shall become a part of the Obligations secured by this Security Agreement, and, at the request of the Bank, the Debtor covenants and agrees to promptly pay such amount to the Bank at its office in Philadelphia, Pennsylvania; provided, that the Bank does not assume and shall never have any liability for the performance of any duties of the Debtor under or in connection with the Collateral, or any part thereof, or under any transaction, agreement, or contract out of which the Collateral, or any part thereof, may arise.

      7. Repayment of the Bank. The Debtor covenants and agrees that the Bank may from time to time, without giving notice and without impairing or affecting the security interest created by this Security Agreement (i) acquire a security interest in any property in addition to the Collateral, or release any such interest so acquired, or permit any substitution or exchange for such property;
(ii) acquire the primary or secondary liability of any party or parties with respect to all or any part of the Equipment Line of Credit/Term Loan Facility or release, modify or compromise the same or any part thereof; (iii) modify, extend or renew for any period any part of the Equipment Line of Credit/Term Loan Facility; and (iv) resort to the Collateral for payment of the Equipment Line of Credit/Term Loan Facility whether or not the Bank shall have resorted to any other collateral or proceeded against any other party primarily or secondarily liable on the Equipment Line of Credit/Term Loan Facility or any of them.

      8. Bank's Appointment as Attorney-in-Fact. (i) The Debtor hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Bank's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Bank the power and right, on behalf of the Debtor, without notice to or assent by the Debtor to do the following:

      (a) upon the occurrence and continuance of an Event of Default as such term is defined in the Agreement of Guaranty, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any contract and, in the name of the Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any contract or account and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such moneys due under any contract or account whenever payable;

      (b) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

      (c) upon the occurrence and continuance of any Event of Default, (1) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (2) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any part Collateral; (3) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (4) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Debtor may deem appropriate; (5) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Bank reasonably deems necessary to protect, preserve or realize upon the Collateral and the Bank's security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do; and (6) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to any such Collateral.

      (d) to take such action as the Bank reasonably deems appropriate to maintain, repair, protect and insure the Collateral, to attach, perfect, continue, preserve and protect the Bank's security interest in the Collateral and to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtor hereunder;

      (e) to inspect, audit and verify the Collateral, including reviewing all of the Debtor's books and records and copying and making excerpts therefrom;

      The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      (ii) The powers conferred on the Bank hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for its own, his or her gross negligence or willful misconduct.

      (iii) The Debtor also authorizes the Bank, at any time and from time to time when there exists any uncured Event of Default, to execute, in connection with the sale of any Collateral, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

      9. Events of Default. The Debtor shall be in default under this Security Agreement if an Event of Default under the Agreement of Guaranty and/or the Loan Agreement shall have occurred.

      10. Remedies, Rights Upon Default. (i) If an Event of Default shall occur and be continuing:

      (a) All payments received by the Debtor under or in connection with any of the Collateral shall be held by the Debtor in trust for the Bank, shall be segregated from other funds of the Debtor and shall forthwith upon receipt by the Debtor, be turned over to the Bank, in the same form as received by the Debtor (duly endorsed by the Debtor to the Bank, if required); and

      (b) Any and all such payments so received by the Bank (whether from the Debtor or otherwise) shall, in the sole discretion of the Bank, be held by the Bank as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Bank, against all or any part of the Obligations in such order as the Bank shall elect. Any balance of such payments held by the Bank and remaining after payment in full of all of the Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

      (ii) If any Event of Default shall occur and be continuing, the Bank may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the obligations, all rights and remedies of a secured party under the applicable Uniform Commercial Code. Without limiting the generality of the foregoing, the Debtor expressly agrees that in any such event the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of the Bank's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby expressly released. The Debtor further agrees, at the Bank's written request, to assemble the Collateral and make it available to the Bank at the Debtor's Premises. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as the Bank may elect, the Debtor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including Section 9-504(l)(c) of the applicable Uniform Commercial Code, (or any successor or substitute provision) need the Bank account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages, and demands against the Bank arising out of the repossession, retention or sale of the Collateral, except for the gross negligence or willful misconduct of the Bank. The Debtor agrees that the Bank shall give at least twenty (20) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the

Debtor at its address set forth in Paragraph 16 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, the Debtor also being liable for the reasonable fees of any attorneys employed by the Bank to collect such deficiency.

      (iii) The Debtor also agrees to pay all reasonable costs of the Bank, including attorneys' fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of the Bank's rights hereunder.

      (iv) The Debtor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

      11. Limitation on the Bank's Duty in Respect of Collateral. Beyond the safe custody thereof and any other duties imposed by applicable Law, the Bank shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it as to the preservation of rights against prior parties or any other rights pertaining thereto.

      12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      13. No Waiver of Rights; Cumulative Remedies. Nothing herein contained and no act done or omitted by the Bank pursuant to the powers and rights granted it herein shall be deemed to be a waiver by the Bank of its rights and remedies under the Equipment Line of Credit/Term Loan Note and the Loan Agreement, but this Security Agreement is made and accepted without prejudice to any of the rights and remedies possessed by the Bank under the terms thereof. The right of the Bank to collect said indebtedness and to enforce any other security therefor held by it may be exercised by the Bank either prior to, simultaneously with, or subsequent to any action taken by it hereunder. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

      14. Successors and Assigns. This Security Agreement and all obligations of the Debtor hereunder shall be binding upon the successors and assigns of the Debtor, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns.

      15. Further Indemnification. The Debtor agrees to pay, and to save the Bank harmless from, any and all liabilities with respect to, or resulting from any delay by the Debtor in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

      16. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by confirmed telecopy transmission or sent by over-night courier service or United States mail (registered or certified, with postage prepaid and properly addressed) and shall be deemed to have been given when delivered in person or by overnight courier service, upon receipt of a telecopy or telex during normal business hours or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). All notices shall be sent to the applicable party at the following addresses or in accordance with the last unrevoked written direction from such party to the other parties hereto:

            If to the Debtor:       ___________________

                                    ___________________

                                    ___________________
                                    Attn.:_____________

                                    ___________________

                       With a       Hannoch Weisman, A Professional Corporation
                     copy to:       4 Becker Farm Road
                                    Roseland, New Jersey 07068
                                    Attn.: Nina Laserson Dunn, Esq.


              If to the Bank:       Mellon Bank, N.A.
                                    Mellon Bank Center
                                    1735 Market Street
                                    Philadelphia, Pennsylvania 19101
                                    Attn.: Loan Administration Dept.

                       With a       Reed Smith Shaw and McClay
                     copy to:       136 Main Street
                                    Princeton Forrestal Village
                                    Princeton, New Jersey 08540
                                    Attn.: Daniel P. Peck, Jr., Esq.

                                    and

                                    Mellon Financial Services
                                    Raritan Plaza One
                                    Raritan Center
                                    Edison, New Jersey 08837
                                    Attn.: Mr. Peter Dontas
                                           Vice President

      17. Law Applicable. The Uniform Commercial Code of the State or States having jurisdiction with respect to all or any portion of the Collateral from time to time shall govern the attachment, perfection and the effect of attachment and perfection of the Bank's security interest in the Collateral, and the rights, duties, and obligations of the Bank and the Debtor with respect thereto. This Security Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and the execution and delivery thereof and, to the extent not inconsistent with the preceding sentence, the terms and provisions hereof shall be governed by and construed in accordance with the laws of the said Commonwealth.

      18. Counterparts. This Security Agreement may be executed by one or more parties to this Security Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      19. Further Assurances. The Debtor agrees that at any time and from time to time upon the written request of the Bank, the Debtor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Security Agreement.

      20. Obligations Absolute. The obligations of the Debtor under this Security Agreement shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including without limitation: (i) any renewal, amendment or modification of or addition or supplement to or deletion from the Obligations, or any assignment or transfer thereof; (ii) any waiver, extension, indulgence or other action or inaction under or in respect or any of the Obligations of this Security Agreement; (iii) any furnishing of additional security to the Bank or its assignee or any acceptance thereof or any release of any security by the Bank or its assignee; (iv) any limitation on any parties' liability or obligations under any of the obligations or any invalidity or inability, in whole or in part, of any of the obligations; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Debtor, any partnership or any other Person or any action taken with respect to this Bank by any trustee or custodian or receiver or by any court in any such proceeding, whether or not the Debtor shall have notice or knowledge of any of the foregoing.

      21. Modifications in Writing. This Security Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      22. Security for the Equipment Line of Credit/Term Loan Facility. Notwithstanding any other term, covenant or condition contained in this Security Agreement, the Debtor and the Bank hereby agree that the Collateral shall secure only the Obligations and that the Collateral is not offered as security in connection with any other indebtedness due and owing from the Debtor to the Bank.

      23. Release of the Collateral. (i) Provided no Event of Default is existing under this Security Agreement, the Agreement of Guaranty, the Loan Agreement or any other Loan Documents, and the Equipment Line of Credit/Term Loan referred to in the applicable Notice of Borrowing is repaid in full pursuant to Article II, Section 2.01(v) of the Loan Agreement, the Bank agrees to deliver to the Debtor releases of the Collateral acquired with said Equipment Line of Credit/Term Loan for consideration; provided, however, the Bank shall have received from the Debtor fully executed UCC-3 Termination Statement(s) prepared by the Borrower, together with the appropriate filing fees for filing said UCC-3 Termination Statement(s) in the appropriate filing office(s) and accurately describing the Collateral to be released from the lien of this Security Agreement.

      (ii) Provided no Event of Default is existing under this Security Agreement, the Agreement of Guaranty, the Loan Agreement or any other Loan Documents, in the event the Equipment Line of Credit/Term Loan referred to in the applicable Notice of Borrowing is repaid in full pursuant to Article II,
Section 2.04 of the Loan Agreement for whatever reason and from whatever source of monies, the Bank agrees to deliver to the Debtor releases of the Collateral acquired with said repaid Equipment Line of Credit/Term Loan for consideration; provided, however, the Bank shall have received from the Debtor fully executed UCC-3 Termination Statement(s) prepared by the Borrower, together with the appropriate filing fees for filing said UCC-3 Termination Statement(s) in the appropriate filing office(s) and accurately describing the Collateral to be released from the lien of this Security Agreement.

      IN WITNESS WHEREOF, the Bank and the Debtor have caused this Security Agreement to be signed by their appropriate authorized corporate officers and their corporate seals to be hereunto affixed and attested, pursuant to the resolution of their Boards of Directors, all as of the day and year first above written.

WITNESS/ATTEST:                     ____________________________________,
                                    a ____________________, as the Debtor,

_______________________________     By:_______________________________
Name:                               Name:
Title:                              Title:

                                    MELLON BANK, N.A.,
                                    as the Bank

                                    By:_______________________________
                                    Name:
                                    Title:

                                  SCHEDULE "A"

   ATTACHED TO AND MADE A PART OF THAT CERTAIN SECURITY AGREEMENT, EXECUTED BY
     AND BETWEEN ______________________________ AND MELLON BANK, N.A. DATED
                         _____________________, 19_____

      All present and future rights, title and interests of the Debtor in and to:

            (i) any Equipment acquired with any portion of the proceeds of the Equipment Line of Credit/Term Loan Facility;

            (ii) Chattel Paper;

            (iii) Contracts;

            (iv) General Intangibles; and

            (v) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.

      As used in this Security Agreement the above-referenced terms shall have the following meanings, unless the context otherwise requires:

      "Equipment" shall mean all "equipment", as such term is now or hereafter defined in the applicable Uniform Commercial Code, now or hereafter owned by the Debtor, and shall also mean and include all personal property, including that constituting machinery, equipment, plant, furnishings, fixtures and other fixed assets now owned or hereafter acquired by the Debtor, including, without limitation, all items of machinery and equipment of any kind, nature, and description whether affixed to real property or not, including automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, fixtures and office furniture, as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

      Supplementing the foregoing and without limiting the generality of the foregoing the Equipment shall and is hereby declared to include, without being limited to, all screens, awnings, storm windows and doors, window shades, blinds, drapery and curtain rods, brackets, electric and other signs, dynamos, generators, engines, ducts, switchboards, controls, motors, belting, gas and electric fixtures, bulbs, wiring, conduits and other gas and electric equipment, apparatus, machinery, fittings, appliances and appurtenances, elevators, escalators, power and machinery plants for running and operation of elevators and escalators, fire prevention and extinguishing apparatus, bathtubs, sinks, water closets, basins, faucets, tanks, burners, furnaces, heaters, air conditioners, boilers, pipes, pumps, radiators, fans and other power, heating, plumbing, hot water, sanitary, drainage and ventilating apparatus and equipment, air conditioning and cooling systems and equipment, watercooling and condensing apparatus and equipment, apparatus for exclusion and extermination of vermin and insects, vacuum and other cleaning systems, dust removal apparatus, lifting and housekeeping machinery, apparatus and equipment, call systems and other communications systems, ash and fuel conveyors incinerators, incinerating fixtures and equipment, laundry machinery, apparatus and equipment, laundry disposal equipment, cleaning and pressing apparatus and equipment, valet shop equipment, store fixtures and equipment, murals, mirrors attached to walls, doors and other facilities, wall-to-wall carpets, linoleum, inlaid floor coverings, wall beds, radio and television apparatus and equipment, electronic apparatus and equipment, trees, shrubs, plants, planter and flower boxes, blackboards, bulletin boards, stanchions, easels, platforms, bars, bar equipment, beverage equipment, dining room and restaurant equipment, kitchen cabinets, gas electric and other stoves, ovens and ranges, fireless cookers, dishwashers, glasswashers, refrigerators, ice boxes, compressors, coils, water coolers and other refrigerating and cooking apparatus and equipment, medicine chests, commodes, hospital equipment, cornices, mantels, paneling, partitions, drafting tables, drawing boards, drawing cases, safes, cabinets, lockers, shelving, printing equipment and apparatus, public address systems, spotlight equipment, and all other articles, equipment, appliances, implements, devices and accessories or things whatsoever (including any and all accessions to, proceeds of replacements of and substitutions for the equipment), used or to be used, or placed or to be placed, in the rooms, halls, lounges, offices, lobbies, lavatories, basement cellars, vaults and other portions of the real property, whether herein enumerated or not, and whether or not affixed to the real property, and which are used or useful in the operation and maintenance thereof or in the business conducted therein.

      "Chattel Paper" shall mean all "chattel paper", as such term is now or hereafter defined in the applicable Uniform Commercial Code, now or hereafter owned by the Debtor, relating to any Equipment being acquired with any portion of the proceeds of the Equipment Line of Credit/Term Loan Facility.

      "Contracts" shall mean all contracts, licenses, instruments, undertakings, documents or other agreements in or under which the Borrower may now or hereafter have any rights, title or interests, including, without limitation,
(i) any claim arising thereunder from misrepresentation or breach of warranty, and (ii) all such agreements which pertain to the lease, sale, construction, design, manufacture or other disposition of any Equipment being acquired with any portion of the proceeds of the Equipment Line of Credit/Term Loan Facility, other than such contracts, instruments, undertakings, documents or other agreements which specifically prohibit their assignment as security, provided, that notwithstanding any such prohibition such contracts, instruments, undertakings, documents or other agreements shall be deemed to be Contracts to the extent that such prohibition is inconsistent with the provisions of the applicable Uniform Commercial Code.

      "General Intangibles" shall mean all "general intangibles", as such term is now or hereafter defined in the applicable Uniform Commercial Code relating to any Equipment.

                                  SCHEDULE "B"

   ATTACHED TO AND MADE A PART OF THAT CERTAIN SECURITY AGREEMENT, EXECUTED BY
     AND BETWEEN _______________________________ AND MELLON BANK, N.A. DATED
                            _________________, 19____

                             Location of Collateral

                                   EXHIBIT "H"

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                          Form of Agreement of Guaranty

            THIS AGREEMENT OF GUARANTY (including all amendments, modifications and supplements is hereinafter referred to as the "Agreement of Guaranty"), made this ___ day of _____________, 19__ by

           ____________________________________________________________________,
a [CORPORATION] [GENERAL PARTNERSHIP] [LIMITED PARTNERSHIP] [OTHER] duly organized, validly existing and in good standing under the laws of the State of _________________, having its principal office located at
_____________________________________________ (hereinafter referred to as the
Guarantor")

            IN FAVOR OF

            MELLON BANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101 (hereinafter referred to as the "Lender").

                             W I T N E S S E T H:

            WHEREAS, pursuant to a certain Equipment Line of Credit/Term Loan Agreement dated as of December 6, 1996, executed by and between Diagnostic/Retrieval Systems, Inc., a Delaware corporation (hereinafter referred to as the "Borrower"), as the borrower, and the Lender, as the lender (hereinafter said Equipment Line of Credit Term Loan Agreement, as it may be amended, modified, extended, renewed and/or supplemented shall be referred to as the "Loan Agreement"), the Lender agreed to make to the Borrower a secured recourse equipment line of credit/term loan in the aggregate principal amount of Five Million and 00/100 ($5,000,000.00) Dollars for the purpose of financing the acquisition of certain machinery and equipment by the Borrower and the Guarantor (hereinafter referred to as the "Loan"), which Loan is evidenced by a certain Equipment Line of Credit/Term Loan Note dated as of December 6, 1996, in the aggregate principal amount of the Loan (hereinafter said Equipment Line of Credit/Term Loan Note, as it may be amended, modified, extended, renewed and/or supplemented shall be referred to as the "Note"); and

            WHEREAS, the Guarantor is [A SUBSIDIARY] [AN AFFILIATE] of the Borrower and therefore the Guarantor has a common ownership interest with the Borrower; and

            WHEREAS, all words and terms not defined herein shall have the respective meanings and be construed herein as provided for in the Note and the Loan Agreement; and

            WHEREAS, as an inducement to the Lender to make the Loan to the Borrower, the Lender has required that the Guarantor, said Guarantor being affiliated with the Borrower and thus will directly or indirectly benefit from the Loan, personally and unconditionally enter into and execute this Agreement of Guaranty, hereby guarantying the full, prompt and unconditional payment when due of any "Liabilities of the Borrower" (as said term is defined in Paragraph 1 hereof) due and owing to the Lender in connection with the Loan, and the full and complete performance of all other obligations of the Borrower with respect to the Loan.

            NOW, THEREFORE, IN CONSIDERATION OF THE LOAN MADE TO THE BORROWER AND WITH KNOWLEDGE THAT THE LENDER WOULD NOT MAKE THE LOAN BUT FOR THE PROMISES OF THE GUARANTOR HEREUNDER, THE GUARANTOR HEREBY ABSOLUTELY AND UNCONDITIONALLY, REPRESENTS, WARRANTS AND COVENANTS AS FOLLOWS:

            1. The Guarantor hereby irrevocably guaranties, on a joint and several basis with all other existing and all future guarantors that now or hereafter have or may enter into guaranties of the Loan with the Lender, the full, prompt and unconditional payment when due, of each and every Liability of the Borrower owing to the Lender, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt, and unconditional performance of each and every term and condition of any transaction to be kept and performed by the Borrower under the Note and under the Loan Agreement. This Agreement of Guaranty is a primary obligation of the Guarantor and shall be a continuing inexhaustible Agreement of Guaranty. In the event any of the Liabilities of the Borrower shall not be paid according to their terms, then, upon the written request of the Lender, the Guarantor shall immediately pay the same, this Agreement of Guaranty being a guaranty of full payment and not collectibility.

            The term "Liability of the Borrower" or "Liabilities of the Borrower" shall include all liabilities of the Borrower owed to the Lender in connection with the Loan, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, due or to become due, to, and all liabilities of any successor of the Borrower owed to the Lender in connection with the Loan, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, due or to become due, to, or held by, the Lender.

            2. The Guarantor represents and warrants that the representations and warranties set forth in Article IV of the Loan Agreement, with respect to the Guarantor, are true, correct and complete, and the Guarantor hereby expressly confirms and affirms each representation and warranty concerning itself, as set forth in Article IV,
Section 4.01 and 4.02 of the Loan Agreement, as if restated in full herein.

* CHOOSE THE CORRECT P. #3 BELOW AND DELETE THE OTHER CHOICE

            [3. (i) The Guarantor represents and warrants that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, (b) is duly qualified to conduct business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified and (c) it has all requisite power and authority to own, operate and encumber its properties and assets and conduct its business as presently conducted or proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement of Guaranty.

            (ii)(a) The Guarantor has the requisite corporate authority (1) to execute, deliver and perform this Agreement of Guaranty and (2) to file any documents required to be filed by it, if any, under this Agreement of Guaranty with the appropriate Governmental Authority.

            (b) The execution, delivery and performance under (or filing as the case may be) of this Agreement of Guaranty and any other Loan Document to which it is a party and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors the Guarantor and no further corporate proceedings on the part of the Guarantor are necessary to consummate such transactions.

            (c) This Agreement of Guaranty has been duly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.]

            [3. (i) The Guarantor represents and warrants that (a) it is a [general] [limited] partnership duly organized, validly existing and in good standing under the laws of the State of its formation, (b) is duly qualified to do business and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified and (c) it has all requisite power and authority to own, operate and encumber its properties and assets and to conduct its business as presently conducted or proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement of Guaranty.

            (ii)(a) The Guarantor has the requisite partnership authority (1) to execute, deliver and perform this Agreement of Guaranty and (2) to file any documents required to be filed by it, if any, under this Agreement of Guaranty with the appropriate Governmental Authority.

            (b) The execution, delivery and performance under (or filing as the case may be) of this Agreement of Guaranty and any other Loan Document to which it is a party and the consummation of the transactions contemplated herein, have been duly authorized in accordance with the partnership agreement of the Guarantor and no further proceedings on the part of the Guarantor are necessary to consummate such transactions.

            (c) This Agreement of Guaranty has been duly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.]

            4. The Guarantor represents and warrants that (i) the assumption by it of its obligations hereunder will result in material benefits to it and (ii) this Agreement of Guaranty when executed and delivered by it will constitute a legal, valid and binding obligation on its part, enforceable against it in accordance with its terms, subject, as to enforcement of remedies only, to any applicable bankruptcy, insolvency, reorganization, moratorium, similar laws of general application at the time in effect and general principles of equity.

            5. The Guarantor waives notice of acceptance of this Agreement of Guaranty and notice of any Liability of the Borrower to which it may apply, and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor and all other notices to which the guarantor might otherwise be entitled, or which might be required by law and required to be given by the Lender.

            6. The Guarantor's liability hereunder shall be in no way affected, diminished or released by (i) any amendment, change or modification of the provisions of the Note, the Loan Agreement or any other Loan Document made to or with the Lender by the Borrower, (ii) any extensions of time for performance required thereby, (iii) the release of the Borrower from performance or observation of any of the agreements, covenants, terms or conditions contained in any of said instruments by the Lender or by operation of law, whether made with or without notice to the Guarantor, (iv) acceptance by the Lender of additional security or any increase, substitution or changes therein or (v) the release by the Lender of any security or any withdrawal thereof or decrease therein.

            7. Without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, the Lender may at any time and from time to time without the consent of, or notice to the Guarantor, upon any terms or conditions and in whole or in part:

                  (i) change the manner, place or terms of payment and/or change or extend the time for payment or renew or alter, any Liability of the Borrower or any security therefor, and the guaranty herein made shall apply to the Liabilities of the Borrower as so changed, extended, renewed or altered;

                  (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged, mortgaged or in which a security interest is given to secure, or howsoever securing, the Liabilities of the Borrower;

                  (iii) exercise or refrain from exercising any rights against the Borrower or others (including the Guarantor) or against the security, or otherwise act or refrain from acting;

                  (iv) settle or compromise any Liability of the Borrower, dispose of any security therefor, with or without consideration, or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any Liability of the Borrower (whether due or not) to creditors of the Borrower other than the Lender and the Guarantor; and

                  (v) apply any sums by whomsoever paid or howsoever realized to any Liability of the Borrower.

            8. No invalidity, irregularity or unenforceability of all or any part of any Liability of the Borrower or the impairment or loss of any security therefor, that is not caused by any actions or inactions of the Lender, shall affect, impair or be a defense to this Agreement of Guaranty.

            9. Upon the occurrence of an "Event of Default" as such term is defined in the Loan Agreement, the Lender shall be immediately entitled (i) to enforce the obligation of the Guarantor hereunder and (ii) to set-off any money owed by the Lender in any capacity to the Guarantor or any property of the Guarantor in the possession of the Lender against any of the monetary obligations of the Guarantor to the Lender under this Agreement of Guaranty, without first giving prior notice to the Guarantor (any such notice being expressly waived by the Guarantor; however, the Lender shall give the Guarantor notice within three (3) days after the Lender has set off any amounts), and the Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money or property immediately upon the occurrence of such Event of Default, even through the actual book entries may be made at some time subsequent thereof. Upon any default by the Guarantor with respect to any of its covenants and agreements under this Agreement of Guaranty, the Lender may (but shall not be so obligated), without waiving or releasing the Guarantor from any of its obligations hereunder, and without prejudice to any other right or remedy of the Lender hereunder, whether or not expressly set forth herein, perform such covenant or agreement in respect of which there shall be a default hereunder and in that regard pay such money as may be required or as the Lender may reasonably deem expedient. Any such monies paid by the Lender as aforesaid, together with interest thereon at the rate then applicable (or which would then have been applicable) under the Note and/or the Loan Agreement shall be obligations of the Borrower under the Note and/or the Loan Agreement which shall be due and payable by the Guarantor to the Lender for the account of the Borrower on demand.

            l0. The Guarantor hereby waives any right or claim of right to cause a marshalling of the Borrower's assets or to cause the Lender to proceed against any of the security or collateral held by the Lender before proceeding against the Guarantor, and the Guarantor hereby waives any and all legal requirement that the Lender shall institute any action at law or in equity against the Borrower, or anyone else, with respect to the Note, the Loan Agreement or with respect to any other Loan Documents or with respect to any security held by the Lender, as a condition precedent to bringing any action against the Guarantor upon this Agreement of Guaranty.

            11. The Guarantor hereby irrevocably and unconditionally waives and relinquishes any and all statutory, contractual, common law, equitable or other claims and rights (i) to seek reimbursement, contribution, indemnification, set-off or other recourse from or against the Borrower in connection with any payments made by the Guarantor under this Agreement of Guaranty and (ii) to be subrogated to the Lender's rights under the Loan Documents upon the Guarantor's performance under this Agreement of Guaranty.

            12. Until termination, this Agreement of Guaranty is made and shall continue as to any Liability of the Borrower to the Lender without regard to the existence of other collateral or security or guaranties, if any, or to the validity or effectiveness of any or all thereof; and any or all such collateral and security and guaranties may, from time to time, without notice to or consent of the Guarantor, be sold, released, surrendered, exchanged, settled, compromised, waived, subordinated or modified, with or without consideration, on such terms and conditions as may be acceptable to Lender without in any manner affecting or impairing the liability of the Guarantor. The Guarantor's obligations under this Agreement of Guaranty shall extend to any and all monies advanced by the Lender pursuant to the Note and/or the Loan Agreement.

            13. The Guarantor covenants and agrees that the covenants set forth in Articles VI and VII of the Loan Agreement are true, correct and complete and the Guarantor hereby expressly confirms and affirms each covenant in Article VI, Sections 6.01 through 6.12 and Article VII, Sections 7.01 through 7.13 of the Loan Agreement as if restated in full herein.

            14. The Guarantor covenants and agrees that it shall indemnify, protect, defend and hold harmless the Lender as well as the Lender's directors, officers, employees, agents, attorneys and shareholders (hereinafter referred to collectively as the "Indemnified Parties" and individually as an "Indemnified Party") from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected or in any manner relating to the conduct of the business of the Borrower and/or the Guarantor or the use or intended use of the proceeds of the Loans provided, however, the Guarantor shall not be obligated to indemnify, protect, defend and save harmless an Indemnified Party, if the loss, damage, expense or liability was caused by or resulted from said Indemnified Party's own gross negligence or willful misconduct. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against the Guarantor, said Indemnified Party against whom such action was brought, shall promptly notify the Guarantor in writing, and the Guarantor shall assume the defense thereof, including the employment of counsel selected by the Guarantor and reasonably satisfactory to said Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to any settlement. Upon reasonable determination made by said Indemnified Party against whom such action was brought, said Indemnified Party, shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however, that said Indemnified Party shall pay the costs and expenses incurred in connection with the employment of separate counsel. The Guarantor shall not be liable for any settlement of any such action effected without its consent, but if settled with the Guarantor's consent, or if there is a final judgment for the claimant in any such action, the Guarantor agrees to indemnify and save harmless said Indemnified Party against whom such action was brought, from and against any loss or liability by reason of such settlement or judgment. The provisions of this Paragraph 14 shall survive the termination of the Loan and the repayment of the indebtedness evidenced by the Note.

            15. If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment for, or on account of, any of the Liabilities of the Borrower, and the Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property or (ii) any settlement or compromise of any such claim affected by the Lender with any such claimant (including the Borrower), then, and in such event, the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding the cancellation of any note or any other instrument evidencing any Liability of the Borrower, and the Guarantor shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

            16. Settlement of any claim by the Lender against the Borrower, whether in any proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Agreement of Guaranty except to the extent of the amount paid by the Borrower in connection with the settlement.

            17. No delay on the part of the Lender in exercising any of its rights, powers or privileges or partial or single exercise thereof under the Note, this Agreement of Guaranty or any other document made to or with the Lender by the Borrower shall operate as a waiver of any such privileges, powers or rights. No waiver of any of its rights hereunder, and no modification or amendment of this Agreement of Guaranty, shall be deemed to be made by the Lender unless the same shall be in writing, duly signed on behalf of the Lender, by a duly authorized officer, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Lender or the obligations of the Guarantor to the Lender in any other respect at any other time.

            18. All rights, powers and remedies afforded to the Lender by reason of this Agreement of Guaranty are separate and cumulative remedies and no one of such remedies whether or not exercised by the Lender shall be deemed to exclude any of the other remedies available to the Lender nor prejudice availability of any other legal or equitable remedy which the Lender may have with respect to the Loan.

            19. This Agreement of Guaranty shall be governed by and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the Commonwealth of Pennsylvania. The Lender may bring any action or proceeding to enforce or arising out of this Agreement of Guaranty in any state or federal court of competent jurisdiction in the Commonwealth of Pennsylvania. If the Lender commences such an action in a court located in the Commonwealth of Pennsylvania, or any United States District court in Pennsylvania, the Guarantor hereby agrees that it will submit to the personal jurisdiction of such courts and will not attempt to have such action dismissed, abated or transferred on the ground of forum non conveniens, and in furtherance of such agreement the Guarantor hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over it in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Pennsylvania and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Guarantor by registered mail to or by personal service at the last known address of the Guarantor; provided, however, that nothing contained herein shall prohibit the Guarantor from seeking, by appropriate motion, to remove an action brought in Pennsylvania state court to the United States District Court for the Eastern District of Pennsylvania. If such action is so removed, however, the Guarantor shall not seek to transfer such action to any other district, nor shall the Guarantor seek to transfer to any other district any action which Lender originally commences in such federal court. Any action or proceeding brought by the Guarantor arising out of this Agreement of Guaranty shall be brought solely in a court of competent jurisdiction located in the Commonwealth of Pennsylvania, or in a United States District Court for the Eastern District of Pennsylvania. The Guarantor hereby waives any right to seek removal of any action or proceeding other than as permitted according to this Paragraph 19.

            20. This Agreement of Guaranty shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

            21. This Agreement of Guaranty shall terminate upon the termination of the Note in accordance with its terms. The Borrower or the Guarantor may terminate this Agreement of Guaranty and the Note and all other obligations of the Borrower or the Guarantor to the Lender under the Note or this Agreement of Guaranty, by paying to the Lender all sums due and owing to the Lender hereunder and under the Note or this Agreement of Guaranty.

            22. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight courier service or United States mail and shall be deemed to have been given when delivered in person or by overnight courier service, upon receipt of a confirmed telecopy transmission during normal business hours or four (4) Business

Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to the Lender shall not be effective until received by the Lender. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party.

      If to the Guarantor:            _____________________
                                      _____________________
                                      _____________________
                                      Attn:________________
                                      _____________________


           With a copy to:            Hannoch Weisman A Professional Corporation
                                            4 Becker Farm Road
                                            Roseland, New Jersey 07068
                                            Attn: Nina Laserson Dunn, Esq.


         If to the Lender:            Mellon Bank, N.A.
                                      Raritan Plaza One
                                      Raritan Center
                                      Edison, New Jersey 08837
                                      Attn: Mr. Peter Dontas
                                                Vice President


           With a copy to:            Reed Smith Shaw & McClay
                                      Princeton Forrestal Village
                                      136 Main Street, Suite 250
                                      P.O. Box 7839
                                      Princeton, New Jersey 08543-7839
                                      Attn: Daniel F. Peck, Jr., Esq.

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the fourth (4th) Business Day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed. A failure to send the requisite copies does not invalidate an otherwise properly sent notice to the Guarantor and/or the Lender.

            23. In case of any proceedings to collect any liabilities of the Guarantor owed to the Lender hereunder, the Guarantor shall pay all costs and expenses of every kind for collection, sale or delivery of any collateral or assets or properties of the Guarantor, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Lender may apply any residue to the liabilities of the Guarantor who shall continue liable for any deficiency, with interest at the rate provided for in the Note and/or the Loan Agreement.

            24. In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

            25. The Guarantor hereby acknowledges and agrees that they shall have the sole responsibility for obtaining from the Borrower such information concerning the Borrower's financial condition and business operations as the Guarantor may require, and that the Lender has no duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of the Borrower.

            26. This Agreement of Guaranty may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            27. The Guarantor hereby acknowledges and agrees that in accordance with and as provided for in Article VI, Section 6.12 of the Loan Agreement additional guarantors will agree to guaranty, on a joint and several basis, with the Guarantor, all the Liabilities of the Borrower. The Guarantor hereby confirms and reaffirms that the addition from time to time of any new guarantor(s) shall not affect the enforceability and validity of this Agreement of Guaranty against the Guarantor. This Agreement of Guaranty shall remain in full force and effect and binding against the Guarantor as a continuing guaranty of the Liabilities of the Borrower, subject to the termination provisions herein, without any additional act(s) or documentation by the Guarantor at the time of the addition of said new guarantor(s).

                  IN WITNESS WHEREOF, the Guarantor has caused this Agreement of Guaranty to be duly executed and delivered by its appropriate authorized [GENERAL PARTNER(S)] [CORPORATE OFFICERS], [AND, IF APPLICABLE, ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED AND ATTESTED, PURSUANT TO THE RESOLUTION OF ITS BOARD OF DIRECTORS,] all as of the day and year first above written.

WITNESS/ATTEST:                 ____________________________,

                                a __________________, as the Guarantor

_______________________         By: __________________
Name:                               Name:
Title:                              Title:

                                SCHEDULE 2.01(I)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

              List of Subsidiaries and/or Affiliates Who May Borrow

               All Corporate Guarantors and Partnership Guarantors

                               SCHEDULE 4.01(III)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

          Existing Issued and Authorized Capital Stock of the Borrower

1.    Preferred Stock

      Par Value:        $10.00 per share
      Authorized:       20,000,000 shares
      Issued:           0 shares
      Outstanding:      0 shares


2.    Common Stock

      Par Value:        $0.01 per share
      Authorized:       20,000,000 shares
      Issued:            5,986,366 shares

      Outstanding:       5,565,690 shares (420,676  shares held in treasury)


3.    Options per 1991 Stock Option Plan

      Number of Shares Subject to Options:         281,500 shares common stock


4.    Options per 1991 Non-Qualified Stock Option Plan

      Number of Shares Subject to Options:         120,000 shares common stock


5.    % Senior Subordinated Convertible Debentures Due 2003

      Number of Shares Issuable Upon Conversion: 2,824,858 shares common stock


6.    8.5% Convertible Subordinated Debentures Due 1998

      Number of Shares Issuable Upon Conversion:   332,800 shares common stock


7.    1996 Omnibus Plan

      Number of Shares Issuable Upon Conversion:         0 shares common stock

                               SCHEDULE 4.01(VII)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                Pending Actions, Suits, Proceedings, Governmental

                         Investigations or Arbitrations

                                      NONE

                                SCHEDULE 4.01(XV)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                            Environmental Disclosure

                                      NONE

                               SCHEDULE 4.01(XVI)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                                      ERISA

                                SCHEDULE 4.01(XX)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                             List of Joint Ventures

                       1.    DRS Medical Systems
                       2.    Laurel Technologies Partnership

                               SCHEDULE 4.01(XXI)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                Existing Insurance Policies, Programs and Claims

    See Attached Certificates of Insurance. Also see attached list of claims.

                              SCHEDULE 4.01(XXVII)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                  Labor Unions/Collective Bargaining Agreements

                                      NONE

                              SCHEDULE 4.01(XXVIII)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                             Location of Collateral

1.    Diagnostic/Retrieval Systems, Inc.
      (i)   5 Sylvan Way
            Parsippany, New Jersey 07054

      (ii)  1215 Jefferson Davis Highway
            Arlington, Virginia 22202

      (iii) DRS Military Systems (a Division of DRS, Inc.)
            138 Bauer Drive
            Oakland, New Jersey 07436

      (iv)  DRS Military Systems - Los Alamos
            127 East Gate Drive
            Los Alamos, New Mexico 87544


2.    Technology Applications & Service Company

      (i)   200 Professional Drive
            Gaithersburg, Maryland 20879

      (ii)  Technical Services Division
            4055 Hancock Street, Suite 125
            San Diego, California 92110

      (iii) Technical Services Division
            5721 Thurston Avenue
            Virginia Beach, Virginia 23455


3.    DRS Systems Management Corp.
      c/o Laurel Technologies
      423 Walters Avenue
      Johnstown, Pennsylvania 15904

4.    DRS/MS, Inc.

      DRS Medical Systems (formerly Universal
      Sonics Corp.)
      31 Industrial Avenue
      Mahwah, New Jersey 07430


5.    Precision Echo, Inc.
      3105 Patrick Henry Drive
      Santa Clara, California 95054


6.    Ahead Technology Acquisition Corp.
      MEC Technology
      686 Mendelssohn Avenue
      Golden Valley, Minnesota 55427


7.    Ahead Wisconsin Acquisition Corp.
      Vikron Technology, Inc.
      520 Blanding Woods Road South
      St. Croix Falls, Wisconsin 54024


8.    Nortronics Acquisition Corporation
      Nortronics, Inc.
      145 South Third Street
      Dassel, Minnesota 55325


9.    OMI Acquisition Corp. (d/b/a OMI Corp.)
      2330 Commerce Park Drive, N.E.
      Palm Bay, Florida 32905


10.   Pacific Technologies, Inc.
      2535 Camino Del Rio
      Suite 300
      San Diego, California 92108

                                  SCHEDULE 6.05

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                         Insurance Policies and Programs

                     See attached Certificate of Insurance

                               SCHEDULE 7.01(III)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                      Permitted Existing Consolidated Debt

1.    9% Senior Subordinated Convertible Debentures due October 1, 2003

                   Principal amount outstanding: $25,000,000.00


2.    8.5% Convertible Subordinated Debentures due August 1, 1998

                   Principal amount outstanding: $4,992,000.00


3. Suffolk County Industrial Development Agency 1991 Variable Rate Demand Industrial Development Revenue Refunding Bonds (Photronics Corp. Facility)

                   Principal amount outstanding: $1,695,000.00


4. Covenant and Agreement Not to Compete Dated October 28, 1994 Between Ahead Technology, Inc. and Robert F. Van Houtten

              Amount outstanding: $333,000.00 ($9,000.00 per month)


5. Assumption and Assignment of License Agreement Dated as of July 7, 1995 Among Carl Zeiss Stiftung, Opto Mechanik, Inc., OMI Acquisition Corp. and Photronics Corp.

      Amount outstanding: $58,851.00 (varying installments through April 28,
      1997)


6.    Term Note to Technology Development and Education Corporation

      Principal amount outstanding: $70,695.00 (monthly installments through March 1, 2000)


7.    Term Note to Southern Alleghenies Planning and Development Commission

      Principal amount outstanding: $53,690.00 (monthly installments through March 1, 2000)

8.    The following 3 Letters of Credit

      (i) Irrevocable Letter of Credit, No. PB-284327, issued by Morgan Guaranty Trust Company of New York for the account of Photronics Corp. for the benefit of Manufacturers and Traders Trust Company in the Stated Amount of $1,726,781.25, issued on December 19, 1991 and expiring no later than January 19, 1998.

      (ii) Irrevocable Standby Letter of Credit, No. 531876, issued by Comerica Bank - California for the account of Precision Echo, Inc.for the benefit of Chung Shan Institute of Science and Technology (Taiwan) in the Stated Amount of $268,200.00, issued on March 18, 1996 and expiring no later than April 8, 1997.

      (iii) Irrevocable Standby Letter of Credit, No. 531883, issued by Comerica Bank - California for the account of Precision Echo, Inc. for the benefit of Chung Shan Institute of Science and Technology (Taiwan) in the Stated Amount of $44,700.00 issued on March 18, 1996 and expiring no later than August 8, 1997.

NOTE:  All principal amounts are as of December 2, 1996.

                                  SCHEDULE 7.03

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
              AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                     Existing Loans and Investments

I.          Loans:

                  1. Amended and Restated Promissory Note from Mark S. Newman (Chairman of the Board, President and Chief Executive Officer) to the Company, dated as of May 26, 1995; $104,100 principal amount; 8% per annum interest rate

                  2. Loan Receivable from Paul G. Casner, Jr. (President - DRS Electronic Systems Group); $50,000 current principal balance; no stated interest rate (interest is imputed annually based on Internal Revenue Code and IRS regulations)

II.         Investments:

                  1. Excess corporate cash balances are currently invested in the following:

                        (i)   The Pierpont Money Market Fund (J.P. Morgan)

                        (ii)  Merrill Lynch Institutional Fund


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                                SCHEDULE 7.12(I)

                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  EQUIPMENT LINE OF CREDIT/TERM LOAN AGREEMENT
                BY AND BETWEEN DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
               AND MELLON BANK, N.A., DATED AS OF DECEMBER 6, 1996

                           List of Existing Guaranties

1. That certain Agreement of Guaranty dated May 31, 1996, executed by the Corporate Guarantors in favor of the Lender, as amended and modified by that certain First Amendment and Modification Agreement dated as of December 6, 1996, executed by and between the Borrower, the Corporate Guarantors and the Lender, pursuant to which the Corporate Guarantors agreed to guaranty, on a joint and several basis, the "Liabilities of the Borrower" (as said term is defined in said Agreement of Guaranty) in connection with an unsecured recourse revolving line of credit loan from the Lender to the Borrower in the aggregate principal amount of $15,000,000.00